UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

NAVISITE, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share of NaviSite, Inc., and Series A Convertible Preferred Stock, par value $0.01 per share of NaviSite, Inc.

(2)	Aggregate number of securities to which transaction applies: As of February 24, 2011, there were outstanding: (i) 38,319,352 shares of Common Stock (including restricted shares); (ii) options to purchase 5,771,379 shares of Common Stock with exercise prices less than $5.50 per share; (iii) 21,664 shares of Common Stock underlying purchase rights under our employee stock purchase plan; (iv) warrants to purchase 1,200,131 shares of Common Stock; and (v) 4,335,726 shares of Series A Convertible Preferred Stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The maximum aggregate value was determined based upon the sum of (i) 37,881,351 shares of Common Stock multiplied by $5.50 per share; (ii) options to purchase 5,771,379 shares of Common Stock with exercise prices less than $5.50 per share multiplied by $2.65 (which is the difference between $5.50 and the weighted average exercise price of $2.85 per share); (iii) 21,664 shares of Common Stock underlying purchase rights under our employee stock purchase plan multiplied by $2.35 per share (which is the difference between $5.50 and the assumed purchase price of $3.15 per share of such purchase rights; (iv) warrants with respect to 1,200,131 shares of Common Stock multiplied by $5.49 per share (which is the difference between $5.50 and the exercise price of such warrants); and (v) 4,335,726 shares of Series A Convertible Preferred Stock multiplied by $8.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.00011610 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $264,967,023

(5)	Total fee paid: $30,763

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts 01810
March 23, 2011

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of NaviSite, Inc. (the “Company”) to be held on April 20, 2011 at 9:00 a.m., Eastern Time, at the Westin Boston Waterfront, 425 Summer Street, Boston, Massachusetts 02210. At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 1, 2011, by and among the Company, Time Warner Cable Inc., a Delaware corporation, and Avatar Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Time Warner Cable Inc., pursuant to which the Company will be acquired by Time Warner Cable Inc. If the merger is completed, you, (i) as a holder of the Company’s common stock, will be entitled to receive $5.50 in cash, or (ii) as a holder of the Company’s Series A Convertible Preferred Stock, will be entitled to receive $8.00 in cash, in each case, without interest and less any applicable withholding tax, for each share of the Company’s common stock or the Company’s Series A Convertible Preferred Stock, as applicable, you own at the consummation of the merger (unless you have properly and validly perfected and not withdrawn your statutory rights of appraisal under Delaware law with respect to the merger).

Our board of directors determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company’s stockholders and approved and declared advisable the merger, the merger agreement and the other transactions contemplated by the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of the Company’s stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

Your vote is important regardless of the number of shares of the Company’s common stock or the Company’s Series A Convertible Preferred Stock you own. Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority in voting power of all of the issued and outstanding shares of the Company’s common stock and the Company’s Series A Convertible Preferred Stock, voting together as a single class, that are entitled to vote at the special meeting, a failure to vote or an abstention will have the same effect as a vote “against” the merger.

Accordingly, you are requested to submit your proxy by promptly completing, signing and dating the enclosed proxy card and returning it in the envelope provided or to submit your proxy by telephone or via the Internet in accordance with the instructions set forth in the proxy card prior to the special meeting, whether or not you plan to attend the special meeting. Submitting your proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you hold your shares through a broker, bank or other nominee, you should follow the procedures provided by your broker, bank or other nominee.

Thank you for your cooperation and continued support.

Cordially,

R. Brooks Borcherding
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated March 23, 2011 and is first being mailed to stockholders on or about March 23, 2011.

NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts 01810

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 20, 2011

Dear Stockholder:

A special meeting of stockholders of NaviSite, Inc., a Delaware corporation (the “Company”), will be held on April 20, 2011, at 9:00 a.m., Eastern Time, at the Westin Boston Waterfront, 425 Summer Street, Boston, Massachusetts 02210 for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 1, 2011 (which we refer to as the “merger agreement”), by and among the Company, Time Warner Cable Inc., a Delaware corporation, and Avatar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Time Warner Cable Inc., as it may be amended from time to time, as more fully described in the accompanying proxy statement;

2. To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

3. To transact such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

Only stockholders as of the record date, March 14, 2011, are entitled to notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. All stockholders as of the record date are cordially invited to attend the special meeting in person.

Your vote is very important, regardless of the number of shares of the Company’s common stock or the Company’s Series A Convertible Preferred Stock you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority in voting power of all of the issued and outstanding shares of the Company’s common stock and the Company’s Series A Convertible Preferred Stock, voting together as a single class, that are entitled to vote at the special meeting. The approval of the proposal to adjourn the special meeting requires the affirmative vote of a majority in voting power of the shares of the Company’s common stock and the Company’s Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Holders of the Company’s common stock and the Company’s Series A Convertible Preferred Stock that do not vote in favor of the adoption of the merger agreement are entitled to appraisal rights under Delaware law in connection with the merger if they comply with the requirements of Delaware law explained in the accompanying proxy statement.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy in the envelope provided, or submit your proxy by telephone by calling 1-800-652-8683 or via the Internet at www.investorvote.com/NAVI in accordance with the instructions set forth in the proxy card prior to the special meeting and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement and in favor of adjournment of the special meeting, if necessary or appropriate, to permit solicitations of additional proxies. You may revoke your proxy at or at any time prior to the special meeting.

If you hold your shares through a broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee.

If you fail to vote by proxy or in person, your shares will effectively be counted as a vote against adoption of the merger agreement and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of the vote to adjourn the special meeting, if necessary or appropriate, to permit solicitations of additional proxies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT.

By order of the board of directors,

Thomas B. Rosedale
Secretary

QUESTIONS AND ANSWERS ABOUT
THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of NaviSite, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “NaviSite,” the “Company,” “we,” “our,” “us” and similar words refer to NaviSite, Inc. Throughout this proxy statement we also refer to Time Warner Cable Inc. as “TWC” and Avatar Merger Sub Inc. as “Merger Sub.”

The Proposed Merger

Q:	What will happen in the proposed merger?

A:	Upon the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of February 1, 2011, by and among the Company, TWC and Merger Sub (which we refer to in this proxy statement as the “merger agreement”), Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of TWC.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, if you are a holder of the Company’s common stock, you will be entitled to receive $5.50 in cash (which we refer to in this proxy statement as the “common stock merger consideration”), without interest and less any required withholding taxes, for each share of the Company’s common stock that you own, unless you have properly and validly perfected and not withdrawn your statutory rights of appraisal with respect to the merger under Delaware law. For example, if you own 100 shares of our common stock at the effective time of the merger, you will be entitled to receive $550.00 in cash in exchange for such 100 shares of our common stock, less any required withholding taxes. You will not own shares in the surviving corporation.

If you are a holder of the Company’s Series A Convertible Preferred Stock, you will be entitled to receive $8.00 in cash in accordance with the terms of the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock of NaviSite, Inc. (which we refer to in this proxy statement as the “preferred stock merger consideration”), without interest and less any required withholding taxes, for each share of the Company’s Series A Convertible Preferred Stock that you own, unless you have properly and validly perfected and not withdrawn your statutory rights of appraisal with respect to the merger under Delaware law. For example, if you own 100 shares of our Series A Convertible Preferred Stock at the effective time of the merger, you will be entitled to receive $800.00 in cash in exchange for such 100 shares of our Series A Convertible Preferred Stock, less any required withholding taxes. You will not own shares in the surviving corporation.

Q:	What will happen in the merger to outstanding stock options, restricted shares and other equity awards?

A:	Stock Options. At the effective time of the merger, each outstanding unexercised option to purchase our common stock issued under our equity incentive plans, other than our Amended and Restated 1999 Employee Stock Purchase Plan (which we refer to in this proxy statement as the “ESPP”), whether vested or unvested, will be canceled and the holder thereof will be entitled to receive only a cash payment equal to the product of the total number of shares of our common stock subject to the option as of the effective time multiplied by the excess, if any, of $5.50 over the exercise price per share of our common stock subject to such option, less applicable withholding taxes. Options with an exercise price per share equal to or greater than $5.50 will be canceled with no consideration paid to the holder thereof.

Restricted Stock. At the effective time of the merger, all shares of restricted stock issued under our equity incentive plans which are outstanding shall become free of restrictions, and any such restricted stock that is then outstanding, whether vested or unvested, will be canceled and the holder of each such award will be entitled to receive only a cash payment of $5.50 per share of restricted stock, less any applicable withholding taxes.

However, each share of restricted stock issued under our Amended and Restated 2003 Stock Incentive Plan that is subject to performance-based vesting and which would not otherwise vest in accordance with its terms as of the effective time, will, at the effective time of the merger, be canceled without any cash payment to the holder thereof, except as described in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Performance-Based Restricted Shares” beginning on page 46.

Q:	What will happen in the merger to the Company’s Amended and Restated 1999 Employee Stock Purchase Plan?

A:	A date that is at least ten (10) days prior to the effective time of the merger (which date will be determined by the board of directors) will be treated as the final “purchase date” for purposes of the ESPP. Each outstanding award under the ESPP will be exercised on the final purchase date for the purchase of shares of our common stock in accordance with the terms of the ESPP, and the Company will refund to each participant in the ESPP all amounts remaining in such participant’s account after such purchase. In addition, the Company has agreed to terminate the ESPP as of the effective time of the merger.

Q:	How does the merger consideration compare to the market price of the Company’s common stock?

A:	The merger consideration of $5.50 per share to be received by holders of our common stock represents a premium of approximately 37.5% over the closing price of our common stock on the NASDAQ Capital Market on January 31, 2011, the trading day immediately prior to the date that the proposed transaction with TWC was publicly announced, a premium of approximately 43.2% over the average closing price of our common stock on the NASDAQ Capital Market over the 30-day period ending on such date, and a premium of approximately 106% over the closing price of our common stock of $2.67 on the NASDAQ Capital Market on July 9, 2010, the trading day immediately prior to the date that the Company received an unsolicited proposal from its largest stockholder, Atlantic Investors, LLC (which we refer to in this proxy statement as “Atlantic”), for the purchase of all of the outstanding common stock not then owned by Atlantic at a purchase price of $3.05. The closing sale price of our common stock on the NASDAQ Capital Market on March 22, 2011 was $5.49. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

Q:	What effects will the proposed merger have on the Company?

A:	Following completion of the proposed merger, the Company will cease to be a publicly traded company and will be wholly owned by TWC. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (which we refer to in this proxy statement as the “Exchange Act”), are expected to be terminated. In addition, following completion of the proposed merger, shares of our common stock will no longer be listed on the NASDAQ Capital Market.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger before the end of the second calendar quarter of 2011. However, the exact timing and likelihood of completion of the merger cannot be predicted because the merger is subject to certain conditions, including adoption of the merger agreement by our stockholders and the receipt of regulatory approvals.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, the Company will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NASDAQ Capital Market. Under specified circumstances, we may be required to pay TWC a termination fee and/or certain of TWC’s out-of-pocket costs and expenses, as described in “The Merger Agreement — Termination Fees and Expenses” beginning on page 72.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A:	Yes. Our stockholders are entitled to appraisal rights under Delaware law by following the requirements specified in Section 262 of the General Corporation Law of the State of Delaware (which we refer to in this proxy statement as the “DGCL”). A copy of Section 262 is attached as Annex C to this proxy statement. See “Appraisal Rights of Dissenting Stockholders” beginning on page 75.

Q:	Do any of the Company’s executive officers or directors have any interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:	Yes. In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. For descriptions of these interests, please see the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 44.

Q:	What are the U.S. federal income tax consequences of the merger to holders of the Company’s common stock or the Company’s Series A Convertible Preferred Stock?

A:	The receipt of cash in exchange for our common stock or our Series A Convertible Preferred Stock will be a taxable transaction for U.S. federal income tax purposes for U.S. holders and may also be taxable under applicable state, local, foreign or other tax laws. In general, U.S. holders of our common stock or our Series A Convertible Preferred Stock who receive cash in exchange for their shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received. If the U.S. holder holds our common stock or our Series A Convertible Preferred Stock as a capital asset, any gain or loss generally should be capital gain or loss. If the U.S. holder has held the shares for more than one year, any gain or loss generally should be long-term capital gain or loss. The deductibility of capital losses is subject to limitations. In general, the merger will not be a taxable transaction for U.S. federal income tax purposes for non-U.S. holders of our common stock or our Series A Convertible Preferred Stock unless the non-U.S. holders have certain connections to the United States.

Tax matters are very complex, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the federal, state, local and foreign tax consequences of the merger. See “The Merger — Material United States Federal Income Tax Consequences” beginning on page 51.

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:	Where and when is the special meeting?

A:	The special meeting will be held on April 20, 2011, at 9:00 a.m., at the Westin Boston Waterfront, 425 Summer Street, Boston, Massachusetts 02210.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on a proposal to adopt the merger agreement that provides for the acquisition of the Company by TWC. The proposed acquisition would be accomplished through a merger of Merger Sub, a wholly owned subsidiary of TWC, with and into the Company (which we refer to in this proxy statement as the “merger”). As a result of the merger, the Company, which will be the surviving corporation in the merger, will become a subsidiary of TWC and the Company’s common stock will cease to be listed on the NASDAQ Capital Market, will not be publicly traded and will be deregistered under the Exchange Act.

In addition, you are being asked to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting.

Q:	How does the Company’s board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. You should read “The Merger — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 31 for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement.

Q:	What is a quorum?

A:	A quorum of the holders of the outstanding shares of our common stock and our Series A Convertible Preferred Stock must be present for the special meeting to be held. A quorum is present if the holders of a majority in voting power of the issued and outstanding shares of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, entitled to vote on the record date are present at the meeting, either in person or represented by proxy. Abstentions, if any, are counted as present for the purpose of determining whether a quorum is present. Broker non-votes, if any, will not be counted as present for the purpose of determining whether a quorum is present. Broker non-votes occur in respect of shares held in “street name” when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter.

Voting and Proxy Procedures

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders as of the close of business on March 14, 2011 or the “record date,” are entitled to receive notice of the special meeting and to vote at the special meeting, or at any adjournments or postponements of the special meeting, the shares of our common stock or our Series A Convertible Preferred Stock that they held on the record date. Each outstanding share of our common stock and our Series A Convertible Preferred Stock on the record date entitles the holder to one vote at the special meeting. The Company’s common stock and the Company’s Series A Convertible Preferred Stock vote together as a single class.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	Adoption of the merger agreement requires the affirmative vote of the holders of a majority in voting power of all the issued and outstanding shares of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, that are entitled to vote at the special meeting. Accordingly, failure to vote or an abstention will have the same effect as a vote against adoption of the merger agreement. For the purpose of the vote on the merger, each share of our common stock and our Series A Convertible Preferred Stock will carry one vote.

Q:	What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting?

A:	Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority in voting power of the shares of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the adoption of the merger agreement, but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional votes.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or submit your proxy via the Internet or telephone, in accordance with the instructions provided on the enclosed proxy card or voting instruction form, so that your shares can be voted at the special meeting of stockholders.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. YOU WILL RECEIVE DETAILED INSTRUCTIONS CONCERNING EXCHANGE OF YOUR STOCK CERTIFICATES IF THE MERGER IS CONSUMMATED.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All stockholders as of the record date may attend the special meeting and vote in person. Only persons with evidence of stock ownership or who are guests of the Company may attend and be admitted to the special meeting. Photo identification will be required (a valid driver’s license or passport is preferred). If your shares are registered in the name of a broker, bank or other nominee, you need to bring a valid form of proxy or a letter from that broker, bank or other nominee or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares.

If you do not have proof that you own shares, you will not be admitted to the special meeting. Seating will be limited. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	How do I vote my shares?

A:	If your shares are registered in your name, you may vote your shares by completing, signing, dating and returning the enclosed proxy card or you may vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet at www.investorvote.com/NAVI or telephonically by calling 1-800-652-8683. Proxies submitted over the Internet or by telephone must be received by 5:00 p.m., Eastern Time, on April 19, 2011. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone. Based on your Internet or telephone proxy, the proxy holders will vote your shares according to your directions.

If your shares are held in “street name” through a broker, bank or other nominee you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares.

Q:	Can I change or revoke my proxy?

A:	You have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

• by delivering a written notice to our Secretary, Thomas B. Rosedale, at BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, Massachusetts 02116 bearing a date later than the proxy you previously delivered stating that you would like to revoke your proxy;

• by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting);

• by submitting a later-dated proxy; or

• by submitting a new proxy by telephone or the Internet, provided that the new proxy is received by 5:00 p.m., Eastern Time, on April 19, 2011.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	What happens if I do not return my proxy card by mail, submit a proxy via the Internet or by telephone or attend the special meeting and vote in person?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority in voting power of all the issued and outstanding shares of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, that are entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or by telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the special meeting, approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote on the matter. If you do not vote in person or by proxy, it will have no effect on the voting on any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	What happens if I sell or otherwise transfer my shares of the Company’s common stock or the Company’s Series A Convertible Preferred Stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of the Company’s common stock or the Company’s Series A Convertible Preferred Stock after the record date but before the special meeting, you will generally retain your right to vote at the special meeting (subject to arrangements made with the transferee of such shares), but you will transfer the right to receive the common stock merger consideration or preferred stock merger consideration, as applicable, to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. Even if you sell or otherwise transfer your shares of the Company’s common stock or the Company’s Series A Convertible Preferred Stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return by mail (or submit via the Internet or by telephone) each proxy card and voting instruction card that you receive.

Q:	Will a proxy solicitor be used?

A.	Yes. The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting, and the Company estimates it will pay D.F. King & Co., Inc. a fee of approximately $8,500 plus reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation.

Q:	Who can help answer my other questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Toll free: 1-800-628-8532
Banks and brokers call: (212) 269-5550
Email: navisite@dfking.com

If you hold shares in “street name” through a broker, bank or other nominee, you should also contact your broker, bank or other nominee for additional information.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 20, 2011. The Proxy Statement is available at www.navisiteproxy.com.

SUMMARY TERM SHEET

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. See “Where You Can Find Additional Information” beginning on page 79. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger.

The Parties to the Merger (page 17)

NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts 01810
(978) 946-8611

The Company, a Delaware corporation, is a leading worldwide provider of enterprise-class, cloud-enabled hosting, managed applications and services. The Company provides a full suite of reliable and scalable managed services, including Application Services, industry-leading Enterprise Hosting, and Managed Cloud Services for enterprises looking to outsource IT infrastructure and lower their capital and operational costs. Enterprise customers depend on the Company for customized solutions, delivered through a global footprint of state-of-the-art data centers.

Time Warner Cable Inc.
60 Columbus Circle
New York, New York 10023
(212) 364-8200

Time Warner Cable Inc., a Delaware corporation, is the second-largest cable operator in the U.S., with technologically advanced, well-clustered systems located mainly in five geographic areas — New York State (including New York City), the Carolinas, Ohio, southern California (including Los Angeles) and Texas. TWC serves more than 14 million customers who subscribe to one or more of its video, high-speed data and voice services. Time Warner Cable Business Class offers a suite of phone, Internet, Ethernet and cable television services to businesses of all sizes. Time Warner Cable Media, the advertising arm of TWC, offers national, regional and local companies innovative advertising solutions that are targeted and affordable.

Avatar Merger Sub Inc.
c/o Time Warner Cable Inc.
60 Columbus Circle
New York, New York 10023
(212) 364-8200

Avatar Merger Sub Inc. is a Delaware corporation and a wholly-owned subsidiary of TWC. Avatar Merger Sub Inc. was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The Merger (page 21)

The merger agreement provides that, at the effective time of the merger, Merger Sub will merge with and into the Company. In the merger, each share of the Company’s common stock and the Company’s Series A Convertible Preferred Stock that is outstanding immediately prior to the effective time of the merger (other than shares owned by TWC, Merger Sub or any other wholly-owned subsidiary of TWC, shares owned by the Company or any subsidiary of the Company and shares owned by stockholders who have perfected and not forfeited, lost or withdrawn a demand for appraisal rights in connection with the merger under Delaware law) will be converted into the right to receive $5.50 per share in cash and $8.00 per share in cash, respectively, without interest and less any applicable withholding tax.

The Special Meeting

Time, Place and Purpose of the Special Meeting (page 18)

The special meeting will be held on April 20, 2011 starting at 9:00 a.m., Eastern Time, at the Westin Boston Waterfront, 425 Summer Street, Boston, Massachusetts 02210.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement, and to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and to transact such other business as may properly come before the special meeting.

Record Date; Shares Entitled to Vote; Quorum (page 18)

You are entitled to vote at the special meeting if you owned shares of our common stock or our Series A Convertible Preferred Stock at the close of business on March 14, 2011, the record date for the special meeting. The presence at the meeting, in person or by proxy, of a majority in voting power of the shares of our common stock and our Series A Convertible Preferred Stock issued and outstanding as of the close of business on the record date will constitute a quorum. On the record date, there were 39,557,215 shares of our common stock and 4,335,726 shares of our Series A Convertible Preferred Stock outstanding. The Company’s common stock and the Company’s Series A Convertible Preferred Stock vote together as a single class.

Required Vote (page 19)

The adoption of the merger agreement requires the affirmative vote of the holders of a majority in voting power of all the issued and outstanding shares of our common stock and our Series A Convertible Preferred Stock issued and outstanding, voting together as a single class, that are entitled to vote at the special meeting. Each outstanding share of our common stock and our Series A Convertible Preferred Stock on the record date entitles the holder to one vote at the special meeting. A failure to vote your shares of our common stock or our Series A Convertible Preferred Stock or an abstention will have the same effect as a vote against adoption of the merger agreement. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, present in person or by proxy at the special meeting and entitled to vote on the matter. Failure to vote your shares of our common stock or our Series A Convertible Preferred Stock will have no effect on the approval of the proposal to adjourn the special meeting but an abstention will have the same effect as a vote against the proposal to adjourn the special meeting.

Shares Held by NaviSite Directors and Executive Officers (page 19)

As of the record date, the directors and executive officers of the Company held, directly or indirectly, and are entitled to vote, in the aggregate, 1,999,389 shares of the Company’s common stock (excluding options), representing approximately 5.1% of the aggregate shares of our common stock and our Series A Convertible Preferred Stock issued and outstanding, and voting together as a single class, as of the record date. No director or executive officer holds or is entitled to vote any shares of our Series A Convertible Preferred Stock. The directors and executive officers of the Company intend to vote their shares “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting of Proxies (page 19)

Any Company stockholder entitled to vote whose shares are registered in their name may submit a proxy by telephone by calling 1-800-652-8683 or via the Internet at www.investorvote.com/NAVI, in accordance with the instructions provided on the enclosed proxy card, or by returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee. If you do not provide your broker, bank or other nominee with instructions, your shares will not be voted and that will have the same effect as a vote against the proposal to adopt the merger agreement.

Revocability of Proxies (page 20)

Any stockholder who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted at the special meeting:

•	by delivering a written notice to our Secretary, Thomas B. Rosedale, at BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, Massachusetts 02116 bearing a date later than the proxy previously delivered stating that you would like to revoke your proxy;

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting);

•	by submitting a later-dated proxy; or

•	by submitting a new proxy by telephone or Internet, provided that the new proxy is received by 5:00 p.m., Eastern Time, on April 19, 2011.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement (page 31)

The special committee of independent directors of our board of directors (which we refer to in this proxy statement as the “special committee”) that was appointed to review and evaluate the merger has unanimously determined that the merger agreement is in the best interests of the Company and the stockholders of the Company and recommended to our full board of directors that the board of directors approve the merger agreement. After considering the unanimous recommendation of the special committee, our board of directors has unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of the Company and its stockholders, (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and (iii) resolved to recommend that the stockholders of the Company adopt the merger agreement at a special meeting of the stockholders. The board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

In reaching its decision, the board of directors evaluated a variety of business, financial and market factors and consulted with financial and legal advisors. See “The Merger — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 31.

Opinion of Raymond James & Associates, Inc. to the Special Committee (page 36 and Annex B)

Raymond James & Associates, Inc. (which we refer to in this proxy statement as “Raymond James”) delivered its opinion to the special committee that, as of February 1, 2011 and based upon and subject to the factors and assumptions set forth therein, the $5.50 per share in cash to be paid to the holders (other than the

Company, TWC and Merger Sub and any of their respective subsidiaries) of shares of the Company’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Raymond James, dated February 1, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. Raymond James provided its opinion for the information and assistance of the Company’s special committee in connection with its consideration of the merger. Raymond James’ opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the merger. Pursuant to an engagement letter between the Company and Raymond James, we agreed to pay Raymond James a transaction fee of 1% of the value of all cash, securities and other property or other assets paid or payable or received, including debt, liabilities and obligations which are assumed in connection with the merger agreement and the transactions contemplated thereby, which is approximately $3,172,000, at the closing of the merger, with all fees we have or will have paid to Raymond James prior to the closing credited towards such transaction fee, including $350,000 for the fairness opinion, a retainer of $50,000 and four (4) monthly payments of $37,500. Raymond James has advised us that it has not been employed by TWC or any of its affiliates.

Interests of the Company’s Directors and Executive Officers in the Merger (page 44)

In considering the recommendation of the Company’s board of directors with respect to the merger agreement, stockholders should be aware that members of the Company’s board of directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. For the executive officers and Arthur Becker, the completion of the merger will result in, among other things, the accelerated vesting of stock options and other equity based awards (other than certain performance-based restricted stock awards held by certain of our executive officers), and the payment of severance benefits in the event the executive officer experiences a qualified termination of employment after the merger, including, if applicable, a tax gross-up relating to “golden parachute” excise taxes resulting from such accelerations, payments and benefits. For the members of the Company’s board of directors, the completion of the merger will result in the acceleration of all of their unvested and outstanding equity-based awards (other than certain performance-based restricted stock awards held by Arthur Becker). Current and former directors and executive officers of the Company are entitled to continued indemnification and insurance coverage under the merger agreement. For the approximate value of the potential benefits that could be received by the executive officers and the directors, see “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 44. The members of the Company’s board of directors were aware of these interests, and considered them, when they approved the merger agreement.

Material United States Federal Income Tax Consequences (page 51)

If you are a U.S. holder of our common stock or our Series A Convertible Preferred Stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the Company’s common stock or the Company’s Series A Convertible Preferred Stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock or our Series A Convertible Preferred Stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes.

Regulatory Approvals (page 53)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on February 15, 2011 and the required waiting period expired on March 17, 2011.

The Voting Agreements (page 54 and Annex D-1 and D-2)

Concurrently with the execution of the merger agreement, Atlantic and Arthur Becker, who own an aggregate of approximately 36.7% of our common stock outstanding as of the record date, and netASPx Holdings, Inc., who owns approximately 93% of our Series A Convertible Preferred Stock outstanding as of the record date, entered into voting agreements with TWC (each of which we refer to in this proxy statement as a “voting agreement” and collectively, the “voting agreements”), pursuant to which such stockholders agreed, among other things, to vote their shares of our common stock or our Series A Convertible Preferred Stock, as applicable, in favor of adoption of the merger agreement and against any action, approval or agreement that would compete with, impede, interfere with, or otherwise prevent or inhibit the adoption of the merger agreement or the consummation of the transactions contemplated by the merger agreement. Each of the stockholders that executed a voting agreement has also agreed to vote his or its shares against any action, approval or agreement that would result in any of the conditions to our obligations under the merger agreement not being fulfilled or satisfied or against any breach of a representation, warranty, covenant or agreement in the merger agreement and against any amendment of our certificate of incorporation or our bylaws. The shares covered by the voting agreements are referred to in this proxy statement as the “covered shares.” If the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by the Company after our board of directors changes its recommendation based upon the receipt of a takeover proposal which constitutes a superior proposal, these voting agreements will also terminate. The number of shares of our common stock and our Series A Convertible Preferred Stock subject to the voting agreements represents approximately 42.3% of the aggregate voting power of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, as of the record date. However, in the event that the Company’s board of directors validly makes a company adverse recommendation change in response to a takeover proposal which constitutes a superior proposal but the merger agreement is not terminated by TWC or the Company, the number of each stockholder’s covered shares subject to the requirements under the voting agreement will be reduced, on a pro rata basis with each other stockholder of the Company who executed a similar voting agreement in connection with the merger to the extent necessary in order that the aggregate number of covered shares subject to and required to be voted in accordance with such other similar voting agreements represents no more than 32% of the voting securities of the Company outstanding at the time of such vote and entitled to vote.

The Warrant Holders Agreement (page 55 and Annex E)

Concurrently with the execution of the merger agreement, SPCP Group, LLC and SPCP Group III, LLC, who together own warrants to purchase 1,200,131 shares of the Company’s common stock, entered into a warrant holders agreement (which we refer to in this proxy statement as the “warrant holders agreement”) with the Company. The Company, SPCP Group, LLC and SPCP Group III, LLC each agreed that, at the effective time of the merger, each warrant to purchase the Company’s common stock held by SPCP Group, LLC or SPCP Group III, LLC will be canceled and converted into the right to receive a cash payment equal to the product of the total number of unexercised shares of our common stock subject to the warrant as of the effective time multiplied by the excess, if any, of $5.50 over the exercise price per share of our common stock subject to such warrant, less any applicable withholding taxes.

Legal Proceedings Regarding the Merger (page 55)

On February 8, 2011, a purported class action lawsuit was filed against the Company, TWC, Merger Sub, our directors and certain of our officers in the United States District Court for the District of Massachusetts. The lawsuit alleges, among other things, breach of fiduciary duty by the directors and officers in connection with the acquisition contemplated by the merger agreement, and asserts aiding and abetting claims against the Company, TWC and Merger Sub. Subsequently, on March 9, 2011, the plaintiff in this lawsuit filed an amended complaint, including the same allegations described above and adding an allegation that the directors and officers breached their fiduciary duty by making inadequate disclosures in our preliminary proxy statement. The plaintiff seeks certain equitable relief, including enjoining the acquisition, and attorney’s fees and other costs. We, our board of directors and TWC believe that this lawsuit is without merit and intend to vigorously defend our position.

On February 9, 2011, a second purported class action lawsuit was filed against the Company, TWC, Merger Sub and our directors in the Superior Court, Business Litigation Session, of Suffolk County of the Commonwealth of Massachusetts. The lawsuit alleges, among other things, that our directors breached their fiduciary duties in connection with the acquisition contemplated by the merger agreement by, among other things, failing to maximize the value of the Company, and asserts a claim for aiding and abetting the breach of fiduciary duty claim against the Company, TWC and Merger Sub. The plaintiff seeks equitable relief, including enjoining the acquisition, to rescind the transaction if not enjoined, damages, attorneys’ fees and other costs. We, our board of directors and TWC believe the claims are without merit and intend to vigorously defend against the claims asserted in the lawsuit.

On March 23, 2011, the Company, TWC, and the plaintiffs in both lawsuits entered into a Memorandum of Understanding providing for the settlement of both lawsuits. The Memorandum of Understanding provides that, in consideration for the settlement of both lawsuits, the Company agreed to make certain additional disclosures in this proxy statement regarding the background of the events leading to the signing of the merger agreement and with respect to certain analyses undertaken by Raymond James in connection with Raymond James’s assessment of the fairness to the Company’s stockholders, from a financial point of view, of the common stock merger consideration. At this point, the settlement agreement is not final and is subject to a number of future events including approval of the settlement by the United States District Court for the District of Massachusetts. In addition, in connection with the settlement and as provided in the Memorandum of Understanding, and subject to approval by the court, the Company (or any successor-in-interest) or its insurer will pay to plaintiffs’ counsel for both lawsuits their fees and expenses in an amount not to exceed $360,000. This payment will not affect the amount of consideration to be paid to stockholders of the Company in connection with the merger. Furthermore, any payment is also conditioned on the merger being consummated so the Company’s stockholders will not indirectly bear such payment. There can be no assurance that the settlement will be finalized or that the court will approve the settlement. The settlement terms provide that the lawsuits will be dismissed with prejudice against all defendants.

The defendants in the lawsuits, including the Company, each have denied, and continue to deny, all liability with respect to the facts and claims alleged in the lawsuits. The defendants do not admit that the Company’s preliminary proxy statement contains any inadequate disclosure or that any of the information included in the preliminary proxy statement filed with the SEC is material or required by any applicable rule, statute, regulation or law. The proposed settlement is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. The defendants in the lawsuits, including the Company, believe the lawsuits are without merit and they entered into the Memorandum of Understanding solely to avoid the burdens and expense of further litigation.

Treatment of Stock Options, Restricted Stock and Other Equity Awards (page 59)

Stock Options.  At the effective time of the merger, each outstanding unexercised option to purchase our common stock issued under our equity incentive plans, other than the ESPP, whether vested or unvested, will be canceled and the holder thereof will be entitled to receive only a cash payment equal to the product of the total number of shares of our common stock subject to the option as of the effective time multiplied by the excess, if any, of $5.50 over the exercise price per share of our common stock subject to such option, less applicable withholding taxes. Options with an exercise price per share equal to or greater than $5.50 will be canceled with no consideration paid to the holder thereof.

Restricted Stock.  At the effective time of the merger, all shares of restricted stock issued under our equity incentive plans which are outstanding shall become free of restrictions, and any such restricted stock that is then outstanding, whether vested or unvested, will be canceled and the holder of each such award will be entitled to receive only a cash payment of $5.50 per share of restricted stock, less any applicable withholding taxes.

However, each share of restricted stock issued under our Amended and Restated 2003 Stock Incentive Plan that is subject to performance-based vesting and which is not then vested or would not otherwise vest in accordance with its terms as of the effective time, shall, at the effective time of the merger, be canceled without any cash payment to the holder thereof, except as described in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Performance-Based Restricted Shares” beginning on page 46.

Employee Stock Purchase Plan.  A date not less than ten (10) days prior to the effective time (which date shall be determined by the board of directors) will be treated as the final “purchase date” for purposes of the ESPP. Each outstanding award under the ESPP will be exercised on the final purchase date for the purchase of shares of our common stock in accordance with the terms of the ESPP, and the Company will refund to each participant in the ESPP all amounts remaining in such participant’s account after such purchase.

No Solicitation of Takeover Proposals (page 64)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company. Notwithstanding these restrictions, in certain circumstances, our board of directors may respond to an unsolicited takeover proposal or terminate the merger agreement and enter into an agreement with respect to a superior proposal after paying the termination fee and expense reimbursement specified in the merger agreement.

Conditions to the Merger (page 70)

Each party’s obligation to effect the merger is subject to the satisfaction or waiver, to the extent applicable, of the following conditions:

•	the adoption of the merger agreement by our stockholders;

•	the expiration or termination of the waiting period under the HSR Act; any required approvals, authorizations or consents of a governmental entity having been obtained or the expiration or termination of any applicable waiting periods thereunder; and

•	the absence of any injunction or other order by a governmental entity that restrains, enjoins or prohibits consummation of the transactions contemplated by the merger agreement.

TWC and Merger Sub will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

•	the accuracy of the Company’s representations and warranties to the extent required under the merger agreement as described under “The Merger Agreement — Conditions to the Merger”;

•	the performance, in all material respects, by the Company of its obligations under the merger agreement required to be performed at or prior to the closing date;

•	our delivery to TWC of a certificate signed on behalf of the Company certifying that the conditions described in the preceding two bullets have been satisfied; and

•	the absence of any Company Material Adverse Effect.

We will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

•	the accuracy of TWC’s representations and warranties to the extent required under the merger agreement as described under “The Merger Agreement — Conditions to the Merger”;

•	the performance, in all material respects, by TWC and Merger Sub of their obligations under the merger agreement required to be performed at or prior to the closing date; and

•	TWC’s and Merger Sub’s delivery to us of a certificate signed on behalf of TWC and Merger Sub certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement (page 71)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

•	by mutual written consent of TWC and the Company;

•	by either TWC or the Company, by delivery of written notice to the other, if:

•	the Company’s stockholders do not adopt the merger agreement at the special meeting or any postponement or adjournment thereof;

•	an order, decree, judgment, injunction enacted or entered or other action taken by any governmental entity that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated by the merger agreement, and such order, decree, judgment, injunction or other action becomes final and non-appealable (provided that the right to terminate the merger agreement pursuant to the foregoing shall not be available to a party if the issuance of such order or action was primarily due to the failure of such party to perform any of its obligations under the merger agreement); or

•	the closing has not occurred on or before August 1, 2011 (provided that the right to terminate the merger agreement pursuant to the foregoing shall not be available to a party whose failure to comply with any provision of the merger agreement in any material respect is the primary reason for the failure of the merger to close by August 1, 2011; provided, further, that the Company may not terminate the merger agreement pursuant to the foregoing until three (3) business days after the meeting of the Company’s stockholders if the Company postpones or adjourns the Company’s stockholder’s meeting to a date past August 1, 2011);

•	by either TWC or the Company, in the event the other party breaches any of its representations, warranties or covenants in the merger agreement, such that the non-mutual conditions to the terminating party’s obligation to close would not be satisfied and such breach is not curable or, if curable, is not cured within 25 business days after written notice is given by the terminating party;

•	by the Company if, prior to adoption of the merger agreement by our stockholders, our board of directors receives an unsolicited takeover proposal which constitutes a superior proposal (subject to the requirements of the non-solicitation provisions of the merger agreement, including TWC’s right to make a proposal to cause such takeover proposal not to constitute a superior proposal, and provided that the Company is not in breach of such non-solicitation provisions);

•	by either TWC or the Company, in the event (i) the terminating party has satisfied all of its non-mutual conditions to the other party’s obligation to close and has given two (2) business days’ notice to the other party of such satisfaction of its closing conditions and the merger has not been consummated and (ii) the terminating party has agreed to waive the failure of the other party to meet a non-mutual condition to the terminating party’s obligation to close other than, in the case of the Company, no waiver of TWC’s obligation to fund and pay the merger consideration and closing option merger consideration (provided that the right to terminate the merger agreement pursuant to the foregoing shall not be available if the terminating party’s failure to comply, in any material respect, with the merger agreement is the primary reason for the failure of the merger to be consummated within the two (2) business day period); or

•	by TWC if:

•	our board of directors effects a company adverse recommendation change; or

•	we breach the non-solicitation provisions of the merger agreement in any material respect, as described under “Merger Agreement — No Solicitation of Takeover Proposals” and “Merger Agreement — Company Board Recommendation”.

Termination Fees and Expenses (page 72)

We have agreed to pay to TWC a termination fee (which we refer to in this proxy statement as the “termination fee”) in cash in an amount equal to $7.5 million plus up to $1.5 million in out-of-pocket costs and expenses of TWC and Merger Sub (which we refer to in this proxy statement as the “TWC expenses”) if:

•	TWC terminates the merger agreement because (i) our board of directors effects a company adverse recommendation change or (ii) we breach the non-solicitation provisions of the merger agreement in any material respect; or

•	we terminate the merger agreement because our board of directors receives an unsolicited takeover proposal which constitutes a superior proposal (subject to the requirements of the non-solicitation provisions of the merger agreement, including TWC’s right to make a proposal to cause such takeover proposal not to constitute a superior proposal, and provided that the Company is not in breach of such non-solicitation provisions).

We have also agreed to pay to TWC the TWC expenses if:

•	we or TWC terminate the merger agreement because the merger agreement is not adopted by the stockholders at the special meeting or any postponement or adjournment thereof, and a takeover proposal has been publicly announced and such takeover proposal is not unconditionally publicly withdrawn prior to the date of the Company’s stockholder’s meeting (which we refer to in this proxy statement as a “no vote termination”).

Further, we have agreed to pay to TWC an amount equal to the termination fee if:

•	within nine (9) months after a no vote termination, the Company consummates, or enters into a contract providing for the implementation of, a takeover proposal, and a takeover proposal is subsequently consummated (with “51%” being substituted for “20%” in the definition of “takeover proposal” under the merger agreement).

Market Price of the Company’s Common Stock (page 73)

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “NAVI”. On January 31, 2011, which was the last full trading day before we announced the transaction, the Company’s common stock closed at $4.00 per share. On March 22, 2011, which was the last trading day before the date of this proxy statement, the Company’s common stock closed at $5.49 per share.

Appraisal Rights of Dissenting Stockholders (page 75 and Annex C)

Under Delaware law, holders of common stock or Series A Convertible Preferred Stock who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement. The judicially determined appraisal amount could be more than, the same as or less than the merger consideration. Any stockholder intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the stockholder vote on the proposal to adopt the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement and must otherwise strictly comply with all of the procedures required by Delaware law. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of the relevant section of Delaware law is attached hereto as Annex C.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning possible or assumed future results of operations of the

Company, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Questions and Answers about the Special Meeting and the Merger,” “Summary Term Sheet,” “The Merger,” “The Merger — Opinion of Raymond James & Associates, Inc. to the Special Committee,” “The Merger — Regulatory Approvals,” “The Merger — Legal Proceedings Regarding the Merger” and in statements containing words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The Company’s operations involve risks and uncertainties, many of which are outside the Company’s control, and any one of which, or a combination of which, could materially affect the Company’s results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors including, but not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the possibility that the Company could be required to pay a termination fee of $7.5 million plus $1.5 million in out-of-pocket expenses of TWC and Merger Sub in connection with the merger;

•	the outcome of the legal proceedings that have been instituted against us and others following announcement of the merger agreement;

•	risks that the regulatory approvals required to complete the merger will not be obtained in a timely manner, if at all;

•	the inability to complete the merger due to the failure to obtain stockholder approval or failure to satisfy any other conditions to the completion of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	diversion of management time on merger-related issues;

•	the effect of the announcement of the merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

•	risks that the proposed transaction disrupts current plans and operations;

•	other risks detailed in our current filings with the SEC, including our most recent filing on Form 10-K and including but not limited to the risks detailed in the section entitled “Risk Factors.” See “Where You Can Find Additional Information” beginning on page 79.

All future written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the previous statements.

THE PARTIES TO THE MERGER

NaviSite, Inc.

The Company, a Delaware corporation, is a leading worldwide provider of enterprise-class, cloud-enabled hosting, managed applications and services. The Company provides a full suite of reliable and scalable managed services, including Application Services, industry-leading Enterprise Hosting, and Managed Cloud Services for enterprises looking to outsource IT infrastructure and lower their capital and operational costs. Enterprise customers depend on the Company for customized solutions, delivered through a global footprint of state-of-the-art data centers. Our principal executive offices are located at 400 Minuteman Road, Andover, Massachusetts 01810, and our telephone number is (978) 946-8611.

Time Warner Cable Inc.

Time Warner Cable Inc., a Delaware corporation, is the second-largest cable operator in the U.S., with technologically advanced, well-clustered systems located mainly in five geographic areas — New York State (including New York City), the Carolinas, Ohio, southern California (including Los Angeles) and Texas. TWC serves more than 14 million customers who subscribe to one or more of its video, high-speed data and voice services. Time Warner Cable Business Class offers a suite of phone, Internet, Ethernet and cable television services to businesses of all sizes. Time Warner Cable Media, the advertising arm of TWC, offers national, regional and local companies innovative advertising solutions that are targeted and affordable. TWC’s principal executive offices are located at 60 Columbus Circle, New York, New York 10023, and its telephone number is (212) 364-8200.

Avatar Merger Sub Inc.

Avatar Merger Sub Inc. is a Delaware corporation and a wholly owned subsidiary of TWC. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Under the terms of the merger agreement, at the effective time of the merger, Merger Sub will merge with and into us. The Company will survive the merger and Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at c/o TWC, 60 Columbus Circle, New York, New York 10023, and its telephone number is (212) 364-8200.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on April 20, 2011, starting at 9:00 a.m., Eastern Time, at the Westin Boston Waterfront, 425 Summer Street, Boston, Massachusetts 02210, or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the merger agreement as it may be amended from time to time and, if there are not sufficient votes in favor of adoption of the merger agreement, to consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. At this time, we know of no other matters to be submitted to our stockholders at the special meeting. If any other matters properly come before the special meeting or any adjournment or postponement of the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with their judgment.

Our stockholders must adopt the merger agreement for the merger to occur. If the stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about March 23, 2011.

Record Date; Shares Entitled to Vote; Quorum

The holders of record of the Company’s common stock and the Company’s Series A Convertible Preferred Stock as of the close of business on March 14, 2011, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 39,557,215 shares of our common stock outstanding and 4,335,726 shares of our Series A Convertible Preferred Stock outstanding. The Company’s common stock and the Company’s Series A Convertible Preferred Stock vote together as a single class.

A quorum of stockholders is necessary to hold a valid special meeting. The presence of the holders of a majority in voting power of the shares of our common stock and our Series A Convertible Preferred Stock issued and outstanding as of the close of business on the record date in person or by proxy will constitute a quorum for purposes of the special meeting.

Shares of our common stock and our Series A Convertible Preferred Stock held by persons attending the special meeting but not voting, or shares for which the Company has received proxies with respect to which holders have abstained from voting, will be considered abstentions. For purposes of determining the presence or absence of a quorum, abstentions will be counted as present, but “broker non-votes” (where a broker, bank or other nominee does not have discretionary authority to vote on a matter, as described in more detail below under “Voting of Proxies”) will not be counted as present.

Required Vote

Adoption of the merger agreement requires the affirmative vote of the holders of a majority in voting power of all the issued and outstanding shares of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, that are entitled to vote at the special meeting. Each outstanding share of our common stock and our Series A Convertible Preferred Stock on the record date entitles the holder to one vote at the special meeting. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority in voting power of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, present in person or by proxy at the special meeting and entitled to vote on the matter.

If a stockholder abstains from voting, it will have the same effect as a vote against adoption of the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Each “broker non-vote” will also have the same effect as a vote against adoption of the merger agreement but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Shares Held by NaviSite Directors and Executive Officers

As of the close of business on March 14, 2011, the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 1,999,389 shares of our common stock (excluding options), representing approximately 5.1% of the aggregate common stock outstanding as of the record date. None of the directors and executive officers hold or are entitled to vote shares of our Series A Convertible Preferred Stock. The directors and executive officers of the Company intend to vote their shares “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting of Proxies

If your shares are registered in your name you may cause your shares to be voted by returning a signed proxy card or you may vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet at www.investorvote.com/NAVI or telephonically by calling 1-800-652-8683. Proxies submitted over the Internet or by telephone must be received by 5:00 p.m., Eastern Time, on April 19, 2011. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone. Based on your Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. If your proxy card is properly executed, but no instructions are indicated on your proxy card, your shares of our common stock or our Series A Convertible Preferred Stock will be voted in accordance with the recommendation of the board of directors to vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If your shares are held in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee and they can give you directions on how to vote your shares. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” Organizations who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the proposal to adopt the merger agreement. If you do not instruct your broker, bank or other nominee how to vote, or do not attend the special meeting and vote in person with a legal proxy from your broker, bank or other nominee, it will have the same effect as if you voted “against” adoption of the merger agreement.

Revocability of Proxies

You have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

•	by delivering a written notice to our Secretary, Thomas B. Rosedale, at BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, Massachusetts 02116 bearing a date later than the proxy you previously delivered stating that you would like to revoke your proxy;

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting);

•	by submitting a later-dated proxy; or

•	by submitting a new proxy by telephone or the Internet, provided that the new proxy is received by 5:00 p.m., Eastern Time, on April 19, 2011.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Solicitation of Proxies

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. The Company will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies for the special meeting and will pay D.F. King & Co., Inc. a fee of approximately $8,500, plus reimbursement for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Company stockholder at the special meeting. For ten (10) days prior to the special meeting, this stockholder list will be available for inspection during ordinary business hours at our principal place of business located at 400 Minuteman Road, Andover, Massachusetts 01810.

THE MERGER

Background of the Merger

As part of their ongoing activities, our board of directors and senior management have regularly discussed our long-term business strategies and opportunities, including continued operations as an independent public company and the possibility of engaging in strategic transactions, each with a view toward maximizing stockholder value. During 2007 and 2008, the Company undertook a process to consider strategic alternatives, including a potential sale of the Company. This process ultimately did not result in an attractive offer for a sale of the Company. However, Bidder A, a large strategic acquirer which had engaged with the Company during 2007 and 2008, expressed a continuing interest in acquiring the Company during the summer of 2008. Because there was a possibility that a potential transaction with Bidder A might involve a roll-over of shares held by Atlantic, the Company’s largest stockholder and an entity in which Arthur Becker, our then-chief executive officer, and Andrew Ruhan, our chairman of the board of directors, directly or indirectly, have an ownership interest, into the surviving entity, our board of directors decided to form a special committee of independent directors, which we refer to as the predecessor committee, to review, evaluate and negotiate any proposal by Bidder A. Discussions with Bidder A ultimately did not advance beyond preliminary negotiations at that time, and our board of directors continued to focus on operating the Company as a standalone entity, in the long-term interests of our stockholders.

Throughout 2009, members of Company management and Bidder A remained in contact and, during early 2010, Bidder A again expressed interest in acquiring the Company. Arthur Becker, our then-chief executive officer, engaged in discussions with Bidder A and provided information regarding the Company in connection with the consideration of a potential transaction. Those discussions continued until May of 2010 and ceased following preliminary valuation discussions between Mr. Becker and Bidder A.

On July 12, 2010, Atlantic sent a letter to our board of directors making an unsolicited proposal to acquire by merger all of the outstanding shares of our common stock at a cash purchase price of $3.05 per share. Atlantic’s proposal was conditioned on its ability to obtain the necessary financing, its satisfactory completion of a confirmatory due diligence review, and the execution of a definitive merger agreement on mutually acceptable and customary terms. As reflected in the amendment to its Schedule 13D, dated July 12, 2010, Atlantic beneficially owned 36.7% of our common stock as of that date.

In its July 12 letter to our board of directors, Atlantic noted that it expected that our board of directors would form a special committee to review and consider its proposal. On July 13, 2010, our board of directors met to consider whether to establish a special committee. At that meeting, the board of directors determined that it was advisable and in the best interests of the Company and its stockholders to form a special committee, consisting of directors who were not and are not directly or indirectly affiliated with Atlantic and who were not and are not members of our management, for the purpose of considering Atlantic’s proposal. Accordingly, our board of directors appointed James Dennedy, Thomas Evans and Larry Schwartz (who also constitute the members of the Audit Committee and the Governance, Nominating and Compensation Committee of our board of directors) to the special committee. The special committee had and exercised all the powers and authority of the board of directors to review, evaluate and negotiate the terms and conditions of the Atlantic proposal or any alternative proposal, to determine whether the Atlantic proposal or any alternative proposal is fair to, and in the best interests of, the Company and all of our stockholders (other than, in the case of the Atlantic proposal, the Company stockholders affiliated with Atlantic), and to recommend to the full board of directors what action, if any, should be taken by our board of directors with respect to Atlantic’s proposal or any alternative proposal. Our board of directors also delegated to the special committee the full power and authority of the board of directors to act on behalf of the Company in connection with any matters related to its consideration of the Atlantic proposal or any alternative proposal, including the ability to authorize and enter into contracts of any nature, commence litigation and to authorize defensive measures (such as the adoption of a stockholder rights plan) on behalf of the Company. Finally, our board of directors resolved not to recommend the Atlantic proposal or any alternative proposal for approval by our stockholders without a prior favorable recommendation by the special committee.

On July 13, 2010, the special committee met to hold its initial meeting. The special committee approved the retention of Richards, Layton & Finger, P.A. (which we refer to in this proxy statement as “RLF”) as its legal counsel. RLF had been retained as counsel to the predecessor committee of our board of directors that was formed in 2008 and that was composed of the same members as the special committee. The special committee determined that RLF was independent of Atlantic, the Company and our management. At the meeting, RLF discussed the role of the special committee and its fiduciary duties in considering the Atlantic proposal and alternatives thereto. The special committee discussed the terms of Atlantic’s proposal. The special committee members considered the price and various contingencies (including financing contingencies) of the offer and determined that it needed to seek more information regarding Atlantic and Atlantic’s proposal before deciding how to proceed with respect to the offer.

On July 15, 2010, our board of directors held a meeting at which all of the directors, other than Mr. Ruhan, were present. At this meeting, members of the special committee asked Mr. Becker various questions relating to Atlantic and Atlantic’s proposal, including with respect to Atlantic’s ability to finance its proposal.

Following the board meeting, the special committee convened a separate meeting to discuss Atlantic’s proposal and to consider process issues. At this meeting, RLF provided the special committee members with advice regarding their fiduciary duties under Delaware law. The special committee also discussed potential conflicts of interest arising from Atlantic’s offer. The special committee discussed Mr. Becker’s employment status with the Company and the need for a management communications policy to set forth lines of reporting directly to the special committee by members of senior management (other than Mr. Becker), to instruct senior management not to discuss matters related to Atlantic’s proposal with Mr. Becker, and to clarify that the special committee would be responsible for all matters relating to Atlantic’s proposal and that Mr. Becker should not be involved in communications on behalf of the Company relating to Atlantic’s proposal.

The special committee also discussed the retention of an independent financial advisor to assist in its evaluation of Atlantic’s proposal and alternatives thereto. The special committee noted that Lane, Berry & Co. International, LLC (which we refer to in this proxy statement as “Lane Berry”) had been retained by the predecessor committee in 2008 as its independent financial advisor. Since that time, Lane Berry had been acquired by Raymond James. The special committee discussed contacting Raymond James as well as other potential independent financial advisors.

Between July 15 and July 20, 2010, the special committee, with the assistance of its legal counsel, had discussions with Raymond James and one other financial advisor as to their qualifications and the terms on which they would be willing to act as the special committee’s independent financial advisor.

At a meeting held on July 20, 2010, the special committee authorized the engagement of Raymond James. The special committee selected Raymond James based on its experience in rendering advice in strategic review processes, the performance by certain of the principals in Raymond James (as members of Lane Berry) on behalf of the predecessor committee in 2008 as well as their familiarity with the Company and the industry in which the Company operates. The special committee determined that Raymond James was independent of Atlantic, the Company and our management. At the July 20, 2010 meeting, the special committee also discussed certain transactions under consideration by the Company that were outside of its ordinary course of business, including the proposed sale of its colocation facilities in Dallas and Chicago. The special committee met with management to discuss these transactions, instructing management that, due to Atlantic’s pending offer, Mr. Becker should not be involved in the negotiations. The special committee also requested that management advise the Company’s financial advisors for those transactions not to contact or take direction from Mr. Becker in respect thereof.

On July 22 and 25, 2010, the special committee met to discuss and finalize terms of the retention of Raymond James, to receive updates and discuss with management (other than Mr. Becker) pending non-ordinary course transactions, such as the proposed sales of its colocation facilities in Dallas and Chicago and to discuss and receive updates with respect to Atlantic’s proposal and related matters.

On August 5, 2010, the special committee met with its legal and financial advisors to continue its review of the Atlantic proposal and to obtain advice from Raymond James regarding its preliminary valuation of the Company and other issues relating to Atlantic’s proposal and potential alternatives. At this meeting, Raymond James discussed with the special committee the likely potential buyers of the Company if the special committee decided to engage in a broad-based strategic review process and summarized inquiries already received by Raymond James, the Company or the special committee from third parties interested in the Company, each of whom had been or were subsequently contacted by Raymond James. The special committee discussed the possibility of soliciting indications of interest from potential strategic and financial buyers and whether it would be an opportune time to attempt to sell the Company. The special committee noted Bidder A’s interest in potentially acquiring the Company in 2008 and 2010 and discussed whether it would be appropriate at this time for Raymond James to contact Bidder A’s financial advisor to engage in preliminary discussions regarding a potential acquisition of the Company. The special committee discussed Raymond James’s preliminary valuation materials and determined that Atlantic’s proposal to acquire the Company at a $3.05 per share valuation was inadequate. Accordingly, the special committee rejected the offer and instructed Raymond James to communicate its decision to Atlantic. On August 6, 2010, the Company, at the direction of the special committee, issued a press release announcing the rejection of Atlantic’s offer. The press release indicated that the special committee would continue to consider strategic alternatives available to the Company, including remaining as a stand-alone company.

After Atlantic’s $3.05 bid was rejected by the special committee, Atlantic continued to participate in the process as one of the lettered bidders identified below.

On August 10, 2010, the special committee met to discuss the proposed sale of the Company’s colocation facilities in Chicago and Dallas, the Company’s business and prospects and the Company’s management team.

On August 15, 2010, Arthur Becker resigned as chief executive officer of the Company. R. Brooks Borcherding, the Company’s president, succeeded Mr. Becker as the Company’s chief executive officer. Mr. Becker remains a director of the Company.

At a meeting held on August 19, 2010, Raymond James advised the special committee that four potential financial buyers and three potential strategic buyers, in addition to Bidder A, had contacted Raymond James, the Company or the special committee to express interest in an acquisition of the Company. In light of these indications of interest, the special committee discussed whether to engage in a formal strategic review process. RLF advised the special committee members of their fiduciary duties in connection with the consideration of the Company’s strategic alternatives. The special committee members discussed the state of the Company’s business, including its capital position as well as its ability to pursue new technologies and remain competitive in the marketplace. The special committee discussed the structure that a strategic review process would take, the likelihood that the process would yield the highest value reasonably available to the stockholders, and the potential risks associated with commencing the process.

On August 24, 2010, the special committee met with its legal and financial advisors to determine whether to commence the strategic review process and, if so, how to structure the process. With the advice of Raymond James, the special committee determined that it would be appropriate to undertake a competitive strategic review process and direct management to work with Raymond James to create a confidential information memorandum to be provided to potential bidders and to begin populating an electronic data room for due diligence purposes. Raymond James next advised the special committee of the potential financial and strategic buyers that it proposed to contact on behalf of the special committee. The special committee reviewed the list prepared by Raymond James and, with the advice of Raymond James, identified 14 strategic and 11 financial buyers that it determined might be interested in participating in the strategic review process and authorized Raymond James to contact such parties.

On August 25, 2010, Raymond James had a discussion with Deutsche Bank, TWC’s financial advisor, with respect to TWC’s interest in a potential acquisition of the Company.

On August 26, 2010, the special committee received an unsolicited preliminary indication of interest from Bidder B, one of the foregoing financial buyers, in which it proposed to acquire the Company at a valuation between $3.10 to $3.40 per share, subject to a 30-day exclusivity agreement and financing contingencies. At a meeting held on August 27, 2010, the special committee determined that the valuation reflected in Bidder B’s indication of interest was low relative to the value of the Company reflected in the preliminary valuation materials prepared by Raymond James and in the special committee’s own judgment. The special committee determined that Bidder B’s indication of interest was not sufficiently attractive to justify entering into an exclusivity arrangement that was then being required by Bidder B and directed Raymond James to advise Bidder B that the special committee was not in a position to explore the indication of interest further but that Bidder B would be invited to participate in the strategic review process.

From late August 2010 until early October 2010, the special committee entered into non-disclosure agreements with nine of the parties initially invited to participate in the strategic review process. During this period of time, additional parties were contacted by Raymond James on behalf of the special committee and also certain parties contacted Raymond James expressing interest in the Company. As a result of such conversations, the special committee contacted or engaged in discussions with a total of 14 strategic and 14 financial buyers by the end of October 2010.

On September 3, 2010, the special committee met with its legal and financial advisors to receive an update on the strategic review process. Raymond James reported that it had advised Bidder B that it would be invited to participate in the strategic review process.

On September 12, 2010, the special committee met with its legal and financial advisors to review the Company’s strategic review process. Raymond James advised the special committee that the Company was continuing to populate the electronic data room with due diligence materials. The special committee discussed the status of the non-disclosure agreements with potential bidders.

Beginning September 16, 2010, Raymond James began coordinating due diligence among interested parties and the Company, including requests for information relating to the Company’s data room and, in late September 2010, facilitated a preliminary meeting between certain members of management of the Company and Bidder A, at which Raymond James was in attendance, which meeting was held on September 30, 2010.

On September 19, 2010, the special committee, together with its legal and financial advisors, met with members of management and the Company’s outside counsel to discuss various issues relating to a potential transaction, including consents that would be required under the Company’s existing credit agreement and the impact of the Company’s Series A Convertible Preferred Stock on the proposed structure of the transaction. The special committee also separately received an update on the strategic review process, including the status and terms of non-disclosure agreements and levels of interest and activity of potential bidders.

On September 21, 2010, TWC entered into a non-disclosure agreement with the Company.

On September 30, 2010, the special committee held a meeting at which members of senior management were invited to provide an update on their meeting with Bidder A, which had taken place earlier that day. The special committee also met separately with its legal and financial advisors to discuss the strategic review process, timing for indications of interest and the status of nondisclosure agreements.

On October 6, 2010, the special committee held a meeting to discuss the status of discussions with the various bidders. The special committee approved the bid procedures letter that would be sent to the potential bidders, which letter would advise them of the October 19, 2010 deadline for submitting preliminary indications of interest. The special committee also discussed the terms of a proposed draft merger agreement to be circulated to potential bidders.

On October 8, 2010, the special committee received an indication of interest from Bidder A providing for the acquisition of all of the Company’s common stock for cash at a price per share of $3.50. Bidder A’s indication of interest was not made contingent on financing, but requested an eight-week exclusivity period. At a meeting of the special committee held on October 8, 2010, Raymond James advised the special committee that Bidder A was not likely to withdraw from the strategic review process if the special committee declined to respond to Bidder A’s indication of interest prior to the deadline for indications of interest on October 19,

2010. After receiving advice from its legal and financial advisors, the special committee determined that it should not enter into an exclusivity arrangement but should instead proceed with the strategic review process.

On October 8, 2010, Atlantic amended its Schedule 13D to disclose that it had entered into a non-disclosure agreement with the Company on October 6, 2010 in connection with the consideration by Atlantic of a potential transaction with the Company.

On October 14, 2010, Bidder D, a strategic buyer, contacted Raymond James to express interest in joining the strategic review process. Bidder D executed a non-disclosure agreement on October 15, 2010.

On October 19, 2010, the special committee met to discuss the status of the strategic review process in contemplation of receiving indication of interests.

By the end of day on October 19, 2010, the special committee had received preliminary indications of interest from six of the bidders initially invited into the strategic review process. Bidder B, a financial buyer, submitted an indication of interest at $3.40 per share; Bidder A, a large strategic buyer, submitted an indication of interest at $3.50 per share; Bidder C, a financial buyer, submitted an indication of interest at $3.75 per share; Bidder E, a large strategic buyer, submitted an indication of interest at $4.00 per share; and TWC submitted an indication of interest at $4.50 per share.

On October 20, 2010, Atlantic amended its Schedule 13D to disclose that on October 19, 2010 it had made a revised offer to acquire the Company. Also on October 20, 2010, Bidder D, a strategic buyer, submitted an indication of interest at a range of $3.75 to $4.25 per share.

On October 21, 2010, the special committee met to discuss with its legal and financial advisors the preliminary indications of interest submitted by the potential bidders. Raymond James advised the special committee that Bidder B’s indication of interest was not compelling, given its low valuation and its lack of committed financing. Raymond James noted that Bidder C’s indication of interest was also not compelling, and that it did not include any indication as to sources of equity or debt financing. Raymond James also reported that it had advised Bidder A’s financial advisor that Bidder A’s indication was not competitive and would need to be higher if Bidder A intended to continue in the process. Raymond James noted that Bidder D’s indication did not include a financing commitment and provided no firm indication that Bidder D had sufficient funds to consummate a transaction within its valuation range.

Raymond James reported that Bidder E’s indication was not contingent upon financing and that Bidder E, as a large strategic buyer, had ample cash on its balance sheet to consummate the transaction. Raymond James also reported that TWC’s indication of interest was not contingent on financing and that, of the several bidders, TWC had conducted the most extensive due diligence on the Company, but noted that TWC had requested an exclusivity agreement.

Following the discussion of the initial indications of interest, Raymond James reviewed with the special committee its preliminary valuation analysis of the Company and the methodology and data used to perform that analysis. The special committee then again discussed the indications of interest. The special committee determined that there was sufficient interest by potential bidders to justify continuing the strategic review process. After consultation with its advisors, the special committee determined that it would not be advisable to grant TWC or any other potential bidder exclusivity at that time.

The special committee then discussed the next stages of the strategic review process. Based on the advice of Raymond James, the special committee determined that TWC and Bidder E should be invited to continue due diligence and to schedule management presentations in light of the strength of their relative indications of interest, including their pricing terms and the lack of a financing contingency. The special committee directed Raymond James to contact Bidder D’s representatives to confirm whether Bidder D would have the ability to consummate a transaction at or above the high end of its indication of interest. Depending on that response, the special committee would determine whether to allow Bidder D to continue in the strategic review process. The special committee directed Raymond James to advise Bidder A, Bidder B and Bidder C, that their bids were not competitive and that they would not be invited to continue in the strategic review process absent confirmation of their ability to improve their valuations. Although the special committee had not established formal guidelines for determining whether to allow parties to move forward in the strategic review process, its decision was based on the indicated valuations, the special committee’s determination (with input from its advisors) regarding the experience and reputation of the interested parties and the financial strength and ability of such parties to consummate an acquisition of the Company at their proposed valuations.

The special committee then discussed the draft merger agreement that would be furnished to each bidder invited to proceed in the strategic review process. RLF provided an overview of the material terms of the draft merger agreement.

On October 24, 2010, the special committee met to discuss matters relating to the indications of interest at the lower end of the valuation ranges submitted by the potential buyers. In conversations following the October 19, 2010 meeting of the special committee, both Bidder A and Bidder C expressed a strong desire to remain in the process and the ability to increase their bids. Bidder C also indicated that it was in the process of securing financing. Based upon these assurances, the special committee allowed both Bidder A and Bidder C to remain in the process. Bidder B did not indicate an ability to increase its offer price and, as a result, did not continue in the process.

On November 1, 2010, Bidder F, a strategic buyer, contacted Raymond James to express interest in engaging in a transaction with the Company and requested that it be admitted to the Company’s strategic review process.

At a meeting on November 3, 2010, Raymond James provided the special committee with an update on the process. Raymond James noted that TWC, Bidder A, and Bidder E had been active in the data room, and that TWC and Bidder E had requested additional due diligence materials. Based upon conversations between Raymond James and Bidder C, the special committee then discussed the possibility of one of Bidder G and Bidder H, both potential financial buyers, acting as a source of equity financing in connection with a bid by Bidder C. The special committee then discussed whether to admit Bidder F to the strategic review process. Raymond James advised that Bidder F’s financial advisor indicated that Bidder F would be willing to pay a significant premium for the Company and that it had the capacity to enter into a transaction. Raymond James further commented on Bidder F’s cash position and its need to obtain additional financing. With input from its legal and financial advisors, the special committee decided to permit Bidder F to enter the strategic review process and directed its legal advisors to negotiate a non-disclosure agreement with Bidder F so that it could move quickly to obtain access to the data room and submit a preliminary indication of interest.

From early November 2010 until January 2011, the various potential bidders engaged in detailed due diligence with respect to the Company under the supervision of the special committee and Raymond James.

On November 4, 2010, the special committee met and received an update with respect to potential bidders.

On November 5, 2010, the Company entered into a non-disclosure agreement with Bidder F and provided Bidder F access to the Company’s electronic data room. Between November 9, 2010 and November 17, 2010, management made presentations to each of Bidder A, Bidder C (with Bidder G at one presentation and with Bidder H at a second presentation), Bidder E and TWC. Raymond James was present at each of these meetings. By early November 2010, Bidder D had withdrawn from the strategic review process.

On November 18, 2010, the special committee met to receive an update with respect to the strategic review process, to consider and approve the form of merger agreement to be sent to potential bidders, to discuss the recent management presentations with potential bidders and to approve the final bid deadline date.

On November 19, 2010, Raymond James sent a bid procedures letter and a form of draft merger agreement to each of TWC, Bidder A, Bidder C and Bidder E. The bid procedures letter set December 15, 2010 as the date by which final bids would be due.

On November 20, 2010, Bidder F submitted an indication of interest to acquire the Company based upon an enterprise value of $250 million, which equated to approximately $4.17 per share of common stock. Based upon this indication of interest, the special committee determined to allow Bidder F to continue in the strategic review process. On December 1, 2010, Bidder F received a presentation from the Company’s management, which Raymond James attended.

On November 29, 2010, the special committee met and discussed the status of due diligence related to the strategic review process. Following discussion, and based upon the advice of Raymond James, the special committee determined that it would likely be necessary to delay the bid deadline date in order to ensure that the data room was fully populated and that all potential bidders would have an adequate opportunity to review the materials contained therein. By late November 2010, Bidder C had selected Bidder H to be its source of equity financing in connection with a potential bid for the Company and Bidder G did not continue in the strategic review process.

On December 14, 2010, the special committee met to discuss the status of the Company’s strategic review process. Raymond James advised the special committee with respect to the Company’s response to the due diligence requests. Raymond James then provided an update on Bidder F, which was continuing to progress through the data room and had requested additional meetings with the Company’s management. The special committee also discussed the level of interest and activity among other potential bidders. Based on the advice of Raymond James, the special committee set a new deadline for bids as of January 13, 2011.

On January 3, 2011, the special committee met to receive an update with respect to the strategic review process and discuss the timing of the submission of bids to the special committee.

On January 12, 2011, Raymond James was advised that neither Bidder A nor Bidder F would be making a final bid for the Company. Bidder A indicated that it could not increase its bid from its indication of interest ($3.50) by a sufficient amount to be competitive with other bidders based upon guidance received from Raymond James. Bidder F reported that its failure to bid was due to its inability to secure committed financing.

On January 13, 2011, the special committee met to discuss developments in the strategic review process. Raymond James further advised that Bidder H indicated that it would submit its own bid and that such bid would not be made jointly with or as an equity sponsor of Bidder C. Raymond James also advised the special committee that it had been contacted by representatives of Bidder I, a strategic buyer, which indicated that it would be interested in participating in the strategic review process. After discussion with its advisors, the special committee determined that Bidder I be invited to participate in the strategic review process and to submit a prompt indication of interest in order to determine if further conversations would be productive. Upon execution of a non-disclosure agreement, the special committee directed Raymond James to advise Bidder I of the status of the strategic review process and the need for Bidder I to act quickly if it intended to make a competitive bid for the Company. Raymond James updated the special committee with respect to its communications with the bidders and recommended a bid deadline for noon on January 14, 2011. The special committee adopted that recommendation.

On January 14, 2011, the special committee met to discuss the strategic review process. Raymond James advised that Bidder I had entered into a non-disclosure agreement with the Company, had been provided access to the Company’s data room and was moving forward with its preliminary due diligence. Raymond James advised Bidder I of the need to move quickly to submit an indication of interest in light of the current status of the strategic review process. The special committee determined to re-assess the relative strength of each bid following receipt of an indication of interest from Bidder I.

Raymond James made a valuation presentation to the special committee and advised on the proposals that had been submitted in the process. Bidder E submitted a bid letter and a draft merger agreement, in which it made an all cash, fully financed bid of $4.40 per share. Bidder E’s bid was conditioned upon the execution of stockholder support agreements by certain stockholders of the Company (including Atlantic, Arthur Becker and netASPx Holdings, Inc.) and contemplated a warrant holder agreement with the holders of the Company’s warrants. TWC submitted a bid letter and a draft merger agreement (along with a form of voting agreement and warrant holders agreement), in which it made an all cash, fully financed bid of $4.75 per share. Among other terms, TWC’s bid letter included a termination fee of 4% of the merger consideration plus reimbursement of expenses of up to $3 million. TWC’s bid also contemplated the execution of voting agreements by Atlantic,

Arthur Becker and netASPx Holdings, Inc. and a warrant holder agreement with the holder of the Company’s warrants. Bidder H submitted a bid letter, a debt commitment letter, and a draft merger agreement, with a bid of $4.05 in cash, subject to debt financing. Bidder C confirmed that it would not be submitting a bid. Raymond James recommended that the special committee continue to engage with TWC and Bidder E. The special committee discussed the bids received and any relevant assumptions and contingencies with respect to such bids, if any. The special committee also discussed the levels of valuation received and the prospects for the Company as a stand-alone entity and determined that it was advisable to proceed with the strategic review process. The special committee directed Raymond James to contact TWC, Bidder E and Bidder H to seek higher bids from each such party and to provide pricing guidance that bids should be at least $5.00 per share.

On January 15, 2011, the special committee met to discuss the offers received from TWC, Bidder E and Bidder H. The special committee also discussed the initial interest expressed by Bidder I and its desire to see an indication of interest from Bidder I in order to further assess valuation relative to existing bidders.

On January 17, 2011, Bidder I submitted an indication of interest to acquire the Company at a price per share of common stock in the range of $4.80 to $5.30. The indication of interest stated that the consideration would be payable in cash, but could be a mix of cash and stock. Bidder I’s indication provided that the acquisition would be financed with cash and new debt financing (which it had yet to obtain), and it was subject to completion of due diligence as well as the negotiation and completion of definitive documentation.

On January 17, 2011, the special committee met with Raymond James to receive an update on Raymond James’s discussions with Bidder E, Bidder H and TWC, and to discuss Bidder I’s indication of interest. Bidder H advised Raymond James that it could potentially increase its valuation to $4.50 per share of common stock, but that it would not be in a position to submit a bid much above $4.50 per share. In light of this, Bidder H did not continue in the strategic review process after January 17, 2011. Raymond James also advised the special committee that Bidder E had increased its bid from $4.40 to $4.65 per share of common stock based upon conversations with Raymond James. Upon being informed that its valuation was below those offered by other bidders, Bidder E indicated that it could potentially increase its bid, subject to further internal approvals, and requested that the special committee not approve another transaction without receiving additional input from Bidder E. Raymond James advised the special committee that TWC had indicated that it would not increase its bid until it had an opportunity to engage in negotiations over definitive transaction documents and to conduct final due diligence.

The special committee then discussed Bidder I’s indication of interest. Raymond James noted that, unlike the bids received from TWC and Bidder E, Bidder I’s indication of interest was subject to financing. Raymond James further advised that, based on Bidder I’s size, leverage and available cash, as well as its financing contingency, its offer introduced a greater degree of uncertainty. The special committee discussed Bidder I’s indication of interest and determined that, while it would allow Bidder I to continue to proceed in the strategic review process, it would not alter the timing of the process at this time. The special committee authorized Raymond James to offer to provide Bidder I with full diligence materials, but to highlight the importance of Bidder I moving quickly, adding certainty to any bid and achieving greater precision around its broad pricing range. The special committee then discussed with RLF the material terms of the draft merger agreement that TWC had submitted and instructed RLF to work with BRL Law Group LLC (which we refer to in this proxy statement as “BRL”), the Company’s counsel, to send a revised draft merger agreement to TWC and its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP (which we refer to in this proxy statement as “PW”).

On January 18, 2011, Bidder E increased its bid price from $4.65 to $5.00 per share.

On January 19, 2011, the special committee met with representatives of Atlantic to determine whether Atlantic would be willing to enter into a voting agreement and support a transaction at the then-proposed valuations (such voting agreement being a condition of both the TWC and Bidder E bids). Atlantic neither formally endorsed a transaction at the then current high bid ($5.00) nor rejected entering into a voting agreement to support a transaction at such valuation. At a special committee meeting on January 19, 2011, the special committee discussed the meeting with Atlantic and the revisions to the merger agreement sent to TWC. The special committee also discussed the terms of the revised draft merger agreement submitted by Bidder E and instructed RLF to work with BRL to send a revised version of the merger agreement to Bidder E later that evening. That afternoon, RLF and BRL conducted a conference call with PW to review the issues and open points in the draft merger agreement.

On January 21, 2011, the special committee met with RLF to review the material terms of the draft merger agreements submitted by Bidder E and TWC and the status of the negotiations with those bidders. The special committee also discussed the timing of the process. Raymond James provided an update with respect to Bidder I, which had contacted Raymond James on the evening of January 20, 2010 to express an interest in continuing its due diligence and requested a conference call with the Company’s management. Bidder I advised Raymond James that, subject to its continued review, it may be able to reach the high end of its indicated valuation range ($5.30). The special committee directed Raymond James to facilitate and attend the conference call between the Company’s management and Bidder I, which was subsequently scheduled for January 24, 2011. RLF and BRL also conducted a conference call with PW to review the issues and open points in the draft merger agreement submitted by TWC.

On January 26, 2011, RLF reviewed with the special committee the state of the third-party consents that would be required to proceed to the signing of a definitive merger agreement. RLF also provided the special committee an update on the status of the negotiations over the material terms of the draft merger agreements with TWC, which had been further discussed in a conference call with PW, and Bidder E. Raymond James advised that Bidder I, on the evening of January 25, 2011, had contacted Raymond James to indicate its continuing interest in the Company. Bidder I indicated that it would need approximately two and one-half weeks to complete its diligence and obtain financing assuming full engagement by the Company and its advisors and, after such time, it would be in a position to submit a final bid, which it indicated could be at the top end of its range ($5.30). However, Bidder I indicated that it was unwilling to proceed with these efforts unless the Company was prepared to provide assurance that Bidder I would be able to complete its full diligence and financing prior to the Company accepting any other bid. After discussion with its advisors, the special committee determined that, while it would allow Bidder I the opportunity to continue in the process, it could not provide the assurances that Bidder I was seeking and would not delay the strategic review process. In reaching this determination, the special committee considered the uncertainty surrounding Bidder I’s proposal, including lack of financing, uncertainty as to pricing, lack of diligence completed, and concern as to whether more time would be needed by Bidder I. The special committee also took into account the quality of TWC and Bidder E as existing bidders, both of whom had completed their diligence over a period of months and had no financing contingencies, and the possibility that one or both of such bidders might leave the process if a new and significant delay were imposed. The special committee directed Raymond James to request best and final bids from TWC and Bidder E by noon on January 28, 2011.

In the early afternoon of January 28, 2011, Raymond James contacted Bidder E, which communicated that it would increase its per share offer price to $5.05. Also that afternoon, TWC sent a letter to Raymond James in which it submitted a revised offer to acquire the Company for an all cash purchase price of $5.25 per share of the Company’s common stock. In its letter, TWC indicated that it would expect that the merger agreement, the disclosure schedules and the other ancillary documents (including voting agreements and the warrant holders agreement) to be completed in time for a joint public announcement of a transaction before the open of business on January 31, 2011. The special committee met to discuss TWC’s revised proposal. At this time, the special committee directed Raymond James to contact Bidder E to determine whether Bidder E would be in a position to make a superior offer. Raymond James also confirmed that Bidder I would not be continuing in the strategic review process.

The special committee met again in the late afternoon of January 28, 2011. At this meeting, the special committee discussed the revised bids submitted by each of TWC and Bidder E. Raymond James advised that Bidder E had declined to improve its offer and had stated that if the special committee had a better offer that it should pursue such offer. The special committee discussed with RLF the status of the negotiations over the draft merger agreement with TWC. RLF advised that the negotiations over the merger agreement with TWC were nearing completion, subject to the resolution of certain issues, including those relating to the conditions to closing, the termination fee and the no solicitation provisions of the agreement. The special committee advised Raymond James to contact TWC’s representatives to determine whether TWC would be willing to increase its offer.

In the early evening of January 28, 2011, Raymond James contacted TWC’s financial advisor to discuss TWC’s offer. TWC declined to improve its offer at that time. The special committee indicated that in order to continue negotiations to achieve a transaction that TWC needed to raise its bid to above $5.50 at which point the special committee would continue to negotiate towards definitive documentation relating to a transaction.

During the afternoon of January 29, 2011 and the morning of January 30, 2011, Raymond James and representatives of the special committee had discussions with representatives of Atlantic with respect to TWC’s bid price and Atlantic’s willingness to enter into a voting agreement. Following such conversations and conversations with members of the special committee, Raymond James reported to TWC that Atlantic would not be willing to support a transaction at $5.25 per share, but would be willing to support a transaction at $5.75 per share. Following additional negotiations, TWC’s financial advisor contacted Raymond James to report that TWC would increase its bid to $5.50 per share of common stock, that this was its best and final offer and that its offer was contingent upon prompt finalization of definitive agreements. After being advised of TWC’s revised bid, representatives of Atlantic indicated to Raymond James and representatives of the special committee that Atlantic would be fully supportive of a transaction at $5.50 per share.

During the early evening of January 30, 2011, the special committee met and received an update from Raymond James with respect to the negotiations with TWC with respect to valuation and Atlantic’s support for such valuation. At this meeting, RLF reviewed with the special committee the material open items in the draft merger agreement with TWC. The special committee directed RLF to continue negotiating with TWC over these and other terms, which RLF addressed with PW in a conference call. Among other terms, following negotiations, the special committee obtained agreement from TWC to a termination fee which totaled approximately 2.83% of the merger consideration plus reimbursement of up to $1.5 million of expenses.

On February 1, 2011, the special committee met to discuss again the draft of the merger agreement with TWC. Representatives of Raymond James and RLF were present at this meeting, and representatives of BRL were present for the portions of the meeting relating to the terms of the merger agreement. Representatives of RLF and BRL reviewed in detail the material terms of the merger agreement. A copy of the proposed revised merger agreement (and a marked copy of the merger agreement reflecting the changes made to the agreement since the special committee’s last review of the merger agreement) was sent to the directors prior to the meeting. Following this discussion, representatives of BRL left the meeting, and representatives of RLF reviewed the special committee’s fiduciary duties in connection with the proposed transaction with TWC. Representatives of Raymond James then reviewed with the special committee its financial analysis of the merger consideration and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated February 1, 2011, that, as of that date, and based upon and subject to the various assumptions made, matters considered and qualifications and limitations on the scope of review undertaken as set forth in such opinion, the $5.50 per share expected to be received by the holders of the Company’s common stock at the time the opinion was rendered was fair from a financial point of view to the holders of the Company’s common stock. The special committee then discussed a variety of factors relating to its consideration of the proposed transaction with TWC.

After discussion, the special committee unanimously (i) determined that the proposed merger agreement with TWC, and the transactions contemplated thereby (including, without limitation, the merger) were advisable, fair to, and in the best interests of the Company and its stockholders; and (ii) recommended that our board of directors (A) approve and declare advisable the merger agreement and the transactions contemplated thereby, (B) declare that it is in the best interests of the Company and our stockholders that we enter into the merger agreement and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth in the merger agreement, (C) submit the merger agreement to our stockholders for adoption, and (D) recommend that our stockholders adopt the merger agreement and the transactions contemplated thereby.

Following the meeting of the special committee, our board of directors met to consider the proposed transaction with TWC. Representatives of RLF, BRL and Raymond James were present at the meeting. Representatives of RLF and BRL reviewed with the board of directors the material terms of the merger agreement. A copy of the proposed merger agreement was sent to the board of directors prior to the meeting.

RLF and BRL also discussed with the board of directors its fiduciary duties in connection with its consideration of the proposed transaction. Raymond James then reviewed with the board of directors its financial analysis of the merger consideration and advised the board of directors that it had rendered its oral opinion to the special committee, to be subsequently confirmed in writing, that, as of February 1, 2011, and based upon and subject to the various assumptions made, matters considered and qualifications and limitations on the scope of review undertaken as set forth in such opinion, the $5.50 per share expected to be received by the holders of the Company’s common stock at the time the opinion was rendered was fair from a financial point of view to the holders of the Company’s common stock (other than the Company, TWC and the Merger Sub and their respective subsidiaries). The board of directors then discussed various factors relating to its decision whether to approve the merger agreement with TWC and recommend that our stockholders vote in favor of the adoption of the merger agreement.

Following discussion, the board of directors unanimously (i) determined that the merger agreement and the transaction contemplated thereby were advisable and in the best interests of the Company and its stockholders, (ii) authorized, approved and adopted the form, terms and provisions of the merger agreement and the transactions contemplated thereby, and authorized, empowered and directed the officers to execute and deliver the merger agreement on behalf of the Company, (iii) directed that the merger agreement be submitted to our stockholders at a meeting of stockholders, (iv) recommended that our stockholders adopt the merger agreement, and (v) declared that it is in the best interests of the Company and our stockholders that we enter into the merger agreement and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth in the merger agreement.

On February 1, 2011, following the close of trading on the NASDAQ and the NYSE, the parties executed a final version of the merger agreement and the Company and TWC issued a joint press release announcing the transaction.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement

The Special Committee

After being apprised of Atlantic’s public proposal to acquire the Company on July 12, 2010, the board of directors determined that it was advisable and in the best interests of the Company and its stockholders to form a special committee consisting only of independent directors for the purpose of responding to Atlantic’s public proposal and evaluating strategic alternatives available to the Company. Our board of directors appointed each of James Dennedy, Thomas Evans and Larry Schwartz as members of the special committee. Our board of directors delegated full power and authority to the special committee in connection with its evaluation of strategic alternatives, including the full power and authority to (i) review and evaluate the terms and conditions, and determine the advisability of Atlantic’s public proposal and any alternative thereto, (ii) negotiate with Atlantic or any other party the special committee deems appropriate with respect to the terms and conditions of Atlantic’s public proposal or any alternative thereto and, if the special committee deems appropriate, but subject to the limitations of applicable law, approve the execution and delivery of documents setting forth Atlantic’s proposal or any alternative transaction, (iii) determine whether Atlantic’s proposal or any alternative thereto negotiated by the special committee is fair to, and in the best interests of, the Company and its stockholders and (iv) recommend to our board of directors that the board of directors take actions with respect to Atlantic’s proposal or other alternatives thereto. In connection with the formation of the special committee, our board of directors resolved that it would not approve or recommend to the Company’s stockholders any potential sale of the Company without the favorable recommendation of the special committee.

The special committee, at a meeting held on February 1, 2011, unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of the Company and its stockholders, and recommended that the board of directors adopt a resolution approving and declaring the advisability of the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the stockholders of the Company adopt the merger agreement. In the course of reaching its determination to make the recommendations described above, the special committee consulted with and received the advice of its financial and legal advisors and considered a number of reasons to enter into the merger agreement and a number of factors that it believed supported its decision to enter into the merger agreement and consummate the proposed merger, including, but not limited to, the following material reasons and/or factors:

•	the $5.50 per share price to be paid in cash in respect of each share of the Company’s common stock, which represented a 37.5% premium over the closing price of the Company’s common stock on January 31, 2011, and a premium of approximately 106% over the closing price of our common stock of $2.67 on the NASDAQ Capital Market on July 9, 2010, the trading day immediately prior to the date the Company received an unsolicited proposal from Atlantic for the purchase of all of the outstanding common stock not then owned by Atlantic at a purchase price of $3.05;

•	the special committee’s views and opinions on the current complex hosting, application management and managed cloud services industries, including the competition that the Company expects to face with its cloud services from substantially larger companies which have capital, brands and resources that are far greater than the Company’s;

•	the special committee’s understanding of the business, operations, management, financial condition, earnings and prospects of the Company, including the prospects of the Company as an independent entity;

•	the nature of the industry and economic and market conditions, both on a historical and a prospective basis, including the current volatile state of the economy and continuing uncertainty regarding the robustness of the economic recovery and customer demand;

•	the retention of Raymond James, as financial advisor, and RLF, as legal advisor, by the special committee, in July 2010;

•	the financial analyses presented to the special committee by Raymond James and shared with the board of directors, as well as the opinion of Raymond James, dated February 1, 2011, to the special committee to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $5.50 cash per share merger consideration to be received by the holders of shares of the Company’s common stock (other than the Company, TWC and the Merger Sub and their respective subsidiaries) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of Raymond James is attached as Annex B to this proxy statement;

•	the possible alternatives to a sale to TWC, including continuing as a stand-alone company, which alternatives the special committee evaluated with the assistance of Raymond James and determined were less favorable to the Company’s stockholders than the merger given the potential risks and uncertainties associated with those alternatives;

•	the public offer made by Atlantic to acquire the Company on July 12, 2010, the press release issued by the special committee responding to such offer on August 6, 2010, including its intent to consider strategic alternatives, and subsequent SEC filings made by Atlantic;

•	the strategic review process undertaken by the special committee, in which numerous potential parties were contacted;

•	the indications of interest and bids that were received by the special committee in 2010 and in 2011;

•	the recent and historical market prices of the Company’s common stock;

•	the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations;

•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

•	the reputation of TWC;

•	the fact that TWC and Merger Sub have available cash on hand and are able to fund and complete the transactions contemplated by the merger agreement and the correlating absence of a financing condition in the merger agreement;

•	the Company’s ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement;

•	the fact that the consideration to be paid in the proposed merger is all cash, which provides certainty of value and liquidity to the Company’s stockholders;

•	the other terms of the merger agreement and related agreements, including:

•	the Company’s ability to consider and respond to an unsolicited acquisition proposal or engage in discussions or negotiations with the person making such a proposal;

•	the board of director’s ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that its stockholders vote to adopt the merger agreement;

•	the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, provided that the Company complies with its obligations relating to the entering into of any such agreement and concurrently with the termination of the merger agreement pays to TWC a termination fee of $7.5 million, plus up to $1.5 million in TWC’s expenses;

•	the availability of appraisal rights under the DGCL to holders of the Company’s common stock or our Series A Convertible Preferred Stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of the Company’s common stock or our Series A Convertible Preferred Stock as determined by the Delaware Court of Chancery; and

•	whether the outside termination date of August 1, 2011 under the merger agreement allows for sufficient time to complete the merger.

The special committee also believes that sufficient procedural safeguards were and are present to ensure the fairness of the proposed merger and to permit the special committee to represent effectively the interests of the Company’s unaffiliated stockholders. These procedural safeguards include:

•	the fact that the special committee is comprised of three independent directors who are not officers or employees of the Company or any of its subsidiaries and who have no material financial interest in the merger that is different from that of our stockholders generally;

•	the fact that the determination to engage in discussions related to the proposed merger and the consideration and negotiation of the price and other terms of the proposed merger was conducted entirely under the oversight of the members of the special committee and its advisors and without any limitation on the authority of the special committee to act with respect to any alternative transaction or any related matters;

•	the recognition by the special committee that it had the authority not to recommend the approval of the merger or any other transaction;

•	the fact that the special committee was advised by Raymond James, as financial advisor, and RLF, as legal advisor, and the fact that the special committee requested and received from Raymond James an opinion (based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein), as of February 1, 2011, with respect to the fairness of the common stock merger consideration to be received by the holders of the Company’s common stock (other than the Company, TWC and Merger Sub and their respective subsidiaries);

In the course of its deliberations, the special committee also considered a variety of risks and other countervailing factors related to entering into the merger agreement and the proposed merger, including:

•	the merger will preclude the Company’s stockholders from having the opportunity to participate in the future performance of its assets, future earnings growth, future appreciation of the value of its capital stock or future dividends that could be expected if its strategic plan were successfully implemented;

•	that under the merger agreement the Company does not have the ability to initiate, solicit and encourage alternative acquisition proposals from third parties or negotiate with third parties with respect to such proposals;

•	the costs involved in connection with entering into and completing the merger and the time and effort of management required to complete the merger and related disruptions to the operation of the Company’s business;

•	the restrictions on the conduct of the Company’s business prior to the completion of the proposed merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the proposed merger;

•	the risks and costs to the Company if the proposed merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•	that if the proposed merger is not completed, the Company will be required to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement as well as, under certain circumstances, pay TWC a termination fee of $7.5 million, plus up to $1.5 million in TWC’s expenses, in connection with the termination of the merger agreement;

•	the possibility that the Company will be required to pay a termination fee upon the termination of the merger agreement could discourage other potential acquirors from making a competing bid to acquire the Company;

•	the possibility that conditions to the parties’ obligations, including with respect to required antitrust and other regulatory approvals, to complete the merger may not be satisfied;

•	the fact that an all cash transaction would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes;

•	the fact that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally; and

•	the entry into voting agreements by Atlantic, Arthur Becker and netASPx Holdings, Inc., and TWC providing that such stockholders will vote to adopt the merger agreement and the fact that such voting agreements terminate upon a termination of the merger agreement.

The foregoing discussion of the reasons and/or factors considered by the special committee is not intended to be exhaustive, but rather includes the principal reasons and/or factors considered by the special committee. The special committee collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various reasons and/or factors described above and other reasons and/or factors that the members of the special committee believed were appropriate. In view of the wide variety of reasons and/or factors considered by the special committee in connection with its evaluation of the proposed merger and the complexity of these matters, the special committee did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific reasons and/or factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular reason and/or factor, or any aspect of any particular reason and/or factor, was favorable or unfavorable to the ultimate determination of the special committee. Rather, the special committee made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the reasons and/or factors discussed above, individual members of the special committee may have given different weights to different reasons and/or factors.

Recommendation of the Company’s Board of Directors

The board of directors, acting upon the unanimous recommendation of the special committee, at a meeting described above on February 1, 2011:

•	deemed it advisable and in the best interests of the Company and its stockholders that the Company enter into the merger agreement, and that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company and its stockholders; and

•	directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and recommended to the stockholders of the Company that they vote for the adoption of the merger agreement and all other actions or matters necessary or appropriate to give effect to the foregoing pursuant to the DGCL.

In reaching these determinations, the board of directors considered a number of reasons and/or factors, including the following material factors:

•	the special committee’s unanimous recommendation that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of the Company and its stockholders and that the board of directors adopt a resolution approving and declaring the advisability of the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the stockholders of the Company adopt the merger agreement;

•	the fact that the special committee is comprised of three independent directors who are not officers or employees of the Company or any of its subsidiaries and who have no material financial interest in the merger that is different from that of our stockholders generally; and

•	the financial analysis presented to the special committee by Raymond James and shared with the board of directors, as well as the opinion of Raymond James, dated February 1, 2011, to the special committee, to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $5.50 cash per share merger consideration to be received by the holders of shares of the Company’s common stock (other than the Company, TWC and Merger Sub and their respective subsidiaries) pursuant to the merger agreement was fair, from a financial point of view, to such holders (the full text of which is attached as Annex B to this proxy statement).

The foregoing discussion of the reasons and/or factors considered by our board of directors is not intended to be exhaustive, but rather includes the principal reasons and/or factors considered by our board of directors. Our board of directors collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various reasons and/or factors described above and other reasons and/or factors that the members of the board of directors believed were appropriate. In view of the wide variety of reasons and/or factors considered by the board of directors in connection with its evaluation of the proposed merger and the complexity of these matters, the board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific reasons and/or factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular reason and/or factor, or any aspect of any particular reason and/or factor, was favorable or unfavorable to the ultimate determination of the board of directors. Rather, our board of directors made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the reasons and/or factors discussed above, individual directors may have given different weights to different reasons and/or factors.

In connection with the consummation of the merger, certain of the Company’s directors may receive benefits and compensation that may differ from the per share merger consideration you would receive. See “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 44 of this proxy statement.

The board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Raymond James & Associates, Inc. to the Special Committee

The special committee retained Raymond James as financial advisor on July 26, 2010. In connection with that engagement, the special committee requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of the Company’s outstanding common stock of the common stock merger consideration to be received by such holders pursuant to the merger agreement.

At the February 1, 2011 meeting of the special committee, Raymond James rendered its opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the common stock merger consideration to be received by the holders of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of the Company’s outstanding common stock.

The full text of the written opinion of Raymond James, dated February 1, 2011, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Annex B to this document. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such opinion.

Holders of the Company’s common stock are urged to read this opinion in its entirety. Raymond James’s opinion, which is addressed to the special committee, is directed only to the fairness, from a financial point of view, of the common stock merger consideration to be received by holders of the Company’s common stock in connection with the proposed merger. Raymond James’s opinion does not constitute a recommendation to any holder of the Company’s common stock as to how such stockholder should vote at the special meeting of stockholders and does not address any other aspect of the proposed merger or any related transaction.

In connection with rendering its opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions as stated in the draft merger agreement;

•	reviewed the Company’s annual reports filed on Form 10-K for the fiscal years ended July 31, 2009 and July 31, 2010 and the 10-Q for the fiscal quarter ended October 31, 2010;

•	reviewed certain other publicly available information on the Company;

•	reviewed other Company financial and operating information provided by Company management, including financial forecasts and estimates covering the period 2011-2015;

•	reviewed the historical stock price and trading activity for the shares of the Company’s common stock;

•	discussed the Company’s operations, historical financial results, and future prospects with members of the senior management team of the Company;

•	discussed with senior management of the Company certain information related to the aforementioned;

•	compared financial and stock market information for the Company with similar information for certain other companies with publicly-traded equity securities;

•	reviewed the financial terms and conditions of certain recent business combinations involving companies in businesses it deemed to be sufficiently similar to those of the Company; and

•	considered such other quantitative and qualitative factors that it deemed to be relevant to its evaluation.

In connection with its review, Raymond James assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James by the Company or any other party, and did not undertake any duty or responsibility to verify independently any of such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management.

In rendering its opinion, Raymond James assumed that the merger would be consummated on the terms described in the merger agreement. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without being waived. Raymond James also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that, in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which the Company is a party, as contemplated by the merger agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the Company. In its financial analyses, Raymond James assumed the common stock merger consideration had a value of $5.50 per share. Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger agreement, or the availability or advisability of any alternatives to the merger. In the capacity of rendering the opinion, Raymond James reviewed the terms of the merger agreement and offered no judgment as to the negotiations resulting in such terms.

In conducting its investigation and analyses and in arriving at its opinion, Raymond James took into account such accepted financial and investment banking procedures and considerations as it has deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses Raymond James believes to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Company’s common stock; (iv) financial and operating information concerning selected business combinations which Raymond James deemed comparable in whole or in part; and (v) the general condition of the securities markets. The delivery of its opinion was approved by Raymond James’s fairness opinion committee.

The following summarizes the material financial analyses presented by Raymond James to the special committee at its meeting on February 1, 2011, which material was considered by Raymond James in rendering the opinion described below. No company or transaction used in the analyses described below is directly comparable to the Company or the contemplated merger.

Trading Analysis.  Raymond James analyzed historical closing prices of the Company and compared them to the value of the common stock merger consideration. The results of this analysis are summarized below:

	Price Per	Implied
	Share	Premium

Merger consideration value	$5.50	—
NaviSite closing stock price as of 1/31/2011	4.00	37.5%
52-week high NaviSite closing stock price (1/13/2011)	4.05	35.8%
52-week low NaviSite closing stock price (5/20/2010)	2.40	129.2%

Selected Public Companies Analysis.  Raymond James analyzed the relative valuation multiples of five publicly-traded information technology hosting and outsourcing companies, including:

•	Equinix, Inc.

•	Rackspace Hosting, Inc.

•	SAVVIS, Inc.

•	Internap Network Services Corp.

•	Peer 1 Network Enterprises, Inc.

Although none of the selected companies are directly comparable to the Company, the selected companies were chosen because they are publicly traded companies that operate in a similar industry as the Company and have lines of business and financial and operating characteristics similar to the Company. Raymond James determined, using its professional judgment, that these selected companies were the most appropriate for purposes of this analysis and, while there may have been other companies that operate in similar industries to the Company or have similar principal lines of business or financial or operating characteristics to the Company, Raymond James did not specifically identify any other companies for this purpose. Raymond James excluded companies that may have offered services similar to those of the Company, but that also derived a large part of their revenues from businesses dissimilar to those of the Company. Raymond James calculated various financial multiples for each company, including (i) enterprise value (market value plus debt, capital leases and preferred stock, less cash) compared to both revenue and earnings before interest, taxes, depreciation or amortization, or EBITDA, for the most recent actual twelve months results, referred to as TTM, as well as to estimated EBITDA by Wall Street research analysts for calendar years ending December 31, 2010 and 2011, referred to as CY10E and CY11E, respectively. The estimates for CY10E and CY11E published by Wall Street research analysts were not prepared in connection with the merger or at Raymond James’s request and may or may not prove to be accurate. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for the Company implied by the common stock merger consideration. The results of the selected public companies analysis are summarized below:

	Enterprise Value/Revenue						Enterprise Value/EBITDA
	TTM		CY10E		CY11E		TTM		CY10E		CY11E

Mean	3.5	x	3.4	x	3.1	x	11.6	x	11.1	x	10.1	x
Median	2.7	x	2.7	x	3.0	x	9.9	x	10.2	x	8.7	x
Minimum	1.4	x	1.4	x	1.4	x	8.9	x	7.6	x	8.1	x
Maximum	6.4	x	6.1	x	5.1	x	19.1	x	18.1	x	14.8	x
Merger consideration	2.5	x	2.5	x	2.2	x	11.4	x	11.1	x	9.2x

Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples for each of the metrics to the Company’s actual and projected financial results and determined the implied equity price per share of the Company’s common stock and then compared those implied equity values per share to the common stock merger consideration of $5.50 per share. The results of this are summarized below:

	Enterprise Value/Revenue			Enterprise Value/EBITDA
	TTM	CY10E	CY11E	TTM	CY10E	CY11E

Mean	$8.01	$7.73	$8.22	$5.64	$5.48	$6.19
Median	5.90	6.06	7.95	4.62	4.92	5.16
Minimum	2.39	2.50	2.91	3.97	3.26	4.75
Maximum	15.63	15.04	14.01	9.97	9.65	9.54
Merger consideration	$5.50	$5.50	$5.50	$5.50	$5.50	$5.50

Selected Transaction Analysis.  Raymond James analyzed publicly available information relating to selected acquisitions of information technology hosting and outsourcing companies and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis included:

•	Acquisition of Terremark Worldwide by Verizon Communications

•	Acquisition of TEAM Technologies by TDS Telecommunications

•	Acquisition of GreenSoft Solutions by Layered Technologies

•	Acquisition of Hosted Solutions by Windstream

•	Acquisition of Host Europe by Montagu Private Equity

•	Acquisition of Peak 10 by Welsh, Carson, Anderson & Stowe

•	Acquisition of SoftLayer Technologies by GI Partners

•	Acquisition of 365 Main / Five Property Data Center Portfolio by Digital Realty Trust

•	Acquisition of Fusepoint by SAVVIS

•	Acquisition of Cyrus Networks by Cincinnati Bell Technology Solutions

•	Acquisition of Viawest Internet Services by GI Partners and Oak Hill Capital Partners

•	Acquisition of VISI by TDS Telecommunications

•	Acquisition of NaviSite’s NetASPx assets by Velocity Technology Solutions

•	Acquisition of DS3 Data Vaulting by Terremark

•	Acquisition of Switch & Data Facilities by Equinix

While none of the companies (other than the Company) that participated in the selected transactions are directly comparable to the Company, the companies that participated in the selected transactions are companies with operations that, for the purposes of this analysis, may be considered similar to certain operations of the Company. Raymond James excluded transactions whose targets may have offered services similar to those of the Company, but that also derived a large part of their revenues from businesses dissimilar to those of the Company.

Raymond James examined valuation multiples of transaction enterprise value compared to the target companies’ revenue and EBITDA, in each case, for twelve months ended prior to announcement of the transaction and the current calendar year, where such information was publicly available. Information regarding certain precedent transactions was unavailable because the target was privately held and the acquirer did not disclose the relevant information. The valuation ranges set forth below are based on all publicly available data on comparable transactions and Raymond James believes there are sufficient data points to form a representative range of multiples for such transactions. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for the Company implied by the common stock merger consideration. Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples to the Company’s actual and projected performance to determine the implied equity price per share and then compared those implied equity values per share to the common stock merger consideration of $5.50 per share. The results of the selected transactions analysis are summarized below:

	Enterprise Value/Revenue				Enterprise Value/EBITDA
	TTM		CY11E		TTM		CY11E

Mean	4.3	x	4.3	x	11.2	x	10.6	x
Median	4.5	x	4.1	x	11.1	x	10.7	x
Minimum	1.3	x	2.6	x	6.0	x	6.6	x
Maximum	8.1	x	7.2	x	19.9	x	13.9	x
Merger consideration	2.5	x	2.2	x	11.4	x	9.2x

	Enterprise Value/Revenue		Enterprise Value/EBITDA
	TTM	CY11E	TTM	CY11E

Mean	$10.24	$11.88	$5.39	$6.52
Median	10.56	11.22	5.35	6.61
Minimum	2.17	6.74	2.16	3.59
Maximum	20.13	20.48	10.44	8.90
Merger consideration	$5.50	$5.50	$5.50	$5.50

Transaction Premium Analysis.  Raymond James analyzed the stock price premiums paid in 33 merger and acquisition transactions closed over the past 12 months with implied enterprise values between $200 and $500 million utilizing cash consideration. Raymond James measured each transaction price per share relative to each target’s closing price per share one day, seven days and 30 days prior to announcement of the transaction, adjusting the effective announce date for certain transactions in which the target publicly disclosed the receipt of an offer or announced a review of strategic alternatives prior to the announcement of a transaction. Raymond James compared the mean, median, minimum and maximum premiums paid from this set of transactions to the common stock merger consideration expressed as a premium relative to the closing stock price of the Company as of January 31, 2011, January 25, 2011 and December 31, 2010. In addition, Raymond James compared similar metrics to the closing stock price of the Company as of July 12, 2010, July 2, 2010 and June 11, 2010 for an analysis of the premium paid relative to the “unaffected” stock price prior to receiving an offer to acquire the Company from Atlantic on July 12, 2010. The results of the transaction premium analysis are summarized below (note: summary statistics exclude data points greater than two standard deviations from the mean of the group):

	Implied Premium
Current Price Analysis	1-day	7-day	30-day

Mean	38.7%	39.6%	49.3%
Median	35.5%	38.1%	44.3%
Minimum	1.9%	(2.1)%	4.0%
Maximum	77.2%	81.4%	136.1%
Merger consideration	$5.50	$5.50	$5.50
NaviSite closing stock price per share	$4.00	$3.78	$3.71
Implied Transaction premium	37.5%	45.9%	48.2%

	Implied Premium
“Unaffected” Price Analysis	1-day	7-day	30-day

Mean	38.7%	39.6%	49.3%
Median	35.5%	38.1%	44.3%
Minimum	1.9%	(2.1)%	4.0%
Maximum	77.2%	81.4%	136.1%
Merger consideration	$5.50	$5.50	$5.50
NaviSite closing stock price per share	$2.64	$2.64	$2.53
Implied Transaction premium	108.3%	108.3%	117.4%

Furthermore, Raymond James applied the mean, median, minimum and maximum premiums for each of the metrics to the Company’s actual corresponding closing stock prices to determine the implied equity price per share and then compared those implied equity values per share to the common stock merger consideration of $5.50 per share. The results of this are summarized below (note: summary statistics exclude data points greater than two standard deviations from the mean of the group):

	Implied Equity Price Per Share
Current Price Analysis	1-day	7-day	30-day

Mean	$5.55	$5.28	$5.54
Median	5.42	5.22	5.35
Minimum	4.08	3.70	3.86
Maximum	7.09	6.86	8.76
Merger consideration	$5.50	$5.50	$5.50

	Implied Equity Price Per Share
“Unaffected” Price Analysis	1-day	7-day	30-day

Mean	$3.66	$3.69	$3.78
Median	3.58	3.65	3.65
Minimum	2.69	2.59	2.63
Maximum	4.68	4.79	5.97
Merger consideration	$5.50	$5.50	$5.50

Discounted Cash Flow Analysis.  Raymond James analyzed the discounted present value of the Company’s projected free cash flows for the years ending July 31, 2011 through 2015 on a standalone basis. Raymond James calculated unleveraged free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, plus stock based compensation, less capital expenditures, less the change in working capital. Additionally, Raymond James estimated the effect of and utilized the Company’s Net Operating Losses in their calculations.

The discounted cash flow analysis was prepared using projections of the financial performance of the Company that were provided to Raymond James by management as described below in “Financial Projections”. Consistent with the periods included in the financial projections, Raymond James used fiscal year 2015 as the final year for the analysis and applied multiples, ranging from 7.0x to 10.0x, to fiscal 2015 EBITDA in order to derive a range of terminal values for the Company in 2015.

The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 16.0% to 20.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing the Company’s business plan, factoring in, among other things, an appropriate levered beta, utilizing net debt to lever and re-lever the betas. Raymond James added the ranges of present values of unleveraged free cash flows to the ranges of present values of terminal values, adjusting those values for the Company’s current cash, debt and preferred stock balances and dividing by the number of fully diluted shares outstanding to derive a range of present equity values per share of the Company’s common stock. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for the Company’s common stock implied by the common stock merger consideration. The results of the discounted cash flow analysis are summarized below:

Terminal Value EBITDA Multiple	7.0x			8.5x			10.0x
Discount Rate	16.0%	18.0%	20.0%	16.0%	18.0%	20.0%	16.0%	18.0%	20.0%

Implied Price Per Share	$5.30	$4.86	$4.44	$6.34	$5.85	$5.36	$7.40	$6.80	$6.25

Additional Considerations.  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James’s view of the actual value of the Company.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the special committee and the Company’s board of directors and were prepared solely as part of Raymond James’s analysis of the fairness, from a financial point of view, to the holders of the Company’s common stock (other than the Company, TWC or Merger Sub and their subsidiaries) of the consideration to be received by such holders in connection with the proposed merger. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into consideration by the special committee in making its determination to recommend that the board of directors approve the merger agreement and by the Company’s board of directors in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the special committee’s, the Company board of directors’ or management’s opinion with respect to the value of the Company. The Company placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

Raymond James’s opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on January 31, 2011, and any material change in such circumstances and conditions may affect Raymond James’s opinion, but Raymond James does not have any obligation to update, revise or reaffirm that opinion.

For services rendered in connection with the delivery of its opinion, the Company paid Raymond James a customary investment banking fee upon delivery of its opinion in the amount of $350,000. The Company will also pay Raymond James a customary fee for advisory services in connection with the merger, which is contingent upon the closing of the merger, in the amount equal to 1% of the value of all cash, securities and other property or other assets paid or payable or received, including debt, liabilities and obligations which are assumed in connection with the merger agreement and the transactions contemplated thereby, which is approximately $3,172,000, which amount will be paid at closing, with all fees previously paid to Raymond James credited towards such amount, including the $350,000 paid upon delivery of Raymond James’s opinion, a $50,000 retainer fee and four (4) monthly payments of $37,500. The Company also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement. As disclosed in the “Background of the Merger” section of this proxy statement, Lane Berry, which was subsequently acquired by Raymond James, was engaged by the predecessor committee in 2008 as its independent financial advisor, during which time a retainer of $100,000 was paid to Lane Berry by the Company. Other than in connection with this engagement and its previous engagement by the predecessor committee, Raymond James has not provided services to the Company or the predecessor committee and has not received any compensation from the Company since 2008.

Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company and TWC for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Financial Projections

NaviSite does not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the Company is including prospective financial information in this proxy statement to provide its stockholders access to certain non-public unaudited prospective financial information that was made available to the special committee and its legal and financial advisors and, the board of directors of the Company in connection with the merger. This information included estimates of revenue, EBITDA, EBIT, net income and earnings per share for the fiscal years 2011 through 2015. The unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that any of our board of directors, the special committee, the special committee’s legal or financial advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. None of the Company, its respective affiliates nor any other person assumes any responsibility for the accuracy of this information.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions, foreign currency rates, interest on investments, and matters specific to the Company’s business, many of which are beyond the Company’s control. The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. The Company’s stockholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 16 and “Where You Can Find Additional Information” beginning on page 79. The unaudited prospective financial information was not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for the unaudited prospective financial information. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.

The following table presents summary selected unaudited prospective financial information for the fiscal years ending 2011 through 2015:

In thousands of dollars, except per share amounts

Historical and Projected Financials	Projected for the Fiscal Years Ending July 31,
$ Thousands	2011E	2012E	2013E	2014E	2015E

As Reported Revenue	$139,044	$154,912	$173,463	$193,476	$214,872
Pro Forma Revenue Adjustments	(7,291)	(7,291)	(7,291)	(7,291)	(7,291)

Pro Forma Revenue(1)	131,753	147,621	166,172	186,185	207,581
As Reported Cost of Revenue	87,167	92,128	96,965	102,169	107,718

As Reported Gross Profit	51,877	62,784	76,497	91,307	107,154
% Margin	37.3%	40.5%	44.1%	47.2%	49.9%
As Reported Total Operating Expenses	42,562	46,583	52,348	60,552	67,171

As Reported EBIT	9,315	16,201	24,149	30,755	39,983
% Margin	6.7%	10.5%	13.9%	15.9%	18.6%
As Reported Depreciation and Amortization	19,959	19,931	19,863	19,755	19,754
As Reported Stock-Based Compensation	3,300	3,571	3,971	4,371	4,771

As Reported EBITDA	32,574	39,703	47,982	54,881	64,508
% Margin	23.4%	25.6%	27.7%	28.4%	30.0%
Net Pro Forma EBITDA Adjustments	(2,030)	(2,030)	(2,030)	(2,030)	(2,030)

Pro Forma EBITDA	30,544	37,673	45,952	52,851	62,478
% Margin	23.2%	25.5%	27.7%	28.4%	30.1%

As Reported Provision for Income Taxes	1,737	4,063	6,957	9,319	12,178
As Reported Net Income	$4,053	$9,481	$16,233	$21,745	$28,414

Notes:

1.	Pro forma to reflect the divestiture of NetASPx (FY 2010), the elimination of data centers in San Francisco (FY 2010), Virginia (FY 2010), Dallas (FY 2011) and Los Angeles (FY 2009), the conversion of a UK data center to an operating lease, the elimination of professional services revenue, severance and one-time items.

Other Projections Provided to Raymond James

In thousands of dollars

	Projected for the Fiscal Years Ending July 31,
	2011	2012	2013	2014	2015
Change in Working Capital	(3,288)	(1,644)	(2,387)	(2,284)	122
Capital Expenditures(1)	(20,000)	(20,000)	(20,000)	(20,000)	(20,000)

1.	Includes capital expenditures plus forecasted additions to capital leases.

No assurances can be given that these assumptions will accurately reflect future conditions. In addition, although presented with numerical specificity, the above unaudited prospective financial information reflects numerous assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the unaudited prospective financial information was prepared. The above unaudited prospective financial information does not give effect to the merger. The Company’s stockholders are urged to review the Company’s most recent SEC filings for a description of the Company’s reported results of operations, financial condition and capital resources during 2010.

Readers of this proxy statement are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. No representation is made by the Company or any other person to any stockholder of the Company regarding the ultimate performance of the Company compared to the information included in the above prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement should not be regarded as an indication that such prospective financial information will be an accurate prediction of future events nor construed as financial guidance, and they should not be relied on as such.

NAVISITE DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE OR PROVIDE FUTURE PROJECTIONS.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company’s board of directors with respect to the merger, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally.

These interests may present these directors and officers with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Company’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger. All of the amounts listed on the tables below represent amounts payable prior to any applicable withholding taxes. The special committee was also aware of these interests and considered them, among other matters, when recommending that the full board approve the merger. See also “The Voting Agreements” beginning on page 54 for a description of the voting agreement entered into with Arthur Becker and Atlantic.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the special committee in evaluating strategic alternatives, on July 15, 2010, the board of directors determined that the chairman of the special committee would receive a retainer of $15,000 plus $2,000 per meeting and that each other member of the special committee would receive a retainer of $10,000 plus $2,000 per meeting. Such fees were payable whether or not the merger agreement or any other transaction was entered into by the Company and payment of such fees is not conditioned upon the merger being completed. No other meeting fees or other compensation (other than reimbursement for out-of-pocket expenses in connection with attending special committee meetings) will be paid to the members of the special committee in connection with their service on the special committee.

Treatment of Outstanding Stock Options

As described in “The Merger Agreement — Treatment of Stock Options, Restricted Stock and Other Equity Awards” beginning on page 59, the merger agreement provides that, at the effective time of the merger, each outstanding unexercised option to purchase our common stock, whether vested or unvested, will be canceled and the holder thereof will be entitled to receive a cash payment equal to the product of the total number of shares of our common stock subject to the option as of the effective time multiplied by the excess, if any, of $5.50 over the exercise price per share of the Company’s common stock subject to such option, less applicable withholding taxes. Options with an exercise price per share equal to or greater than $5.50 will be canceled with no consideration paid to the holder thereof.

The following table sets forth, for each of our directors and executive officers holding stock options as of February 15, 2011, (a) the aggregate number of shares of the Company’s common stock subject to vested stock options, (b) the value of such vested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of $5.50 over the respective per share exercise prices of those stock options by (ii) the number of shares of the Company’s common stock subject to those stock options, (c) the aggregate number of unvested stock options that will vest as of the effective time of the merger, assuming the director or executive officer remains employed by the Company at that date, (d) the value of those unvested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of $5.50 over the respective per share exercise prices of those stock options by (ii) the number of shares of the Company’s common stock subject to those stock options, (e) the aggregate number of shares of the Company’s common stock subject to vested stock options and unvested stock options for such individual as of the effective time of the merger, assuming the director or executive officer remains employed by the Company at that date, and (f) the aggregate amount of consideration that we expect to offer for all such stock options in connection with the merger.

Please note that the table below includes shares of the Company’s common stock subject to outstanding vested and unvested stock options that do not have a corresponding “value” for purposes of the disclosure in this proxy statement due to the per share exercise price of such stock options exceeding the $5.50 common stock merger consideration.

					Aggregate Offer
			Unvested Stock Options		Consideration for All
	Vested Stock Options		That Will Vest as a Result of the Merger		Stock Options
Name	Shares	Value	Shares	Value	Shares	Value

Executive Officers
Claudine Bianchi	14,166	$47,281	25,834	$84,319	40,000	$131,600
R. Brooks Borcherding	21,875	66,063	53,125	160,438	75,000	226,501
Mark Clayman	314,583	864,341	35,417	106,959	350,000	971,300
Denis Martin	256,041	721,293	33,959	114,457	290,000	835,750
James Pluntze	292,083	845,766	35,417	106,959	327,500	952,725
Sumeet Sabharwal	274,583	794,541	35,417	106,959	310,000	901,500
Roger Schwanhausser	47,708	183,078	62,292	227,122	110,000	410,200
Directors
Arthur Becker	1,132,291	$2,793,644	70,834	$213,919	1,203,125	$3,007,563
James Dennedy	115,000	299,450	0	0	115,000	299,450
Thomas Evans	95,000	219,250	0	0	95,000	219,250
Andrew Ruhan	80,000	276,450	0	0	80,000	276,450
Larry Schwartz	115,000	299,450	0	0	115,000	299,450
All Executive Officers and Directors holding Stock Options as a group	2,758,330	$7,410,607	352,295	$1,121,132	3,110,625	$8,531,739

Treatment of Restricted Shares

As described in “The Merger Agreement — Treatment of Stock Options, Restricted Stock and Other Equity Awards” beginning on page 59, at the effective time of the merger, all shares of restricted stock issued under our equity incentive plans (other than certain performance-based restricted shares) which are then outstanding, whether vested or unvested, will be canceled and the holder of each such award will be entitled to receive a cash payment of $5.50 per share of restricted stock, less any applicable withholding taxes. For a discussion of the treatment of certain shares of restricted stock subject to performance-based vesting held by Messrs. Becker, Clayman, Martin, Pluntze and Sabharwal, see “Treatment of Performance-Based Restricted Shares” below.

The following table identifies, for each of our directors and executive officers holding shares of restricted stock, the aggregate number of shares of restricted stock as of February 15, 2011, and the pre-tax value of such shares of restricted stock that will become fully vested in connection with the merger as calculated by multiplying the $5.50 common stock merger consideration by the number of shares of restricted stock.

	Aggregate
	Number of		Value of
	Restricted		Restricted
Name	Shares		Shares

Executive Officers
Claudine Bianchi	0		$0
R. Brooks Borcherding	83,334		458,337
Mark Clayman	0	(1)	0
Denis Martin	0	(1)	0
James Pluntze	0	(1)	0
Sumeet Sabharwal	0	(1)	0
Roger Schwanhausser	0		0
Directors
Arthur Becker	13,126	(1)	$72,193
James Dennedy	13,126		72,193
Thomas R. Evans	13,126		72,193
Andrew Ruhan	13,126		72,193
Larry Schwartz	13,126		72,193
All Executive Officers and Directors holding Restricted Shares as a group	148,964		$819,302

(1)	Excludes shares of restricted stock subject to performance-based vesting a description of which see “Treatment of Performance-Based Restricted Shares” below.

Treatment of Performance-Based Restricted Shares

As described in “The Merger Agreement — Treatment of Stock Options, Restricted Stock and Other Equity Awards” beginning on page 59, at the effective time of the merger, all shares of restricted stock issued under our Amended and Restated 2003 Stock Incentive Plan that are subject to performance-based vesting and which would not otherwise vest in accordance with its terms as of the effective time, shall, at the effective time of the merger, be canceled without any cash payment to the holder thereof.

The performance-based awards noted above were granted on July 22, 2008. The restrictions lapse upon the Company meeting certain market capitalization objectives, as discussed in detail below. As of the date of this proxy statement, the performance objectives have not yet been achieved.

The restrictions lapse as follows (i) for the first 1/3 of the shares, 50% vests upon the Company exceeding a market capitalization of $182,330,695 for 20 consecutive trading days and, so long as the employee remains employed by the Company, the remaining 50% of such 1/3 vests on the one year anniversary thereafter, (ii) for the second 1/3 of the shares, 50% vests upon the Company exceeding a market capitalization of $232,330,695 for 20 consecutive trading days, and so long as the employee remains employed by the Company, the remaining 50% of such 1/3 vests on the one year anniversary thereafter, and (iii) for the final 1/3 of the shares, 50% vests upon the Company exceeding a market capitalization of $282,330,695 for 20 consecutive trading days and, so long as the employee remains employed by the Company, the remaining 50% of such 1/3 vests on the one year anniversary thereafter.

In the event there is a change of control of the Company which results in a market capitalization: (x) exceeding $182,330,695, then 100% of the first 1/3 of the shares will vest immediately, so long as the employee remains employed by the Company as of such date, with the remainder of the shares being forfeited; (y) exceeding $232,330,695, then 100% of the first and second 1/3 of the shares will vest immediately, so long as the employee remains employed by the Company as of the date of such change of control, with the remainder of the shares being forfeited; or (z) exceeding $282,330,695, then 100% of all of the shares will vest immediately, so long as the employee remains employed by the Company as of such date. Any shares that do not vest in connection with a change of control shall be forfeited immediately.

As of the date of this proxy statement, we expect that in connection with the change of control which will occur at the effective time, the market capitalization will be greater than $182,330,695 but will not exceed $232,330,695; therefore, 100% of the first 1/3 of the shares will vest immediately, unless already vested, and will be canceled and the holder of such shares will be entitled to receive a cash payment of $5.50 per such vested shares of restricted stock, less any applicable withholding taxes. The remaining 2/3 of the shares will not vest and will be canceled without any cash payment to the holder thereof.

The following table identifies, for each of our directors and executive officers holding shares of restricted stock subject to performance-based vesting, the aggregate number of shares of restricted stock subject to performance-based vesting, and the pre-tax value of the number of shares of restricted stock that we expect will become fully vested in connection with the merger as calculated by multiplying the $5.50 common stock merger consideration by such number of shares of restricted stock.

		Number of
		Restricted	Value of
		Shares	Restricted
	Aggregate	That Will	Shares That
	Number of	Vest as a	Will Vest as
	Restricted	Result of	Result of
Name	Shares	the Merger	the Merger

Executive Officers
Mark Clayman	120,000	40,000	$220,000
Denis Martin	70,000	23,333	128,332
James Pluntze	120,000	40,000	220,000
Sumeet Sabharwal	70,000	23,333	128,332
Directors
Arthur Becker	277,000	92,333	$507,832
All Executive Officers and Directors holding Restricted Shares as a group	657,000	218,999	$1,204,496

Separation Agreements

We have separation agreements with Messrs. Borcherding, Clayman, Martin, Pluntze and Sabharwal. Under each of these agreements, we are required to pay severance benefits in connection with certain terminations of employment. Certain of the agreements do provide for special accelerated vesting of certain outstanding equity awards which would not be applicable in connection with a termination of employment in connection with the merger since all outstanding equity awards will become vested and cashed out in connection with the closing of the merger as described above. TWC has agreed to honor the terms of the separation agreements in existence as of the date of the merger agreement, subject in each case to their respective terms.

For each of Messrs. Borcherding, Clayman, Pluntze and Sabharwal, these separation agreements entitle each of them to specified benefits upon termination following a change in control of the Company under certain circumstances. The completion of the merger would constitute a change in control under the separation agreements we entered into with each of Messrs. Borcherding, Clayman, Pluntze and Sabharwal. The separation agreements provide severance and other benefits if any of the above executive officer’s employment is terminated by the Company without cause, or by the executive officer for good reason at any time following a change in control, except that Mr. Sabharwal must terminate employment for good reason within twelve (12) months following a change in control. For Mr. Martin, his separation agreement does not provide for special termination benefits if the termination occurs in connection with a change in control. Mr. Martin’s separation agreement provides severance and other benefits if his employment is terminated by the Company without cause, or by him for good reason.

“Good reason” under the separation agreements is generally defined to include a significant diminution in the executive officer’s position, duties, responsibilities, power or office, a reduction in base salary, a discontinuation or reduction of a material compensation or benefit plan unless an equitable arrangement is made, a discontinuation or reduction of any benefits, or a material change in place of employment.

For (i) each of Messrs. Borcherding, Clayman, Pluntze and Sabharwal, the benefits provided under the separation agreements upon being terminated without cause, or by the executive officer for good reason following a change in control (provided that we have thirty (30) days to remedy the situation resulting in a good reason) and (ii) Mr. Martin, the benefits provided under his separation agreement upon being terminated without cause, or by him for good reason (provided that we have thirty (30) days to remedy the situation resulting in a good reason), include the following, subject to the executive officer’s execution of a valid general release and waiver of any claims he may have against us:

•	his annual base salary in effect on the date of termination for a period of six (6) months, except that (i) Messrs. Clayman and Sabharwal shall receive the higher of (x) his annual base salary in effect on the date of termination or (y) his annual base salary in effect immediately before the change in control, and (ii) Mr. Borcherding shall receive his annual base salary in effect on the date of termination for a period of twelve (12) months;

•	a lump sum bonus payment equal to his target bonus for the current fiscal year pro rated to the date of termination;

•	any unpaid bonus from the prior fiscal year;

•	all legal fees and expenses incurred by the executive officer in seeking to obtain or enforce any right provided by the separation agreements; and

•	reimbursement for COBRA payments for health and welfare benefits continuation if he elects COBRA coverage for a period of six (6) months.

None of the executive officers will be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six-month period following his termination.

If we terminate any of Messrs. Borcherding’s, Clayman’s, Martin’s, Pluntze’s or Sabharwal’s employment for cause or he terminates his employment without good reason, then each such executive officer will be entitled to any accrued but unpaid salary and any other accrued but unpaid compensation, in each case, through the date of his termination, as well as any amounts to which he is entitled under any compensation plan of the Company at the time such payments are due. In addition, in the event that any payment or benefit provided to each such executive officer under the separation agreements or under any other plan, program or arrangement of ours in connection with a change in control (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) becomes subject to the excise taxes imposed by Section 4999 of the Code, each such executive officer will be entitled to receive a “gross up” payment in connection with any such excise taxes.

Claudine Bianchi and Roger Schwanhausser are not currently party to any separation agreement with the Company. However, upon a termination of employment without cause, Ms. Bianchi and Mr. Schwanhausser may be entitled to severance benefits under the standard severance policies of the Company.

The following table sets forth an estimate of the potential cash severance payments that would be payable as described above in the event that the employment of an executive officer was terminated without cause or the executive officer resigned for good reason in connection with the merger (where applicable) (assuming, for illustrative purposes, that (1) the executive officer’s employment is terminated on July 31, 2011 (the last day of the Company’s fiscal year), (2) base salaries remain at current levels, and (3) the Company achieves its performance targets for the fiscal year ended July 31, 2011). The value of any accelerated vesting of equity awards to which any executive officer would otherwise be entitled is not included since all outstanding equity awards, with limited exceptions described above under “Treatment of Performance-Based Restricted Shares”, will become fully vested and be cashed out in connection with the closing of the merger as described above.

	Cash		Cash
	Severance		Bonus	Other
Executive Officer	Payment		Payment(3)	Benefits(4)

Claudine Bianchi	$23,077	(1)	$ N/A	$ N/A
R. Brooks Borcherding	320,000	(2)	235,000	3,099
Mark Clayman	100,000	(2)	150,000	808
Denis Martin	112,500	(2)	100,000	9,361
James Pluntze	137,500	(2)	125,000	9,361
Sumeet Sabharwal	100,000	(2)	120,000	N/A
Roger Schwanhausser	34,615	(1)	N/A	N/A

(1)	Ms. Bianchi and Mr. Schwanhausser do not have separation agreements with the Company. The amounts in the table represent eight (8) weeks of base salary, determined based upon the Company’s standard severance guidelines.

(2)	Represents amount equal to continued payment of base salary for the period of one (1) year for Mr. Borcherding and for the period of six (6) months for each of Messrs. Clayman, Martin, Pluntze and Sabharwal following termination assuming that the executive officer does not obtain other paid employment during that period.

(3)	Represents amount equal to lump sum bonus payment that the executive officer would otherwise have received for fiscal year 2011 per the executive officer’s performance-based cash bonus agreement (assuming target bonus payment).

(4)	Represents an amount equal to the Company’s total COBRA cost to executive officers to continue coverage under the Company’s health insurance plan for six (6) months (assuming, in each case, that the executive officer did not obtain other employment during that period).

Separation Agreement with Arthur Becker

On September 21, 2010, the Company entered into a separation agreement with Arthur Becker. In the event that any payment or benefit provided to Mr. Becker under the separation agreement or under any other plan, program or arrangement of ours in connection with a change in control (as defined in Section 280G of the Code) becomes subject to the excise taxes imposed by Section 4999 of the Code, Mr. Becker will be entitled to receive a “gross up” payment in connection with any such excise taxes.

Other Agreements

TWC has agreed to honor all employment, separation and performance-based cash bonus agreements in existence as of the date of the merger agreement subject in each case to their respective terms. In addition to the separation agreements noted above under “Separation Agreements”, each executive officer has a performance-based cash bonus agreement. Under the terms of the separation agreements noted above, Messrs. Borcherding, Clayman, Martin, Pluntze and Sabharwal would receive the pro rata lump sum bonus payment that he would otherwise have received for fiscal year 2011 per his performance-based cash bonus agreement in the event that his employment was terminated without cause or he resigned for good reason. However, since TWC has agreed to honor the performance-based cash bonus agreements of the executive officers, each of Messrs. Borcherding, Clayman, Martin, Pluntze and Sabharwal may be entitled to receive a bonus payment for fiscal year 2011 per his performance-based cash bonus agreement regardless of whether his employment is terminated without cause or he resigns for good reason. The amount Messrs. Borcherding, Clayman, Martin, Pluntze and Sabharwal may be entitled to receive, assuming the Company achieves its performance targets for the fiscal year ending on July 31, 2011 and assuming target bonus payment, is set forth above in the chart included in the “Separation Agreements” section. The amount Ms. Bianchi and Mr. Schwanhausser may be entitled to receive, assuming the Company achieves its performance targets for the fiscal year ending on July 31, 2011 and assuming target bonus payment, is $50,000 and $100,000, respectively.

Employee Benefits

The merger agreement requires TWC or the surviving corporation to continue to provide certain compensation and benefits for a period of one year from the consummation of the merger, as well as take certain actions in respect of employee benefits provided to the Company’s employees, including its executive officers. For a more detailed description of these requirements, please see “The Merger Agreement — Employee Benefit Arrangements” beginning on page 67.

New Management Arrangements with Executive Officers

As of the date of this proxy statement, none of the Company’s executive officers or directors has entered into any amendments or modifications to his or her existing employment arrangements with the Company in connection with the merger, nor has any entered into any employment or other agreement with TWC or its affiliates. It is expected that the Company’s executive officers will continue employment with TWC after the closing of the merger.

Indemnification of Directors and Officers

The merger agreement provides that for six years after the effective time of the merger, TWC is required to cause the surviving corporation of the merger to indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who is now or was prior to the effective time of the merger a director, officer, employee, fiduciary or agent of the Company or any of its subsidiaries against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, demand, proceeding or investigation in respect of, or relating to (i) the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of the merger agreement, any agreement or document contemplated by or delivered in connection with the merger agreement, or any of the transactions contemplated by the merger agreement, whether in any case asserted or arising at or before or after the effective time. In addition, for six years after the effective time of the merger, TWC is required to cause the surviving corporation of the merger to advance, to the extent permitted under applicable law, all expenses incurred by such indemnified person in connection with such claim; provided that the person to whom expenses are advanced provides an undertaking prior to the advancement of expenses to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the merger agreement. All claims for indemnification that TWC received written notice of prior to the sixth anniversary of the effective time of the merger will survive until the final disposition of such claim. However, neither the Company nor the surviving corporation will be liable for any settlement effected without its prior written consent; also, the Company and the surviving corporation will have no obligation under this provision to any indemnified person if a court of competent jurisdiction ultimately determines in a final and non-appealable judgment that indemnification by them of such indemnified person is prohibited by applicable law.

In addition, from and after the effective time of the merger, TWC is required to cause the surviving corporation of the merger to honor in all respects the obligations of the Company and its subsidiaries pursuant to (i) any indemnification agreement between the Company and any of its subsidiaries, on the one hand, and any person who is a director, officer, employee or agent of the Company or any of its subsidiaries, on the other hand, which indemnification agreement was made available to TWC before the execution of the merger agreement, and (ii) any indemnification provisions under the certificates of incorporation or bylaws (or other applicable organizational documents) of the Company or any of its subsidiaries.

For six years after the effective time of the merger, TWC is required to cause to be maintained the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that TWC may substitute policies with reputable and financially sound carriers of at least the same coverage and amount containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the effective time. TWC’s obligation to provide this insurance coverage is subject to a cap on annual premiums of 300% of the annual premium paid by the Company in its last full fiscal year. If TWC cannot maintain the existing or equivalent insurance coverage without exceeding the 300% cap, TWC is required to obtain a policy with the greatest coverage available for a cost equal to the 300% cap. In lieu of the foregoing, at least ten (10) days prior to the effective time, TWC may purchase a “tail” or “runoff” insurance program with an annual aggregate coverage limit over the term of such policy in an amount equal to the annual aggregate coverage limit under the Company’s existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage, so long as the cost of such policy does not exceed 300% of the annual premium paid by the Company in its last full fiscal year. However, if the current policies of directors’ and officers’ liability insurance maintained by the Company cannot be maintained for a cost equal to the 300% cap and such “tail” or “runoff” coverage can only be obtained at an annual premium in excess of a cost equal to the 300% cap, TWC will maintain the most advantageous “tail” or “runoff” coverage obtainable for an annual premium equal to the cost of the 300% cap.

Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to our stockholders. We base this summary on the provisions of the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of common stock or shares of Series A Convertible Preferred Stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a beneficial owner holds the shares of our stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a beneficial owner in light of the particular circumstances, or that may apply to a beneficial owner that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, this discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our stock pursuant to the merger.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes (a “pass-through entity”) holds our stock, the U.S. federal income tax treatment of an equity owner of such pass-through entity will generally depend on the status of such owners and the activities of the pass-through entity. If you are an equity owner of a pass-through entity holding our stock, you should consult your tax advisors.

U.S. Holders

The receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by U.S. holders will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize gain or loss in an amount equal to the difference between:

•	the amount of cash received in exchange for Company stock; and

•	the U.S. holder’s adjusted tax basis in such stock.

If the holding period in our stock surrendered in the merger (or pursuant to the exercise of dissenters’ rights) is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of our stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our stock.

Under the Code, a U.S. holder of our stock may be subject, under certain circumstances, to information reporting on the cash received in the merger (or pursuant to the exercise of dissenters’ rights) unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been at any time during the five (5) years preceding the merger a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of our common stock at any time during the five years preceding the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and have not been at any time during the five (5) years preceding the merger a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger (or pursuant to the exercise of dissenters’ rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

The summary set forth above is for general information only and is not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each holder should consult its own tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the merger, including the application of state, local and foreign tax laws.

Regulatory Approvals

The completion of the merger is subject to expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to in this proxy statement as the “HSR Act”) and the rules thereunder. Under the HSR Act, the merger may not be consummated until the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission or, if the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, 30 days after the Company and TWC have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). The Company and TWC filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on February 15, 2011 and the 30-day waiting period expired on March 17, 2011.

At any time before the effective time of the merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, foreign competition authorities or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of the Company or TWC or to impose restrictions on the operations of the combined company post-closing. Private parties may also bring objections or legal actions under antitrust laws under certain circumstances.

There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that the Company or TWC will obtain the regulatory approvals necessary to consummate the merger or that the granting of these approvals will not involve the imposition of conditions to the consummation of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the termination date (which is described in “The Merger Agreement — Termination” beginning on page 71) or at all. Under the terms of the merger agreement, the parties have agreed to use their reasonable best efforts to take all actions and do all things necessary, proper or advisable under the merger agreement and applicable laws to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including preparing necessary documentation and making necessary filings to obtain all consents, approvals, orders, exemptions and authorizations necessary from any third party and/or governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement.

The Voting Agreements

Concurrently with the execution and delivery of the merger agreement, each of Atlantic, Arthur Becker and netASPx Holdings, Inc. entered into voting agreements with TWC. According to a Schedule 13D/A filed on February 3, 2011 with the SEC by Atlantic, Madison Technology LLC and Arthur Becker, Atlantic beneficially owns 13,841,028 shares of our common stock and Mr. Becker beneficially owns 1,875,536 shares of our common stock. According to the records of the Company, netASPx Holdings, Inc. beneficially owns 4,030,413 shares of our Series A Convertible Preferred Stock as of the record date.

The following summarizes material terms and conditions of the voting agreements, copies of which are attached to this proxy statement as Annexes D-1 and D-2 and which we incorporate by reference into this proxy statement, and related agreements, but does not purport to describe all of the terms of the voting agreements. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. We encourage you to read carefully the voting agreements in their entirety, as the rights and obligations of the parties are governed by the express terms of the voting agreements and not by this summary or any other information contained in this proxy statement.

Each individual and/or entity who entered into a voting agreement with TWC entered into it in his or their capacity as a stockholder of the Company and agreed to appear at the special meeting or any adjournment or postponement thereof with respect to the merger or otherwise cause their shares to be counted as present for purposes of calculating a quorum.

netASPx Holdings, Inc. agreed to vote its covered shares at the special meeting:

•	in favor of adoption of the merger agreement and any other action or approval required in furtherance of the merger;

•	against any action, approval or agreement that would compete with, impede, interfere with, or prevent the adoption of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	against any action, approval or agreement that would result in any of the conditions to our obligations to effect the merger under the merger agreement not being fulfilled or satisfied;

•	against any amendment to our certificate of incorporation or by-laws that is not requested or expressly approved by TWC, to the extent such amendment would materially interfere with the consummation of the transactions contemplated by the merger agreement; and

•	against any dissolution, liquidation or winding up of the Company.

Atlantic and Mr. Becker agreed to vote their covered shares at the special meeting:

•	in favor of adoption of the merger agreement and any other action or approval required in furtherance of the merger;

•	against any action, approval or agreement that would compete with, impede, interfere with, adversely effect, tend to discourage or inhibit the adoption of the merger agreement or the timely consummation of the transactions contemplated by the merger agreement;

•	against any action, approval or agreement that would result in any breach of a representation, warranty, covenant or agreement of the Company under the merger agreement;

•	against any amendment to our certificate of incorporation or by-laws that is not requested or expressly approved by TWC; and

•	against any dissolution, liquidation or winding up of the Company.

In the event that the Company’s board of directors validly makes a company adverse recommendation change in response to a takeover proposal which constitutes a superior proposal but the merger agreement is not terminated by TWC or the Company, the number of each stockholder’s covered shares subject to the requirements under the voting agreement will be reduced, on a pro rata basis with each other stockholder of the Company who executed a similar voting agreement in connection with the merger to the extent necessary in order that the aggregate number of covered shares subject to and required to be voted in accordance with such other similar voting agreements represents no more than 32% of the voting securities of the Company outstanding at the time of such vote and entitled to vote.

The entities and/or individuals signing the voting agreements have agreed that they will be bound by non-solicitation restrictions that are substantially the same as the non-solicitation provisions of the merger agreement described below under “The Merger Agreement — No Solicitation of Takeover Proposals” beginning on page 64. These individuals further agreed to certain restrictions on the transfer of their covered shares.

The Warrant Holders Agreement

Concurrently with the execution and delivery of the merger agreement, each of SPCP Group, LLC and SPCP Group III, LLC entered into a warrant holders agreement with the Company. According to the warrant holders agreement SPCP Group, LLC entered into with the Company, SPCP Group, LLC owns warrants to purchase 300,033 shares of the Company’s common stock. According to the warrant holders agreement SPCP Group III, LLC entered into with the Company, SPCP Group III, LLC owns warrants to purchase 900,098 shares of the Company’s common stock.

The following summarizes material terms and conditions of the warrant holders agreement, a copy of which is attached to this proxy statement as Annex E and which we incorporate by reference into this proxy statement, and related agreements, but does not purport to describe all of the terms of the warrant holders agreement. This summary does not purport to be complete and may not contain all of the information about the warrant holders agreement that is important to you. We encourage you to read carefully the warrant holders agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the warrant holders agreement and not by this summary or any other information contained in this proxy statement.

The Company, SPCP Group, LLC and SPCP Group III, LLC each agreed that at the effective time of the merger, each warrant to purchase the Company’s common stock held by SPCP Group, LLC or SPCP Group III, LLC will be canceled and converted into the right to receive a cash payment equal to the product of the total number of unexercised shares of our common stock subject to the warrant as of the effective time multiplied by the excess, if any, of $5.50 over the exercise price per share of our common stock subject to such warrant, less any applicable withholding taxes.

Delisting and Deregistration of Common Stock

If the merger is completed, the Company’s common stock will be delisted from the NASDAQ Capital Market and deregistered under the Exchange Act. Following the merger, the Company will no longer be an independent public company.

Legal Proceedings Regarding the Merger

On February 8, 2011, a purported class action lawsuit was filed against the Company, TWC, Merger Sub, our directors and certain of our officers in the United States District Court for the District of Massachusetts, under the caption Tansey v. NaviSite, Inc., et al. The lawsuit alleges, among other things, breach of fiduciary duty by the directors and officers in connection with the acquisition contemplated by the merger agreement, and asserts aiding and abetting claims against the Company, TWC and Merger Sub. Subsequently, on March 9, 2011, the plaintiff in this lawsuit filed an amended complaint, including the same allegations described above and adding an allegation that the directors and officers breached their fiduciary duty by making inadequate disclosures in our preliminary proxy statement. The plaintiff seeks certain equitable relief, including enjoining the acquisition, and attorney’s fees and other costs. We, our board of directors and TWC believe that this lawsuit is without merit and intend to vigorously defend our position.

On February 9, 2011, a second purported class action lawsuit, captioned Chain v. Ruhan, et al., C.A. No. 11-0514-BLS, was filed against the Company, TWC, Merger Sub and our directors in the Superior Court,

Business Litigation Session, of Suffolk County of the Commonwealth of Massachusetts. The lawsuit alleges, among other things, that our directors breached their fiduciary duties in connection with the acquisition contemplated by the merger agreement by, among other things, failing to maximize the value of the Company, and asserts a claim for aiding and abetting the breach of fiduciary duty claim against the Company, TWC and Merger Sub. The plaintiff seeks equitable relief, including enjoining the acquisition, to rescind the transaction if not enjoined, damages, attorneys’ fees and other costs. We, our board of directors and TWC believe the claims are without merit and intend to vigorously defend against the claims asserted in the lawsuit.

On March 23, 2011, the Company, TWC, and the plaintiffs in both lawsuits entered into a Memorandum of Understanding providing for the settlement of both lawsuits. The Memorandum of Understanding provides that, in consideration for the settlement of both lawsuits, the Company agreed to make certain additional disclosures in this proxy statement regarding the background of the events leading to the signing of the merger agreement and with respect to certain analyses undertaken by Raymond James in connection with Raymond James’s assessment of the fairness to the Company’s stockholders, from a financial point of view, of the common stock merger consideration. At this point, the settlement agreement is not final and is subject to a number of future events including approval of the settlement by the United States District Court for the District of Massachusetts. In addition, in connection with the settlement and as provided in the Memorandum of Understanding, and subject to approval by the court, the Company (or any successor-in-interest) or its insurer will pay to plaintiffs’ counsel for both lawsuits their fees and expenses in an amount not to exceed $360,000. This payment will not affect the amount of consideration to be paid to stockholders of the Company in connection with the merger. Furthermore, any payment is also conditioned on the merger being consummated so the Company’s stockholders will not indirectly bear such payment. There can be no assurance that the settlement will be finalized or that the court will approve the settlement. The settlement terms provide that the lawsuits will be dismissed with prejudice against all defendants.

The defendants in the lawsuits, including the Company, each have denied, and continue to deny, all liability with respect to the facts and claims alleged in the lawsuits. The defendants do not admit that the Company’s preliminary proxy statement contains any inadequate disclosure or that any of the information included in the preliminary proxy statement filed with the SEC is material or required by any applicable rule, statute, regulation or law. The proposed settlement is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. The defendants in the lawsuits, including the Company, believe the lawsuits are without merit and they entered into the Memorandum of Understanding solely to avoid the burdens and expense of further litigation.

THE MERGER AGREEMENT

The following summarizes material terms and conditions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement, but does not purport to describe all of the terms of the merger agreement and related agreements. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Effective Time

The effective time of the merger will occur at the time that we duly file a certificate of merger with the Secretary of State of the State of Delaware on the closing date (or such later time as agreed to by the parties to the merger agreement and specified in the certificate of merger). Unless otherwise agreed in writing by the Company and TWC, the closing will take place on the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived other than conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions.

Structure

At the effective time of the merger, Merger Sub will merge with and into us. The separate corporate existence of Merger Sub will cease and the Company will survive the merger and continue to exist after the merger as a wholly owned subsidiary of TWC. All of the Company’s and Merger Sub’s rights, privileges, immunities, powers and franchises will vest in the surviving corporation, and all of their debts, liabilities, obligations and duties will become those of the surviving corporation. Upon consummation of the merger, the directors of Merger Sub will be the initial directors of the surviving corporation and the officers of the Company will be the initial officers of the surviving corporation, in each case, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. Promptly following the effective time of the merger, the Company’s common stock will be delisted from the NASDAQ Capital Market, deregistered under the Exchange Act and no longer publicly traded. The Company will be a privately held corporation and the Company’s current stockholders will cease to have any ownership interest in the Company or rights as Company stockholders.

Conversion of Common Stock and Series A Convertible Preferred Stock

At the effective time of the merger, each share of the Company’s common stock (other than certain performance-based restricted shares) and the Company’s Series A Convertible Preferred Stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $5.50 in cash and $8.00, respectively, in each case, without interest and less any required withholding taxes, other than shares of the Company’s common stock or the Company’s Series A Convertible Preferred Stock:

•	owned by the Company, TWC or the Merger Sub or any other direct or indirect wholly owned subsidiary of the Company, TWC or the Merger Sub, which shares will be canceled without cash or other consideration; and

•	owned by stockholders who have perfected and not withdrawn a demand for appraisal rights in accordance with Delaware law, which shares will only be entitled to rights granted by Delaware law.

The terms of the preferred stock merger consideration are based on the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock of NaviSite, Inc. and did not result from negotiations between TWC and the special committee. The payment of the preferred stock merger consideration will not affect the payment of the common stock merger consideration of $5.50 per share.

After the effective time of the merger, each of our outstanding stock certificates or book-entry shares representing shares of our common stock or our Series A Convertible Preferred Stock converted in the merger will cease to have any rights with respect thereto except the right to receive the applicable merger consideration, in each case, without any interest and less any required withholding taxes.

Exchange and Payment Procedures

At the effective time of the merger, TWC will deposit, or will cause to be deposited, an amount of cash sufficient to pay the merger consideration to each holder of (i) shares of our common stock and our Series A Convertible Preferred Stock (except for holders of stock options or restricted shares) and (ii) outstanding warrants to purchase shares of our common stock with a paying agent selected by TWC (which we refer to in this proxy statement as the “paying agent”), which paying agent will be reasonably acceptable to us. Promptly after the effective time (and in any event within three (3) business days), the paying agent will mail a letter of transmittal and instructions to you and the other stockholders.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent, in accordance with the terms of the letter of transmittal. If a transfer of ownership of shares is not registered in our transfer records, the transferee will only be able to receive the merger consideration if the certificate formerly representing such shares is presented to the paying agent, accompanied by all documents required to evidence and effect the transfer and to evidence that applicable stock transfer taxes have been paid or are not applicable. No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Holders of shares of common stock that hold shares in book-entry form, rather than through certificates, will not be required to deliver a certificate or an executed letter of transmittal to the paying agent in order to receive the merger consideration to which such holders are entitled.

TWC, the surviving corporation and the paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid by TWC, the surviving corporation or the paying agent to a taxing authority will be treated as having been paid to the person with regard to whom it is withheld.

From and after the effective time of the merger, there will be no transfers on our stock transfer books of outstanding shares of our common stock or our Series A Convertible Preferred Stock. If, after the effective time of the merger, a certificate is presented to the surviving corporation, TWC or the transfer agent for transfer, it will be canceled and exchanged for the merger consideration.

Any portion of the merger consideration deposited with the paying agent that remains unclaimed by our stockholders for twelve (12) months after the effective time of the merger will be delivered to the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to the surviving corporation may only look to TWC for the payment of the merger consideration, without any interest. None of the paying agent, TWC, the surviving corporation or any other person will be liable to any former stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with replacement requirements under the merger agreement, including the making of an affidavit of loss and, if required by TWC, post a bond in customary amounts and on such terms as may be required by TWC as indemnity against any claim that may be made against it with respect to that certificate.

At the effective time, TWC will also deposit, or will cause to be deposited, an amount of cash sufficient to pay holders of stock options and vested restricted shares with the Company in accordance with the merger agreement. Promptly after the effective time (and in any event within five (5) business days), the Company will pay to the holders of stock options and shares of vested restricted stock, the amounts due to them under the merger agreement, less any applicable tax withholdings required under applicable law.

Treatment of Warrants

At the effective time of the merger, each outstanding unexercised warrant to purchase our common stock will be canceled and the holder thereof will be entitled to receive only a cash payment equal to the product of the total number of unexercised shares of our common stock subject to the warrant as of the effective time multiplied by the excess, if any, of $5.50 over the exercise price per share of our common stock subject to such warrant, less any applicable withholding taxes.

Treatment of Series A Convertible Preferred Stock

At the effective time of the merger, all shares of Series A Convertible Preferred Stock issued and outstanding (including all accrued and unpaid dividends through the effective time, which shall be paid in kind immediately prior to the effective time) will be canceled and the holder of each share of Series A Convertible Preferred Stock will be entitled to receive only a cash payment of $8.00 per share of Series A Convertible Preferred Stock, less any applicable withholding taxes, in accordance with the terms of the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock of NaviSite, Inc.

Treatment of Stock Options, Restricted Stock and Other Equity Awards

Stock Options.  At the effective time of the merger, each outstanding unexercised option to purchase our common stock issued under our equity incentive plans, whether vested or unvested, will be canceled and the holder thereof will be entitled to receive only a cash payment equal to the product of the total number of shares of our common stock subject to the option as of the effective time, multiplied by the excess, if any, of $5.50 over the exercise price per share of our common stock subject to such option, less applicable withholding taxes. Options with an exercise price per share equal to or greater than $5.50 will be canceled with no consideration paid to the holder thereof.

Restricted Stock.  At the effective time of the merger, all shares of restricted stock issued under our equity incentive plans which are outstanding shall become free of restrictions, and any such restricted stock that is then outstanding, whether vested or unvested, will be canceled and the holder of each such award will be entitled to receive only a cash payment of $5.50 per share of restricted stock, less any applicable withholding taxes.

However, each share of restricted stock issued under our Amended and Restated 2003 Stock Incentive Plan that is subject to performance-based vesting and which would not otherwise vest in accordance with its terms as of the effective time, shall, at the effective time of the merger, be canceled without any cash payment to the holder thereof, except as described in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Performance-Based Restricted Shares” beginning on page 46.

Employee Stock Purchase Plan.  A date not less than ten (10) days prior to the effective time (which date shall be determined by the board of directors and communicated to plan participants via letter) will be treated as the final “purchase date” for purposes of the ESPP. Each outstanding award under the ESPP will be exercised on the final purchase date for the purchase of shares of our common stock in accordance with the terms of the ESPP, and the Company will refund to each participant in the ESPP all amounts remaining in such participant’s account after such purchase.

Dissenting Shares

Shares of our common stock and our Series A Convertible Preferred Stock which are issued and outstanding prior to the effective time of the merger and held by a holder who has not voted in favor of the merger and who has properly exercised appraisal rights in accordance with Section 262 of the DGCL will not be converted into the right to receive the merger consideration, unless and until such holder fails to perfect, waives, withdraws or loses the right to appraisal. We have agreed to give TWC prompt notice of any demands we receive for appraisal and the opportunity to conduct all negotiations and proceedings with respect to any demands for appraisal provided the Company shall have the right to participate in such negotiations and proceedings. Each dissenting stockholder will be entitled to receive such consideration as is determined to be due, in accordance with Section 262 of the DGCL, with respect to the shares for which the dissenting stockholder is entitled to demand appraisal and properly demands appraisal of such shares. TWC does not have the authority to cause the Company to incur any obligations with respect to any demands for appraisal except to the extent that any such obligation is conditioned on the occurrence of the merger.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to TWC and Merger Sub and representations and warranties made by TWC and Merger Sub to the Company. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain confidential disclosures that the Company made to TWC and Merger Sub in connection with the negotiation of the merger agreement, which confidential disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or Company Material

Adverse Effect (as described below) different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. The following description of the representations and warranties is included to provide the Company’s stockholders with information regarding the terms of the merger agreement.

In the merger agreement, the Company made representations and warranties to TWC and Merger Sub with respect to, among other things:

•	the corporate organization, good standing and qualification of the Company and its subsidiaries;

•	authorization (including approval by our board of directors), execution, delivery and performance of the merger agreement and the enforceability of the merger agreement;

•	the applicability, if any, of state takeover or similar statutes or regulations to the merger;

•	the capitalization of the Company and its subsidiaries, including the number of authorized and outstanding shares of our common stock and our Series A Convertible Preferred Stock, the number of stock options and other equity-based interests, and whether any shares of our capital stock are subject to any liens or encumbrances, and the absence of any voting agreements;

•	the existence, if any, of conflicts with the Company’s or its subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	its SEC filings since July 31, 2007, including financial statements contained therein, internal controls and compliance with federal securities and other laws;

•	the existence, if any, of pending or threatened litigation;

•	conduct of business and the existence, if any, of certain changes, including a “Company Material Adverse Effect,” involving the Company or its subsidiaries since October 31, 2010;

•	tax matters;

•	ownership of real property and real property lease arrangements of the Company and its subsidiaries;

•	environmental matters;

•	matters related to the Company’s employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits;

•	labor and employment matters;

•	the absence of any undisclosed broker fees;

•	receipt by the special committee of a fairness opinion from Raymond James;

•	the Company stockholder vote required in the merger;

•	matters with respect to the Company’s material contracts;

•	insurance matters;

•	the information supplied by the Company in this proxy statement;

•	affiliate transactions;

•	intellectual property matters;

•	matters related to specified customers and vendors of the Company; and

•	the absence of any representations or warranties by TWC and Merger Sub to the Company other than those contained in the merger agreement.

Many of the representations and warranties in the merger agreement made by the Company are qualified by a “materiality” or “Company Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a Company Material Adverse Effect). For purposes of the merger agreement, a “Company Material Adverse Effect” means any effect, event or change that has had a material adverse effect on (x) the assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (y) the Company’s ability to consummate the merger and the other transactions contemplated by the merger agreement.

For purposes of determining whether a Company Material Adverse Effect has occurred, no effect, event or change to the extent arising out of or resulting from any of the following are taken into account:

•	changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, that do not disproportionately affect the Company and its subsidiaries, taken as a whole, relative to other companies in the same industries in which the Company and its subsidiaries operate;

•	general changes or developments in regulatory, political, economic or business conditions or conditions in the industry in which the Company and its subsidiaries operate that do not disproportionately affect the Company and its subsidiaries, taken as a whole, relative to other companies in the same industries in which the Company and its subsidiaries operate;

•	changes in law (or the interpretation thereof) or changes in U.S. generally accepted accounting principles or other accounting standards (or the interpretation thereof) that do not disproportionately affect the Company and its subsidiaries, taken as a whole, relative to other companies in the same industries in which the Company and its subsidiaries operate;

•	the announcement of the merger or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with customers, lenders, partners or employees that do not disproportionately affect the Company and its subsidiaries, taken as a whole, relative to other companies in the same industries in which the Company and its subsidiaries operate;

•	acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement that do not disproportionately affect the Company and its subsidiaries, taken as a whole, relative to other companies in the same industries in which the Company and its subsidiaries operate;

•	any decline in market price or change in trading volume of our common stock or our failure to meet any internal or public projections, forecasts or revenue or earning predictions (provided that the underlying cause or causes of any such decline, change or failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); and

•	litigation arising from any alleged breach of fiduciary duty or other violation of law relating to the merger agreement.

In the merger agreement, TWC and Merger Sub made customary representations and warranties to the Company with respect to, among other things:

•	the corporate organization, good standing and qualification of TWC and Merger Sub;

•	authorization and enforceability with respect to the merger agreement;

•	the absence of any required vote of holders of capital stock of TWC to consummate the merger;

•	the existence, if any, of conflicts with TWC’s or Merger Sub’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the ownership and operations of Merger Sub;

•	the absence of certain litigation;

•	the sufficiency of funds to pay the merger consideration;

•	the information supplied by TWC and Merger Sub in this proxy statement;

•	the absence of any undisclosed broker fees; and

•	the absence of any representations or warranties by the Company to TWC and Merger Sub other than those contained in the merger agreement.

The representations and warranties contained in the merger agreement will not survive the effective time of the merger.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions and unless TWC approves in writing (which approval will not be unreasonably withheld, conditioned or delayed), between February 1, 2011 (the date of the merger agreement) and the completion of the merger:

•	we and our subsidiaries will conduct business in the usual, regular and ordinary course of business; and

•	we and our subsidiaries will use reasonable best efforts to preserve our business organizations, comply with all applicable laws, maintain existing relations with certain clients, customers, suppliers and other persons with whom we have material business relationships and keep available the services of our and our subsidiaries’ present officers and employees.

We have also agreed that during the same time period, and again subject to certain exceptions or unless TWC approves in writing (which approval will not be unreasonably withheld, conditioned or delayed), the Company and its subsidiaries will not:

•	split, combine or reclassify any of our capital stock or make, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any shares of capital stock, except for quarterly in-kind dividends payable on the outstanding shares of the Series A Convertible Preferred Stock and dividends or distributions made, declared, set aside or paid by any of our subsidiaries to the Company or to any of our subsidiaries that are, directly or indirectly, wholly owned by the Company;

•	authorize for issuance, issue, deliver or sell or agree or commit to issue, deliver or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents of the Company or its subsidiaries (including stock appreciation rights and any securities convertible or exchangeable into or exercisable for any stock of any class of the Company or its subsidiaries), other than (i) the issuance of shares of our common stock upon the exercise of warrants and stock options outstanding on the date of the merger agreement, (ii) in accordance with commitments to issue such shares under any long-term incentive plan awards in accordance with their terms as of the date of the merger agreement, (iii) in accordance with the ESPP or enter into any contract with respect to the sale, voting, registration or repurchase of any stock of any class or any other securities or equity equivalents of the Company or its subsidiaries (including stock appreciation rights and any securities convertible or exchangeable into or exercisable for any stock of any class of the Company or its subsidiaries, and (iv) pursuant to any conversion of shares of Series A Convertible Preferred Stock, or the payment of quarterly in-kind dividends payable on the outstanding shares of the Series A Convertible Preferred Stock);

•	redeem, purchase or otherwise acquire from any person any stock of any class or any other securities or equity of the Company or its subsidiaries (including stock appreciation rights and any securities convertible or exchangeable into or exercisable for any stock of any class of the Company or its subsidiaries);

•	(i) sell, lease, license, pledge, grant, encumber, transfer or dispose of any assets (including any equity securities) (whether by asset acquisition, stock acquisition or otherwise), other than the disposition of used or excess equipment in the usual, regular and ordinary course of business, consistent with past practice, or (ii) purchase or acquire any assets or equity securities of any person or business or division thereof (excluding the acquisition of equipment purchased in the usual, regular and ordinary course of business, consistent with past practice) other than arms-length acquisitions of assets (not equity securities) involving consideration not in excess of $1,500,000 in the aggregate;

•	incur any amount of indebtedness, guarantee any indebtedness of a third party, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, create or suffer any material encumbrance thereupon, or take any action to amend or modify any material term of any existing indebtedness, except pursuant to credit facilities or other arrangements (including intercompany arrangements) in existence as of February 1, 2011 and incurred in the usual, regular and ordinary course of business, consistent with past practice, in an amount not to exceed $4,000,000 in the aggregate;

•	pay, settle, discharge or satisfy outside the usual, regular and ordinary course of business, consistent with past practice, any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) that exceed $1,000,000 in the aggregate, or that (i) involve any non-monetary remedy or relief that imposes a material burden or restriction on the operation of the business of the Company or its subsidiaries or (ii) involve (A) any admission of fault, liability or guilt (including any fine or penalty) or (B) any injunctive relief;

•	change any of the accounting principles or practices used by us except as required by generally accepted accounting principles;

•	enter into any contract or engage in any transaction with (i) any person who is or was, during the past three years, a current or former director or officer of the Company or its subsidiaries, or (ii) any person who is a stockholder beneficially owning greater than 5% of the outstanding shares of the Company’s common stock, or any affiliates of any such persons;

•	increase the compensation or benefits of any director, officer or employee, except as required by law or any contractual commitment or employee program in effect as of February 1, 2011, and except for increases in the usual, regular and ordinary course of business, consistent with past practice, for employees who are not directors or officers of the Company or its subsidiaries;

•	(i) grant to any director, officer or employee the right to receive any new severance, change of control or termination pay or termination benefits, or grant any increase in any existing severance, change of control or termination pay or termination benefits to any director, officer or employee, (ii) enter into, modify, amend, terminate or grant any waivers with respect to any employment or severance contract with any director, officer or employee, or (iii) establish, adopt, enter into, amend or terminate any employee program or any employee benefit plan, contract, policy, program or commitment that, if in effect on February 1, 2011, would be an employee program, to increase the compensation or benefits payable thereunder;

•	amend our certificate of incorporation or bylaws or other applicable governing instruments or amend any of our subsidiaries’ formation or governing documents;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger, consolidation or other reorganization or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger, consolidation or reorganization;

•	(i) enter into, modify, amend, extend, renew, terminate or grant any waivers with respect to any labor or collective bargaining agreement or, through negotiations or otherwise, make any commitment or incur any liability or obligation of any kind to any labor unions or (ii) announce, implement or effect any material reduction in labor force, lay-off, early retirement program, new severance program or policy or other program or effort concerning the termination of employment of employees;

•	enter into, modify, amend, extend, renew, terminate or grant any waivers with respect to (i) any contract that, if in effect as of February 1, 2011, would be a material contract (other than with respect to material contracts involving the sale of services or products to customers of the Company (x) if such customer is an existing customer of the Company as of February 1, 2011, to the extent related to a change in service levels pursuant to such existing contract or (y) if such contract is entered into with any person that is not a customer as of February 1, 2011, to the extent payments to the Company or any of its subsidiaries in the first twelve (12) months of such contract would not exceed $1,000,000), (ii) any contract that is a lease for any data center or network operations center, (iii) any contract that would limit or otherwise restrict the Company or its subsidiaries from engaging or competing in any material line of business or in any geographic area or (iv) any bandwidth or other similar contract for telecommunications transport services;

•	(i) enter into any new line of business or exit or otherwise dispose of any existing business or cease to offer or otherwise provide any material product or service, (ii) open or close, sell or otherwise dispose of any existing facility, plant, data center or office, (iii) change the branding or market identity of any product or service of the Company or its subsidiaries in any material respect or (iv) materially change any of the architecture or infrastructure of the NaviCloud Platform or any material component thereof or any other key technology currently used in the businesses of the Company and its subsidiaries other than upgrades, in the usual, regular and ordinary course of business, consistent with past practice, to any product provided by any existing vendor of the Company or any of its subsidiaries;

•	fail to maintain insurance policies providing substantially the same coverage as in effect as of the date hereof;

•	abandon, fail to maintain or allow to expire (other than at the natural expiration of its term or in the usual, regular and ordinary course of business, consistent with past practice), or sell or exclusively license to any person, any material intellectual property; or

•	commit, authorize (by the Company’s board of directors) or enter into any contract to do any of the actions described above.

No Solicitation of Takeover Proposals

We have agreed that we and our subsidiaries will not, and we are required to use our best efforts to cause our and our subsidiaries’ directors, officers and employees, consultants, agents, advisors, affiliates and other representatives not to, directly or indirectly:

•	solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any takeover proposal (as described below); or

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information to any person in connection with or for the purpose of encouraging or facilitating, any takeover proposal; or

•	enter into any letter of intent, contract or agreement in principle with respect to a takeover proposal; or

•	approve or recommend any takeover proposal or any letter of intent, contract or agreement in principle with respect to a takeover proposal; or

•	modify, waive, amend or release any standstill or similar provisions in any letter of intent, contract or agreement in principle with respect to the Company or any of its subsidiaries, except if our board of directors determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided, that we shall in all instances provide TWC with reasonable prior written notice of any decision to modify, waive, amend or release any standstill or similar provisions in any letter of intent, contract or agreement in principle with respect to the Company or any its subsidiaries (including the identity of the person in respect of which such decision has been made).

Notwithstanding the aforementioned restrictions, at any time prior to the adoption of the merger agreement by our stockholders, we are permitted to (i) provide information (including non-public information) to a person who has made an unsolicited takeover proposal that did not result from a breach of the non-solicitation restrictions in the merger agreement (provided we enter into a confidentiality agreement meeting certain requirements with such person and concurrently (in any event no later than twenty-four (24) hours) disclose such information to TWC to the extent not previously provided to TWC) and (ii) engage in or otherwise participate in discussions or negotiations concerning such takeover proposal with such person, provided that, in each case, our board of directors determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and that such takeover proposal constitutes or is reasonably likely to lead to a superior proposal.

We are required to keep TWC reasonably informed of any material developments, discussions or negotiations regarding any takeover proposal on a reasonably prompt basis. We shall, as promptly as reasonably practicable following, but in any event within thirty-six (36) hours of, receipt of any takeover proposal or any inquiry with respect to, or that would reasonably be expected to lead to, any takeover proposal, notify TWC in writing of the receipt of such takeover proposal or such inquiry, specifying the material terms and conditions thereof and the identity of the person making such takeover proposal or such inquiry, and we shall, as promptly as reasonably practicable following, but in any event within thirty-six (36) hours of, receipt of such takeover proposal or such inquiry, provide to TWC a copy of all written proposals provided to us in connection with any such takeover proposal or such inquiry. In addition, we shall, as promptly as reasonably practicable following, but in any event within thirty-six (36) hours of, receipt of any material modifications to the financial or other material terms of such takeover proposal or such inquiry, notify TWC in writing of such material modifications and shall, as promptly as reasonably practicable following, but in any event within thirty-six (36) hours of, receipt of any written proposal subsequently provided to us in connection with any such takeover proposal or such inquiry, provide to TWC a copy of such written proposal.

For purposes of the merger agreement, a “takeover proposal” means any bona fide written inquiry, proposal or offer from any person (other than TWC and its subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, after the date of the merger agreement relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of NaviSite and its subsidiaries equal to 20% or more of NaviSite’s consolidated assets or to which 20% or more of NaviSite’s revenues or earnings on a consolidated basis are attributable, (B) acquisition of “beneficial ownership,” within the meaning of Section 13(d) of the Exchange Act, of shares of capital stock or other securities representing 20% or more of the voting power of NaviSite or any of its subsidiaries, including by way of a merger, consolidation, stock exchange, tender offer or exchange offer or otherwise, (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the voting power of NaviSite or any of its subsidiaries, (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NaviSite or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings, securities of NaviSite or any of its subsidiaries (including our common stock and our Series A Convertible Preferred Stock) or voting power of NaviSite or any of its subsidiaries involved is 20% or more.

For purposes of the merger agreement, “superior proposal” means any takeover proposal that our board of directors has determined in its good faith judgment, after consultation with outside counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to NaviSite’s stockholders from a financial point of view than the merger (including any changes to the terms of the merger agreement proposed by TWC in response to such proposal or otherwise); provided, that for purposes of the definition of “superior proposal,” the references to “20%” in the definition of takeover proposal shall be deemed to be references to “51%.”

The merger agreement also required the termination of any existing discussions or negotiations with any parties regarding any takeover proposal that were being conducted before the merger agreement was signed.

Company Board Recommendation

Subject to the provisions described below, our board of directors agreed to unanimously recommend that the Company’s stockholders vote in favor of the adoption of the merger agreement (which we refer to in this proxy statement as the “company recommendation”). Our board of directors also agreed to include the board recommendation in this proxy statement. Subject to the provisions described below, the merger agreement provides that our board of directors will not:

•	change, qualify, withhold, withdraw or modify or publicly propose to change, qualify, withhold, withdraw or modify, in any manner adverse to TWC, the company recommendation;

•	fail to recommend against acceptance to the Company’s stockholders of a tender or exchange offer (including by taking no position with respect to the acceptance of such tender or exchange offer) of the Company’s common stock initiated by a third party within ten (10) business days after the commencement of such tender or exchange offer;

•	fail to reaffirm the company recommendation publicly within ten (10) business days after TWC has made a written request thereof;

•	adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any takeover proposal or fail to reject promptly (and in any event within ten (10) business days) any takeover proposal publicly after such takeover proposal has been publicly made; or

•	authorize, cause or permit the Company or any of its subsidiaries to enter into any letter of intent, contract or agreement in principle with respect to any takeover proposal (other than a confidentiality agreement).

We refer to each of the actions in the first four bullets above as a “company adverse recommendation change.”

Notwithstanding these restrictions, at any time before the adoption of the merger agreement by the Company’s stockholders, our board of directors may make a company adverse recommendation change, but only if:

•	our board of directors determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law; and

•	the Company provides TWC three (3) business days’ prior written notice that it intends to take such action and TWC does not make, within three (3) business days after receipt of such prior written notice, a proposal that would, in the good faith determination of our board of directors (after consultation with its outside counsel and financial advisor), permit the board of directors not to effect a company adverse recommendation change.

In addition, at any time before the adoption of the merger agreement by the Company’s stockholders, our board of directors may, in response to a takeover proposal which constitutes a superior proposal, that did not result from a breach of the non-solicitation provisions of the merger agreement, cause the Company to terminate the merger agreement and enter into a definitive agreement with respect to such superior proposal, but only if:

•	the Company’s board of directors determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law;

•	the Company provides TWC three (3) business days’ prior written notice that it intends to take such action, which notice specifies the basis therefor and describes the material terms and conditions of the superior proposal (including the identity of the party making the superior proposal) and attaches the most current version of any proposed agreement, letter of intent, contract or agreement in principle relating to the superior proposal;

•	TWC does not make, within three (3) business days after receipt of the prior written notice, a proposal that would, in the good faith determination of the Company’s board of directors (after consultation with its outside counsel and financial advisor), cause the takeover proposal to no longer constitute a superior proposal; provided that the parties agreed that any change to the financial or other material terms of such superior proposal shall require an additional prior written notice to TWC and provide TWC with a new two (2) business day period to make a proposal; and

•	the Company pays any termination fee required by the merger agreement before or concurrently with the termination.

Notwithstanding the provisions described above, the merger agreement does not prohibit the Company’s board of directors from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act if the Company’s board of directors has determined in good faith, after consultation with its outside counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or would violate applicable law, although the Company’s board of directors cannot take any action that would violate the above provisions without complying with the terms of such provisions. In addition, the parties agreed that, (i) a factually accurate public statement by the Company that describes the Company’s receipt of a takeover proposal, will not be deemed a withdrawal or modification of, or a proposal by the Company’s board of directors to withdraw or modify the company recommendation, or an approval or recommendation with respect to such takeover proposal, so long as such public statement includes a statement that the Company’s board of directors continues to support the company recommendation, and (ii) any “stop, look and listen” communication by the Company’s board of directors pursuant to Rule 14d-9(f) under the Exchange Act, or any similar communication to the stockholders of the Company or otherwise, shall not constitute a company adverse recommendation change or a withdrawal or modification, or a proposal by the Company’s board of directors to withdraw or modify the company recommendation, or an approval or recommendation with respect to any takeover proposal, so long as such communication includes a statement that the Company’s board of directors continues to support the company recommendation.

Stockholders Meeting

The merger agreement requires us, as promptly as reasonably practicable, after February 1, 2011, to duly call, give notice of, convene and hold a meeting of the holders of our common stock and our Series A Convertible Preferred Stock to consider and vote upon the adoption of the merger agreement and we shall not, in any event, postpone or adjourn the stockholders’ meeting without the prior written consent of TWC (which prior written consent shall not be unreasonably withheld or delayed); provided, however, that we may adjourn or postpone the stockholders’ meeting (i) to allow additional time for the filing and mailing of any supplemental or amended disclosure which our board of directors has determined, after consultation with outside counsel, is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by our stockholders prior to the stockholders’ meeting, or (ii) if we provide a written notice to TWC upon a company adverse recommendation change or upon receipt of a takeover proposal which constitutes a superior proposal; provided, further, however, that we shall only postpone or adjourn the stockholders’ meeting for the minimum amount of time necessary, as determined in good faith by our board of directors, after consultation with outside counsel.

Employee Benefit Arrangements

For a period of one year after the effective time of the merger, TWC has agreed to cause the surviving corporation to provide employees of NaviSite and its subsidiaries who continue to be employed by TWC after the effective time and who are employed outside the U.S. with compensation and welfare benefits plans substantially comparable in the aggregate to the compensation and welfare benefit plans (other than equity compensation and defined benefit pension plans) provided to them by NaviSite and its subsidiaries immediately prior to the effective time. In addition, for a period of one year after the effective time of the merger, TWC has agreed to cause the surviving corporation to provide employees of NaviSite and its subsidiaries who continue to be employed by TWC after the effective time and who are employed in the U.S. with compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits (other than equity compensation, defined benefit pension plans and matching contributions to 401(k) elective deferrals) provided to them by NaviSite and its subsidiaries immediately prior to the effective time.

TWC has also agreed to cause the surviving corporation from and after the effective time to, treat, and cause the applicable benefit plans (other than any equity compensation plan, defined benefit pension plan (to the extent permitted by applicable law) or 401(m) matching contribution arrangement maintained by TWC or any of its subsidiaries) to recognize prior service with NaviSite or its subsidiaries of continuing employees for purposes of eligibility to participate, vesting and for other appropriate benefits, including, but not limited to, applicability of minimum waiting periods for participation under the applicable benefit plans. In addition, TWC has agreed to cause all pre-existing medical conditions exclusions under its health or similar benefit plans to be waived with respect to the continuing employees and the deductibles and co-pays paid under any of NaviSite’s or its subsidiaries’ health plans shall be credited towards deductibles and co-pays under the health plans of TWC or the surviving corporation.

Further, TWC agreed to honor all obligations which accrue prior to the effective time under NaviSite’s deferred compensation plans, management compensation plans, cash bonus plans and other incentive plans.

Other Covenants and Agreements

Officers’ and Directors’ Indemnification.  For six years after the effective time of the merger, TWC is required to cause the surviving corporation of the merger to indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who is now or was prior to the effective time of the merger a director, officer, employee, fiduciary or agent of the Company or any of its subsidiaries against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, demand, proceeding or investigation in respect of, or relating to (i) the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of the merger agreement, any agreement or document contemplated by or delivered in connection with the merger agreement, or any of the transactions contemplated by the merger agreement, whether in any case asserted or arising at or before or after the effective time. In addition, for six years after the effective time of the merger, TWC is required to cause the surviving corporation of the merger to advance, to the extent permitted under applicable law, all expenses incurred by such indemnified person in connection with such claim; provided that the person to whom expenses are advanced provides an undertaking prior to the advancement of expenses to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the merger agreement. All claims for indemnification that TWC received written notice of prior to the sixth anniversary of the effective time of the merger will survive until the final disposition of such claim. However, neither the Company nor the surviving corporation will be liable for any settlement effected without its prior written consent; also, the Company and the surviving corporation will have no obligation under this provision to any indemnified person if a court of competent jurisdiction ultimately determines in a final and non-appealable judgment that indemnification by them of such indemnified person is prohibited by applicable law.

In addition, from and after the effective time of the merger, TWC is required to cause the surviving corporation of the merger to honor in all respects the obligations of the Company and its subsidiaries pursuant to (i) any indemnification agreement between the Company and any of its subsidiaries, on the one hand, and any person who is a director, officer, employee or agent of the Company or any of its subsidiaries, on the other hand, which indemnification agreement was made available to TWC before the execution of the merger agreement, and (ii) any indemnification provisions under the certificates of incorporation or bylaws (or other applicable organizational documents) of the Company or any of its subsidiaries.

For six years after the effective time of the merger, TWC is required to cause to be maintained the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that TWC may substitute policies with reputable and financially sound carriers of at least the same coverage and amount containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the effective time. TWC’s obligation to provide this insurance coverage is subject to a cap on annual premiums of 300% of the annual premium paid by the Company in its last full fiscal year. If TWC cannot maintain the existing or equivalent insurance coverage without exceeding the 300% cap, TWC is required to obtain a policy with the greatest coverage available for a cost equal to the 300% cap. In lieu of the foregoing, at least ten (10) days prior to the effective time, TWC may purchase a “tail” or “runoff” insurance program with an annual aggregate coverage limit over the term of such policy in an amount equal to the annual aggregate coverage limit under the Company’s existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage, so long as the cost of such policy does not exceed 300% of the annual premium paid by the Company in its last full fiscal year. However, if the current policies of directors’ and officers’ liability insurance maintained by the Company cannot be maintained for a cost equal to the 300% cap and such “tail” or “runoff” coverage can only be obtained at an annual premium in excess of a cost equal to the 300% cap, TWC will maintain the most advantageous “tail” or “runoff” coverage obtainable for an annual premium equal to the cost of the 300% cap.

Access to Information; Confidentiality.  From the date of the merger agreement until the effective time of the merger, NaviSite has agreed to, and to cause its subsidiaries to (i) furnish TWC with such financial and operating data and other non-privileged information with respect to the business, properties and personnel of NaviSite and its subsidiaries as TWC may reasonably request, and (ii) provide TWC and its authorized representatives reasonable access during normal business hours, and upon reasonable advance notice, to the officers, employees, books and records, offices and properties of NaviSite and each of its subsidiaries. In addition, TWC and NaviSite have agreed to remain bound by the confidentiality agreement executed by the parties prior to the execution of the merger agreement.

Public Announcements.  Subject to certain exceptions in the merger agreement, the parties have agreed not to issue any press release or public statement concerning the merger without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.

Takeover Statutes.  If any takeover statute is or may become applicable to the merger agreement, the voting agreements, or any of the other transactions contemplated by the merger agreement or the voting agreements, the Company, TWC and their respective board of directors have agreed to use their reasonable best efforts to ensure that such transactions may be consummated as promptly as reasonably practicable upon the terms and subject to the conditions set forth in the merger agreement or the voting agreements and to take such actions to eliminate or minimize the effects of such takeover statute.

Agreement to Use Reasonable Best Efforts

We and TWC and Merger Sub have agreed to use reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement, including preparing necessary documentation and making necessary filings to obtain all consents, approvals, orders, exemptions and authorizations from any third party and/or governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement. TWC will not be required to agree to, or permit the Company to agree to, with respect to the assets of TWC, the Company or any of their subsidiaries, any sales, divestitures, leases, licenses, transfers, disposals or encumbrances of any assets, licenses, operations, rights, product lines, businesses or interests, or agree to any changes (including through a licensing arrangement) or restrictions on, or other impairment of TWC’s ability to own or operate, any such assets, licenses, operations, rights, product lines, businesses or interests therein or TWC’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the surviving corporation therein, unless the value of the assets of the Company sold, divested, leased, licensed, transferred, disposed or encumbered, together with the value of any impairment does not exceed $15,000,000 in the aggregate, as reasonably agreed by TWC and the Company. In addition, the Company and TWC have agreed to use reasonable best efforts to defend all lawsuits or other legal proceedings challenging the merger agreement or the consummation of the merger and to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the merger.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	Stockholder Approval. The adoption of the merger agreement by our stockholders.

•	Regulatory Approvals. All material approvals, authorizations and consents of any governmental entity required to consummate the merger shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents (including the waiting period applicable to the consummation of the merger under the HSR Act) shall have expired or been terminated.

•	No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order having been issued, enacted or entered by any court or governmental entity that is in effect that makes the consummation of the merger illegal or prohibits consummation of the merger.

The obligations of TWC and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	Representations and Warranties. Our representations and warranties regarding (i) our corporate existence, (ii) our organizational documents, (iii) certain matters relating to our authority to execute and perform under the merger agreement, (iv) takeover laws, (v) certain matters relating to our subsidiaries, (vi) conflicts with our organizational documents, (vii) brokers’ fees, (viii) the opinion of Raymond James and (ix) the required vote of our stockholders must be true and correct as of the date of the merger agreement and as of the effective time, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true and correct as of such date; our representations and warranties regarding our capitalization and regarding our outstanding indebtedness must be true and correct as of the date of the merger agreement and as of the effective time, except for inaccuracies in such representations that are de minimis and except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true and correct as of such date; and all of our other representations and warranties must be true and correct as of the date of the merger agreement and as of the effective time, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true and correct as of such date and except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

•	Compliance with Obligations. The performance or compliance, in all material respects, by the Company of its obligations in the merger agreement required to be performed at or prior to the effective time.

•	Closing Certificate. Our delivery to TWC at closing of a certificate signed on behalf of the Company with respect to satisfaction of the conditions relating to our representations and warranties and compliance with our obligations in the merger agreement.

•	No Company Material Adverse Effect. The absence of any event or change that has had a Company Material Adverse Effect.

Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	Representations and Warranties. The representations and warranties of TWC must be true and correct as of the date of the merger agreement and as of the effective time, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true and correct as of such date, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and is not reasonably likely to have, individually or in the aggregate, a parent material adverse effect.

•	Compliance with Obligations. The performance or compliance, in all material respects, by TWC and Merger Sub of their obligations in the merger agreement required to be performed at or prior to the effective time.

•	Closing Certificate. The delivery by TWC and Merger Sub to us at closing of a certificate signed on behalf of TWC and Merger Sub with respect to satisfaction of the conditions relating to their representations and warranties and compliance with their obligations in the merger agreement.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

•	by mutual written consent of TWC and the Company;

•	by either TWC or the Company, by delivery of written notice to the other, if:

•	the Company’s stockholders do not adopt the merger agreement at the special meeting or any postponement or adjournment thereof;

•	an order, decree, judgment, injunction enacted or entered or other action taken by any governmental entity that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated by the merger agreement, and such order, decree, judgment, injunction or other action becomes final and non-appealable (provided that the right to terminate the merger agreement pursuant to the foregoing will not be available to a party if the issuance of such order or action was primarily due to the failure of such party to perform any of its obligations under the merger agreement); or

•	the closing has not occurred on or before August 1, 2011 (provided that the right to terminate the merger agreement pursuant to the foregoing will not be available to a party whose failure to comply with any provision of the merger agreement in any material respect is the primary reason for the failure of the merger to close by August 1, 2011; provided, further, that the Company may not terminate the merger agreement pursuant to the foregoing until three (3) business days after the meeting of the Company’s stockholders if the Company postpones or adjourns the Company’s stockholder’s meeting to a date past August 1, 2011);

•	by either TWC or the Company, in the event the other party breaches any of its representations, warranties or covenants in the merger agreement, such that the non-mutual conditions to the terminating party’s obligation to close would not be satisfied and such breach is not curable or, if curable, is not cured within 25 business days after written notice is given by the terminating party;

•	by the Company if, prior to adoption of the merger agreement by our stockholders, our board of directors receives an unsolicited takeover proposal which constitutes a superior proposal (subject to the requirements of the non-solicitation provisions of the merger agreement, including TWC’s right to make a proposal to cause such takeover proposal not to constitute a superior proposal, and provided that the Company is not in breach of such non-solicitation provisions);

•	by either TWC or the Company, in the event (i) the terminating party has satisfied all of its non-mutual conditions to the other party’s obligation to close and has given two (2) business days’ notice to the other party of such satisfaction of its closing conditions and the merger has not been consummated and (ii) the terminating party has agreed to waive the failure of the other party to meet a non-mutual condition to the terminating party’s obligation to close other than, in the case of the Company, no waiver of TWC’s obligations to fund and pay the merger consideration and closing option merger consideration (provided that the right to terminate the merger agreement pursuant to the foregoing shall not be available if the terminating party’s failure to comply, in any material respect, with the merger agreement is the primary reason for the failure of the merger to be consummated within the two (2) business day period); or

•	by TWC if:

•	our board of directors effects a company adverse recommendation change; or

•	we breach the non-solicitation provisions of the merger agreement in any material respect, as described under “No Solicitation of Takeover Proposals” and “Company Board Recommendation”.

Termination Fees and Expenses

We have agreed to pay to TWC the termination fee and the TWC expenses if:

•	TWC terminates the merger agreement because (i) our board of directors effects a company adverse recommendation change or (ii) we breach the non-solicitation provisions of the merger agreement in any material respect; or

•	we terminate the merger agreement because our board of directors receives an unsolicited takeover proposal which constitutes a superior proposal (subject to the requirements of the non-solicitation provisions of the merger agreement and provided that the Company is not in breach of such non-solicitation provisions).

We have also agreed to pay to TWC the TWC expenses if:

•	we or TWC terminate the merger agreement because the merger agreement is not adopted by the stockholders at the special meeting or any postponement or adjournment thereof, and a takeover proposal has been publicly announced and such takeover proposal is not unconditionally publicly withdrawn prior to the date of the Company’s stockholder’s meeting.

Further, we have agreed to pay to TWC an amount equal to the termination fee if:

•	within nine months after a no vote termination, the Company consummates, or enters into a contract providing for the implementation of, a takeover proposal, and a takeover proposal is subsequently consummated (with “51%” being substituted for “20%” in the definition of “takeover proposal”);

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the written agreement of the parties at any time prior to the effective time. The merger agreement also provides that the conditions to each of the parties’ obligations to consummate the merger may be waived by such party in whole or in part to the extent permitted by applicable law.

Remedies

Each party has the right to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

MARKET PRICE OF THE COMPANY’S COMMON STOCK AND
DIVIDEND INFORMATION

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NAVI.” As of March 14, 2011, there were approximately 221 holders of record of our common stock. The following table sets forth the high and low sales prices for our common stock as reported on the NASDAQ Capital Market for the periods indicated.

	Common Stock Price
Fiscal Period	High	Low

Fiscal Year Ended July 31, 2009
August 1, 2008, through October 31, 2008	$3.92	$0.50
November 1, 2008, through January 31, 2009	$0.88	$0.15
February 1, 2009, through April 30, 2009	$0.52	$0.22
May 1, 2009, through July 31, 2009	$1.96	$0.37
Fiscal Year Ended July 31, 2010
August 1, 2009, through October 31, 2009	$2.76	$1.32
November 1, 2009, through January 31, 2010	$3.04	$1.76
February 1, 2010, through April 30, 2010	$3.31	$2.47
May 1, 2010, through July 31, 2010	$2.98	$1.81
Fiscal Year Ended July 31, 2011
August 1, 2010, through October 31, 2010	$3.87	$2.50
November 1, 2010, through January 31, 2011	$4.12	$3.25
February 1, 2011, through April 30, 2011 (through March 22, 2011)	$5.51	$4.00

We have never paid cash dividends on our common stock. We do not expect to declare or pay any dividends prior to the merger, and per the terms of the merger agreement, are prohibited from doing so, other than paid in-kind dividends that accrue on the outstanding Series A Convertible Preferred Stock. On September 12, 2007, we issued 3,125,000 shares of Series A Convertible Preferred Stock, and additional shares of the Series A Convertible Preferred Stock have been and will be issued as in-kind dividends that accrue on the outstanding Series A Convertible Preferred Stock.

The following table sets forth the closing price of our common stock, as reported on the NASDAQ Capital Market on January 31, 2011, the last full trading day before we publicly announced the signed merger agreement with TWC, and on March 22, 2011, the last full trading day before the filing of this proxy statement:

Common Stock Price
January 31, 2011	$4.00
March 22, 2011	$5.49

You are encouraged to obtain current market quotations for the common stock in connection with voting your shares. If the merger is consummated, there will be no further market for your common stock and our stock will be delisted from the NASDAQ Capital Market and deregistered under the Exchange Act.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows, as of March 14, 2011, how many shares of our common stock or our Series A Convertible Preferred Stock are beneficially owned by: (i) each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our common stock or our Series A Convertible Preferred Stock; (ii) each current member of our board of directors; (iii) each named executive officer, as of March 14, 2011; and (iv) all of our current directors and executive officers as a group. There were

39,557,215 shares of common stock outstanding on March 14, 2011 and 4,335,726 shares of Series A Convertible Preferred Stock outstanding on March 14, 2011.

	Amount and Nature of Beneficial Ownership
	Number of				Total Number of
	Outstanding				Shares of
	Common				Common Stock		Percentage	Number of		Percentage of
	Shares		Right to		Beneficially		of Common	Preferred		Preferred
Name and Address of Beneficial Owner(1)	Owned		Acquire(2)		Owned		Stock	Shares		Stock

5% Stockholders
Atlantic Investors, LLC	13,841,028	(3)	—		13,841,028		35.0%	—		—
654 Madison Avenue, Suite 1609 New York, NY 10021
netASPx Holdings, Inc.	—		4,030,413	(4)	4,030,413	(4)	9.2%	4,030,413	(5)	93.0%
c/o GTCR Golder Rauner, LLC 6100 Sears Tower Chicago, IL 60606
Directors and Named Executive Officers
Andrew Ruhan	63,000	(6)	80,000		143,000		*	—		—
Arthur Becker	672,411	(7)	1,138,541		1,808,869		4.4%	—		—
James Dennedy	63,000		115,000		178,000		*	—		—
Thomas Evans	113,000		95,000		208,000		*	—		—
Larry Schwartz	63,000		115,000		178,000		*	—		—
R. Brooks Borcherding	179,167		26,562		204,167		*	—		—
James Pluntze	208,250		295,208		502,416		1.3%	—		—
All current executive officers and directors as a group (12 persons)	1,999,389	(8)	2,791,453		4,790,842		11.3%	—		—

*	Less than 1%.

(1)	Except as otherwise indicated, the address of each person named in the table is: c/o NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810.

(2)	Except as otherwise indicated, represents shares of common stock that can be acquired through stock options that are currently exercisable or will become exercisable within sixty (60) days from March 14, 2011. Shares of common stock underlying these stock options cannot be voted at the special meeting unless the options are exercised prior to the record date for the special meeting.

(3)	Based on information provided by Atlantic in its Amendment No. 15 to Schedule 13D dated February 3, 2011 filed with the SEC and on information provided by Atlantic to NaviSite. Atlantic is controlled by two managing members, Unicorn Worldwide Holdings Limited and Madison Technology LLC. Unicorn Worldwide Holdings Limited is jointly controlled by its board members, Simon Cooper, Simon McNally and Sarah McKee. Arthur Becker is the managing member of Madison Technology LLC. Messrs. Cooper and McNally and Ms. McKee for Unicorn Worldwide Holdings Limited and Mr. Becker for Madison Technology LLC share voting and investment power over the securities held by Atlantic. Mr. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic. Atlantic has informed us that the 13,841,028 shares of our common stock it currently holds are the only shares of our common stock currently held by them. Atlantic, in managing its liquidity requirements from time to time, may pledge shares of our common stock as collateral to lenders; these arrangements are generally structured to preserve for Atlantic beneficial ownership in the pledged securities.

(4)	Consists of shares of Series A Convertible Preferred Stock that are currently convertible into shares of our common stock on a one-for-one basis. As of the date of this proxy statement, no shares of Series A Convertible Preferred Stock held by netASPx Holdings, Inc. had been converted into shares of our common stock and netASPx Holdings, Inc. will only vote with respect to the 4,030,413 shares of Series A

Convertible Preferred Stock, but they may be deemed to be the beneficial owner of 4,030,413 shares of our common stock. See footnote (5) below for additional information.

(5)	netASPx Holdings, Inc. is owned by GTCR Fund VI, LP, GTCR VI Executive Fund, LP and GTCR Associates VI, LP. GTCR Partners VI LP is the General Partner of the three aforementioned funds. The General Partner of GTCR Partners VI, LP, is GTCR Golder Rauner, LLC.

(6)	Excludes 13,841,028 shares of our common stock owned by Atlantic and 426,134 shares of our common stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn, with respect to all of which Mr. Ruhan disclaims beneficial ownership. Mr. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic.

(7)	Includes 248,021 shares of our common stock owned by Madison Technology LLC. Mr. Becker disclaims personal pecuniary interest in 60,000 shares of our common stock held by Madison Technology LLC for the benefit of his children. Excludes 13,841,028 shares of our common stock owned by Atlantic with respect to which Mr. Becker disclaims beneficial ownership. Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic.

(8)	Includes 248,021 shares of our common stock owned by Madison Technology LLC. Excludes 13,841,028 shares of our common stock owned by Atlantic with respect to which Messrs. Ruhan and Becker disclaim beneficial ownership, and 426,134 shares of our common stock owned by Global Unicorn Worldwide Holdings S.A.R.L. with respect to which Mr. Ruhan disclaims beneficial ownership.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock or your Series A Convertible Preferred Stock as determined by the Delaware Court of Chancery (the “court”), together with interest, if any, or such amount as determined by the court, in lieu of the consideration you would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures. The Company does not provide counsel for exercise of such appraisal rights or any other services in relation thereto at our expense to our stockholders.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than twenty (20) days before the stockholders’ meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C since failure to timely and properly comply with the requirements of Section 262 will result in the loss or waiver of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262; and

•	You must not vote in favor of or consent to the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal. If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of common stock or your shares of Series A Convertible Preferred Stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of common stock or your shares of Series A Convertible Preferred Stock.

All demands for appraisal should be addressed to the Secretary of the Company, Thomas B. Rosedale, at BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, Massachusetts 02116, must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock or the shares of Series A Convertible Preferred Stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock or Series A Convertible Preferred Stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten (10) days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of or consent to the merger agreement. At any time within sixty (60) days after the effective time of the merger, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of stock; after this period, a stockholder may withdraw such demand only with the consent of the surviving corporation. Within one hundred twenty (120) days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within ten (10) days after such written request is received by the surviving corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later. Within one hundred twenty (120) days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition must be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

There is no present intention on the part of the Company to file an appraisal petition, and stockholders should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Stockholders who desire to have their shares appraised should indicate any petitions necessary for the perfection of their appraisal rights within the time period and in the manner prescribed by Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to file with the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice, if so ordered by the court, to dissenting stockholders who demanded appraisal of their shares, the court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company’s stock, the court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, at an amount determined to be fair value, unless the court in its discretion determines otherwise for good cause shown. Interest from the effective date of the merger through the payment of judgment shall be compounded quarterly and shall accrue at a default rate 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the court will direct the payment of such value, with interest, if any, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, the court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme Court of Delaware stated that, in making this determination of fair value, the court must consider “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger and which throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the court as it deems equitable in the circumstances. Upon the application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within one hundred twenty (120) days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within sixty (60) days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its common stock pursuant to the merger agreement. Notwithstanding the foregoing, no appraisal proceeding may be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within sixty (60) days after the effective date of the merger.

In view of the complexity of Section 262, the Company’s stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

SUBMISSION OF STOCKHOLDER PROPOSALS

As of the date of this proxy statement, our board of directors knows of no other matters which may be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2011 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC’s rules must be received by us no later than July 4, 2011, unless the date of our 2011 annual meeting is more than 30 days before or after December 14, 2011, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Secretary of the Company, Thomas B. Rosedale, at BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, Massachusetts 02116. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and our bylaws, as applicable.

A stockholder recommendation for nomination of a person for election to our board of directors or a proposal for consideration at our 2011 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Our bylaws require that the proposal or recommendation for nomination must be received by our Secretary of the Company at the above address not earlier than September 4, 2011 nor later than September 19, 2011 (unless the date of our 2011 annual meeting is more than 30 days before or after December 14, 2011, in which case different deadlines are established by our bylaws) and the stockholder must comply with the provisions of our bylaws.

If the merger is completed, we do not expect to hold our 2011 annual meeting of stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors Relations” section of our website at www.navisite.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	our Annual Report on Form 10-K for the fiscal year ended July 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2010 and January 31, 2011;

•	our proxy statement filed on November 1, 2010; and

•	our Current Reports on Form 8-K filed on August 6, 2010, August 16, 2010, September 16, 2010, September 27, 2010, December 17, 2010, December 22, 2010, February 2, 2011 and March 15, 2011.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to the Secretary of the Company, Thomas B. Rosedale, at BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, Massachusetts 02116, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
TIME WARNER CABLE INC.,
AVATAR MERGER SUB INC.
AND
NAVISITE, INC.

Dated as of February 1, 2011

TABLE CONTENTS

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this ‘‘Agreement”), dated as of February 1, 2011, is by and among Time Warner Cable Inc., a Delaware corporation (“Parent”), Avatar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and NaviSite, Inc., a Delaware corporation (the “Company”).

WHEREAS, pursuant to this Agreement, and upon the terms and subject to the conditions set forth herein, Merger Sub shall be merged with and into the Company with the Company as the Surviving Corporation (the “Merger,” and together with the other transactions contemplated by this Agreement, the ‘‘Transaction”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding share of common stock of the Company, par value $.01 per share (the “Company Common Stock”), not owned directly or indirectly by Parent, Merger Sub or the Company (other than Dissenting Shares and Forfeited Stock) shall be converted into the right to receive $5.50 per share of Company Common Stock in cash (the “Common Stock Merger Consideration”), subject to any withholding of Taxes required by applicable Law and each issued and outstanding share of Series A Convertible Preferred Stock of the Company, par value $.01 per share (the “Series A Preferred Stock”), not owned directly or indirectly by Parent, Merger Sub or the Company (other than Dissenting Shares) shall be converted into the right to receive $8.00 per share in cash (the ‘‘Preferred Stock Merger Consideration,” and together with the Common Stock Merger Consideration, the “Stock Merger Consideration”), subject to any withholding of Taxes required by applicable Law;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has formed a special committee of the Company Board for the purpose of, among other things, evaluating and making a recommendation to the full Company Board with respect to this Agreement and the Transaction (the ‘‘Special Committee”);

WHEREAS, the Company Board, following the recommendation of the Special Committee, and on the terms and subject to the conditions set forth herein, has unanimously approved and declared advisable this Agreement and the Transaction, including the Merger;

WHEREAS, the Board of Directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth herein, unanimously approved and declared advisable this Agreement and the Transaction, including the Merger;

WHEREAS, effective concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the holders of the outstanding warrants to purchase shares of the Company Common Stock (the “Company Warrants”) are entering into an agreement (the “Warrant Holders Agreement”) with the Company, pursuant to which, among other things, such holders agree that their warrants shall be, in connection with the Merger, cancelled and converted into the right to receive, for each Company Warrant, the excess, if any, of the Common Stock Merger Consideration over the exercise price of such Company Warrant; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company (the “Principal Stockholders”) are entering into voting agreements (the “Voting Agreements”) with Parent and Merger Sub, pursuant to which, among other things, the Principal Stockholders agree, subject to the terms thereof, to vote in favor of the adoption of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

The Merger

1.1 The Merger.

(a) Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the DGCL and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the “Surviving Corporation.” The Merger shall have the effects set forth in Section 259 of the DGCL.

(b) At the Effective Time, the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in their entirety in the form set forth as Exhibit A hereto until thereafter changed or amended as provided therein, by the certificate of incorporation of the Surviving Corporation or by applicable Law.

1.2 Effective Time.  Parent, Merger Sub and the Company shall cause a certificate of merger or other appropriate documents (the ‘‘Certificate of Merger”) to be duly executed and filed in accordance with the DGCL on the Closing Date (or on such other date as Parent and the Company may agree in writing) with the Secretary of State of the State of Delaware and shall make all other filings or recordings required in connection with the Merger under the DGCL. The Merger shall become effective at the time such Certificate of Merger shall have been duly filed with, and accepted by, the Secretary of State of the State of Delaware or such later date and time as Parent and the Company may agree in writing and specify in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”

1.3 Closing.  The closing of the Merger (the ‘‘Closing”) shall take place at 10:00 a.m., Boston time, on a date to be specified in writing by the parties, such date to be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VII (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) (the “Closing Date”), at the offices of BRL Law Group LLC, 425 Boylston Street, Boston, Massachusetts, unless another time, date or place is agreed to in writing by the parties hereto.

1.4 Directors and Officers of the Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and applicable Laws.

ARTICLE II

Merger Consideration; Conversion of Stock

2.1 Conversion of Company Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a) Capital Stock of Merger Sub.  Each share of common stock of Merger Sub, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, par value $.01 per share.

(b) Cancellation of Parent-Owned, Merger Sub-Owned and Company-Owned Company Common Stock and Series A Preferred Stock.  Each outstanding or issued share of Company Common Stock or Series A Preferred Stock that is owned by Parent, Merger Sub or the Company, or by any wholly owned direct or indirect Subsidiary of Parent, Merger Sub or the Company, immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall automatically be cancelled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock.  As of immediately prior to the Effective Time, all shares of then otherwise unvested restricted Company Common Stock other than Forfeited Stock (as defined below) issued and then outstanding under any Company Equity Incentive Plan shall be fully vested (such shares of Company Common Stock that vest as of the Effective Time, the ‘‘Vested Restricted Stock”). Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Dissenting Shares and other than each outstanding (but otherwise unvested) share of restricted Company Common Stock issued under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended, that is subject to performance-based vesting and which would not otherwise vest in accordance with its terms as of the Effective Time (the “Forfeited Stock”)) shall automatically be converted into the right to receive cash in an amount equal to the Common Stock Merger Consideration. As of the Effective Time, all shares of Forfeited Stock shall be forfeited and cancelled without action required by any Person and without consent of the holders thereof, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor. As of the Effective Time, all shares of Company Common Stock then issued and outstanding shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (a “Certificate”) or book-entry shares (“Book-Entry Shares”) representing any such shares of Company Common Stock shall cease to have any rights with respect to such shares, except, in all cases, the right to receive (other than with respect to Excluded Shares, Dissenting Shares and Forfeited Stock) the Common Stock Merger Consideration, without interest, upon surrender of such Certificate or Book-Entry Shares in accordance with Section 2.1(h).

(d) Conversion of Series A Preferred Stock.  Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall automatically be converted into the right to receive cash in an amount equal to the Preferred Stock Merger Consideration. As of the Effective Time, all shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate or Book-Entry Shares representing any such shares of Series A Preferred Stock shall cease to have any rights with respect to such shares, except, in all cases, the right to receive (other than with respect to Excluded Shares and Dissenting Shares) the Preferred Stock Merger Consideration, without interest, upon surrender of such Certificate or Book-Entry Shares in accordance with Section 2.1(h). For the avoidance of doubt, the parties hereto agree that all accrued and unpaid dividends on the Series A Preferred Stock through the Effective Time shall be paid in kind immediately prior to the Effective Time and be deemed outstanding at such time.

(e) Company Stock Options.  The Company shall take all requisite action so that at the Effective Time, each outstanding qualified or nonqualified option to purchase shares of Company Common Stock (“Company Stock Options”) under any employee equity incentive plan or arrangement of the Company other than the Company’s Amended and Restated 1999 Employee Stock Purchase Plan (“Company Equity Incentive Plans”) shall be automatically converted into the right to receive an amount equal to the product of (x) the excess, if any, of the Common Stock Merger Consideration over the exercise price of each such Company Stock Option multiplied by (y) the number of unexercised shares of Company Common Stock subject thereto (the “Closing Option Merger Consideration”). At the Effective Time, all such Company Stock Options shall be cancelled and shall represent only the right to receive the Closing Option Merger Consideration.

(f) Warrants.  At the Effective Time, each Company Warrant shall be automatically converted into the right to receive an amount equal to the product of (x) the excess, if any, of the Common Stock Merger Consideration over the exercise price of each such Company Warrant multiplied by (y) the number of unexercised shares of Company Common Stock subject thereto (the ‘‘Warrant Consideration”). At the Effective Time, all such Company Warrants shall be cancelled and shall represent only the right to receive the Warrant Consideration.

(g) ESPP.  Each option to purchase shares of Company Common Stock outstanding as of the date of this Agreement under the Company’s Amended and Restated 1999 Employee Stock Purchase Plan, as amended (the “ESPP”), shall terminate not later than the Effective Time, provided that the Company may permit each participant in the ESPP to purchase from the Company as many whole shares of Company Common Stock as the balance of the participant’s account will allow as of a date not less than 10 days prior to the Effective Time (which date shall be reasonably determined by the Company Board, or a committee thereof in accordance with the ESPP), at the applicable price determined under the terms of the ESPP for such option, using such date as the final purchase date for the offering period and consistent with any other applicable limitations on purchases under the ESPP, and any amounts remaining in any participant’s account after any such purchase will be refunded to the participant. Upon the expiration of such offering period and the occurrence of the exercise date pursuant to the preceding sentence, no further offering period or purchase period shall commence under the ESPP.

(h) Disposition of Certificates and Book-Entry Shares; Paying Agent.  As promptly as reasonably practicable prior to the Closing Date, Parent shall appoint a bank or trust company to act as Paying Agent (the ‘‘Paying Agent”), which Paying Agent shall be reasonably acceptable to the Company, for the payment of the Stock Merger Consideration and the Warrant Consideration (collectively referred to as the “Merger Consideration”) other than the Restricted Stock Consideration (as defined in Section 2.1(j)(ii)). Parent shall enter into a paying agent agreement with the Paying Agent (the “Paying Agent Agreement”) on customary terms, which terms shall be in form and substance reasonably acceptable to the Company, prior to the Effective Time. At or prior to the Effective Time, Parent shall deposit with the Paying Agent, for the benefit of the holders of shares of Company Common Stock, holders of shares of Series A Preferred Stock, and holders of Company Warrants for payment in accordance with Section 2.1 the aggregate Merger Consideration less the Restricted Stock Consideration (such total deposited cash being hereinafter referred to as the “Payment Fund”). The Paying Agent shall make payments of the Merger Consideration out of the Payment Fund in accordance with this Agreement and the Paying Agent Agreement. The Payment Fund shall not be used for any other purpose.

(i) Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Stock or Series A Preferred Stock on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares representing ownership of the Company Common Stock or Series A Preferred Stock, as applicable, outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Company Common Stock or Series A Preferred Stock, as applicable, except as otherwise provided for herein. Until surrendered in accordance with this Section 2.1, each Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Stock Merger Consideration. Any Stock Merger Consideration paid upon the surrender of any Certificate or Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate or Book-Entry Share and the shares of Company Common Stock or Series A Preferred Stock formerly represented thereby.

(j) Payment Procedures.

(i) As promptly as reasonably practicable after the Effective Time (but in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of (i) a Certificate or Certificates or Book-Entry Shares that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Excluded Shares and Vested Restricted Stock), (ii) outstanding shares of Series A Preferred Stock

(other than Excluded Shares), and (iii) Company Warrants (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, Book-Entry Shares or Company Warrants shall pass to the Paying Agent, only upon delivery of the Certificates, Book-Entry Shares or Company Warrants to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates, Book-Entry Shares or Company Warrants in exchange for the applicable Merger Consideration to which the holder thereof is entitled pursuant to this Agreement. Upon delivery of any Certificate, Book-Entry Shares or Company Warrant to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate, Book-Entry Shares or Company Warrant shall be entitled to receive in exchange therefor the amount of cash payable in respect of the shares of Company Common Stock or Series A Preferred Stock, as applicable, previously represented by such Certificate or Book-Entry Shares pursuant to the provisions of this Article II or the amount of cash payable in respect of the Company Warrants pursuant to the provisions of this Article II. In the event of a transfer of ownership of Company Common Stock or Series A Preferred Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(ii) At the Effective Time, Parent shall deposit or cause to be deposited with the Company cash in U.S. dollars equal to the aggregate Closing Option Merger Consideration. At the Effective Time, Parent shall also deposit or cause to be deposited with the Company cash in U.S. dollars equal to that portion of the aggregate Common Stock Merger Consideration that is payable to holders of Vested Restricted Stock (such portion of the Common Stock Merger Consideration, the “Restricted Stock Consideration”). The Company shall pay the holders of Company Stock Options the cash payments described in Section 2.1(e) as soon as reasonably practicable after the Effective Time, but in any event within five (5) Business Days following the Effective Time. The Company shall pay to each holder of any shares of Vested Restricted Stock the Stock Merger Consideration payable in respect thereof as described in Section 2.1(c) as soon as reasonably practicable after the Effective Time, but in any event within five (5) Business Days following the Effective Time. Any payment made pursuant to this Section 2.1(j)(ii) to the holder of any Company Stock Option or share of Vested Restricted Stock shall be reduced by any income or employment Tax withholding required under (i) the Code, (ii) any applicable state, local or foreign Tax Laws and (iii) any other applicable Laws.

(k) Termination of Payment Fund.  Any portion of the Payment Fund which remains undistributed for twelve (12) months after the Effective Time shall be delivered to Parent, and any holders of shares of Company Common Stock, Series A Preferred Stock or Company Warrants prior to the Effective Time who have not theretofore complied with this Article II shall thereafter look only to Parent and only as general creditors thereof for payment of the Common Stock Merger Consideration, Preferred Stock Merger Consideration or Warrant Consideration, as applicable.

(l) No Liability.  None of Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of the Common Stock Merger Consideration, Preferred Stock Merger Consideration, Closing Option Merger Consideration or Warrant Consideration, as applicable, from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(m) Investment of Payment Fund.  The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent; provided, however, that, if invested, such investments shall be in short-term obligations of, or short-term obligations guaranteed by, the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1.0 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

(n) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and (ii) at the request of Parent, the posting by such Person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or any of its Affiliates with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Stock Merger Consideration payable in respect thereof pursuant to this Agreement.

2.2 Withholding Rights.  The Company, the Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Company, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

2.3 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock and Series A Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal of such shares (“Dissenting Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL (the ‘‘Appraisal Rights”) shall not be converted into the right to receive the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as applicable. Such holders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Rights, then the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the applicable Common Stock Merger Consideration or Preferred Stock Merger Consideration, without interest.

(b) The Company shall give Parent (i) written notice as promptly as reasonably practicable of any written demands for appraisal of any shares of Company Common Stock or Series A Preferred Stock, the withdrawals of such demands and any other instrument relating to appraisal served on the Company under the DGCL and (ii) the right to control all negotiations and proceedings with respect to such demands for appraisal; provided, that the Company shall have the right to participate in such negotiations and proceedings and, provided, further, that for the avoidance of doubt, prior to the Effective Time Parent shall not have the authority to cause the Company to commit to or incur any obligations with respect to any demands for appraisal rights, except to the extent that any such obligation is conditioned upon the occurrence of the Merger.

2.4 Adjustments to Prevent Dilution.  In the event that the Company changes the number of shares of Company Common Stock or Series A Preferred Stock, as applicable, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock or Series A Preferred Stock, as applicable, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock-based dividend or distribution, recapitalization, merger, subdivision, combination, issuer tender or exchange offer, or other similar transaction, the applicable Stock Merger Consideration shall be adjusted appropriately to provide to the holders of the Company Common Stock or Series A Preferred Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such reclassification, split, dividend, distribution, recapitalization, merger, subdivision, combination, tender or exchange or similar transaction. Notwithstanding the foregoing, no such adjustments shall be made in connection with any in kind dividends payable on the outstanding shares of the Series A Preferred Stock pursuant to the Company’s certificate of incorporation, as in effect on the date of this Agreement.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as disclosed in the corresponding sections of the disclosure schedule delivered at or prior to the execution hereof to Parent and Merger Sub (the “Company Disclosure Schedule”), it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall be deemed to be disclosure with respect to any other section to which the relevance of such item is reasonably apparent, or in the Company SEC Reports filed since July 31, 2007 and before the date of this Agreement (excluding any risk factor disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer), the following statements are true and correct.

3.1 Existence; Good Standing; Authority; Compliance with Law.

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Each of the entities listed in Section 3.1(b) of the Company Disclosure Schedule (the “Company Subsidiaries”) is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensing, except for jurisdictions in which such failure to be so qualified, licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The Company has no Subsidiaries other than the Company Subsidiaries.

(c) Neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or has received any written notice that the Company or any of the Company Subsidiaries is in violation of any Law to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, where such violation, alone or together with all other violations, would reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, neither the Company nor any Company Subsidiary is under investigation with respect to any material violation of any Law. The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable Law or governmental regulations in connection with their businesses as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action, alone or together with all other such failures, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(d) Since July 31, 2007, neither the Company nor any of the Company Subsidiaries has: (i) to the Company’s Knowledge, used any of its funds for unlawful contributions, loans, donations, gifts, entertainment or other unlawful expenses relating to political activity; (ii) to the Company’s Knowledge, made or agreed to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (iii) taken any action that would constitute a violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010, the Prevention of Corruption Acts 1889 to 1916 or any comparable Law; or (iv) to the Company’s Knowledge, made or agreed to make any other unlawful payment.

(e) The Company has previously provided or made available to Parent true and complete copies of the certificate of incorporation and bylaws and the other charter documents, articles of incorporation, bylaws, articles of association, statutory registers, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries as in effect on the date of this Agreement. The Company and the Company Subsidiaries are not in violation of such certificate of incorporation and bylaws and the other charter documents, articles of incorporation, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto).

3.2 Authorization, Takeover Laws, Validity and Effect of Agreements.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its covenants and obligations under this Agreement, and, subject to obtaining the Company Stockholder Approval, to consummate the Merger. Subject to obtaining the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on behalf of the Company. In connection with the foregoing, the Company Board has taken such actions and votes as are necessary on its part to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar federal or state statute inapplicable to this Agreement and the Transaction. This Agreement, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and, as to enforceability, general principles of equity (the “Bankruptcy and Equity Exception”), whether considered in a proceeding at law or in equity.

(b) The Company Board, at a meeting duly called and held, unanimously (i) approved and declared advisable this Agreement and the Transaction, including the Merger, (ii) declared that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Transaction on the terms and subject to the conditions set forth in this Agreement, (iii) directed that this Agreement be submitted for adoption by the stockholders of the Company at the Company Stockholders’ Meeting and (iv) resolved to recommend that stockholders of the Company adopt this Agreement (the “Company Recommendation”).

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 395,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (“Company Preferred Stock”), of which 5,000,000 shares of Company Preferred Stock are designated as Series A Preferred Stock. As of January 31, 2011 (i) 38,192,914 shares of Company Common Stock were issued and outstanding (which includes 883,598 shares of restricted Company Common Stock issued under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended), (ii) 4,335,726.25 shares of Series A Preferred Stock were issued and outstanding, (iii) 6,479,028 shares of Company Common Stock were reserved for issuance upon exercise of Company Stock Options outstanding and held by employees and members of the Company’s and Company Subsidiaries’ boards of directors (or comparable bodies) under the Company Equity Incentive Plans,

5,163,405 shares of which were vested, (iv) 119,888 shares of Company Common Stock were reserved for issuance under the ESPP, and (v) 1,200,131 shares of Company Common Stock were reserved for issuance upon exercise of the Company Warrants. As of the date of this Agreement, the Company had no shares of Company Common Stock or Company Preferred Stock issued or reserved for issuance other than as described above. All such issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(b) The Company has no outstanding bonds, debentures or notes the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(c) Section 3.3(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of Company Stock Options, including the name of each Person to whom such Company Stock Options have been granted, the number of shares subject to each Company Stock Option, the per share exercise price for each Company Stock Option and the portion of each Company Stock Option that is currently exercisable. Except for the Company Stock Options (all of which have been issued under the Company Equity Incentive Plans) or as set forth on Section 3.3(c) of the Company Disclosure Schedule, as of the date of this Agreement, there are not any existing options, warrants, calls, subscriptions, convertible securities, conversion rights, redemption rights, repurchase rights, arrangements or other rights, Contracts or commitments which obligate the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock or other securities of the Company or any Company Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any capital stock or other securities of the Company or any Company Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d) Section 3.3(d) of the Company Disclosure Schedule sets forth a true, complete and correct list of the unvested stock awards outstanding under the Company Equity Incentive Plans, including the name of each Person to whom such restricted stock awards have been granted and the number of shares granted. Neither the Company nor any Company Subsidiary has issued any “phantom” stock or stock appreciation rights or other similar instruments.

(e) Except as expressly provided for in this Agreement, the Voting Agreements and the Warrant Holders Agreement, there are no Contracts to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares (other than Contracts restricting the transfer of unvested shares of restricted Company Common Stock issued and outstanding under the Company Equity Incentive Plans), and, to the Company’s Knowledge, there are no third party Contracts with respect to the voting of any such shares or which restrict the transfer of any such shares.

(f) Except as set forth on Section 3.3(f) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary.

(g) All Company Stock Options have an exercise price per share that was not less than the “fair market value” of a share of Company Common Stock on the date of grant, as determined in accordance with the terms of any applicable granting instrument and, to the extent applicable, sections 409A and 422 of the Code. All Company Stock Options have been properly accounted for by the Company in accordance with GAAP, and no change is expected in respect of any prior Company financial statement relating to expenses for stock compensation. There is no pending audit, investigation or inquiry by any Governmental Entity or by the Company or a Subsidiary with respect to the Company’s stock option granting practices or other equity compensation practices.

3.4 Subsidiaries.  Section 3.1(b) of the Company Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Company Subsidiary. All issued and outstanding shares of capital stock or other equity interests of each corporate Company Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on Section 3.4 of the Company Disclosure Schedule, all issued and outstanding shares of capital stock or other equity interests of each Company Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, pledges, charges, mortgages, security interests, claims or other encumbrances on title (“Encumbrances”).

3.5 Other Interests.  Section 3.1(b) of the Company Disclosure Schedule sets forth all interests and investments (whether equity or debt) in any Person owned directly or indirectly by the Company, other than investments in short-term investment securities, shares of capital stock or other equity interests in the Company Subsidiaries and intercompany receivables owing by and to wholly owned Company Subsidiaries or by wholly owned Company Subsidiaries to the Company.

3.6 Consents and Approvals; No Violations.  Prior to the date of this Agreement, the Company has obtained all authorizations, consents and approvals listed on Section 3.6 of the Company Disclosure Schedule in connection with the execution and delivery of this Agreement, and except for (a) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (i) the Exchange Act, the Securities Act and state securities or state “blue sky” laws, (ii) the HSR Act or any other antitrust Laws and (iii) any applicable rules and regulations of Nasdaq and (b) the filing of the Certificate of Merger, the execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the Transaction and compliance by the Company with any of the provisions hereof do not and will not, (I) conflict with or result in any breach of any provision of the organizational documents of the Company or any Company Subsidiary, (II) require any filing by the Company or any Company Subsidiary with, notice to, or permit, authorization, consent or approval of, (x) any federal, state, local, foreign or international government or governmental authority, regulatory or administrative agency, governmental commission, court or arbitrator or arbitral body (public or private), (y) any self-regulatory organization (including stock exchanges) or (z) any political subdivision of any of the foregoing (a “Governmental Entity”), (III) result in a violation or breach by the Company of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any Material Contract to which the Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound, or (IV) violate any federal, state, local, domestic or foreign law, common law, ordinance, code, writ, injunction, decree, statute, rule or regulation, applicable to the Company or any Company Subsidiary or any of its respective properties or assets (collectively, “Law” or “Laws”), excluding from the foregoing clauses (II), (III) and (IV) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.7 SEC Reports and Financial Statements.

(a) The Company has filed all required forms and reports with the SEC since July 31, 2007 (including all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)) (collectively, the “Company SEC Reports”). As of their respective dates, the Company SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the “Securities Laws”), each as in effect on the date the Company SEC Report was filed or effective, (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (c) were filed on a timely basis. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC. The Company has made available to Parent correct and complete copies of all written comment letters from the staff of the SEC received since July 31, 2007 relating to the Company SEC Reports and all responses thereto other than with respect to requests for confidential treatment, in all cases which are not available on the SEC’s EDGAR system prior to the date of this Agreement. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Reports. To the Company’s Knowledge, as of the date hereof, none of the Company SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect.

(c) The Company maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) that are effective to ensure that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the Company’s management as appropriate to allow timely decisions regarding disclosure, and to make the certifications, required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act. Since July 31, 2007, the Company’s principal executive officer and its principal financial officer (each as defined in the Sarbanes-Oxley Act) (or each former principal executive officer and each former principal financial officer of the Company, as applicable) have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Reports. Since July 31, 2007, neither the Company nor any of the Company Subsidiaries has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(d) Since July 31, 2007 through the date of this Agreement, (i) neither the Company nor any of the Company Subsidiaries, nor any director or executive officer of the Company or any of the Company Subsidiaries has, and, to the Company’s Knowledge, no other officer, employee or accountant of the Company or any of the Company Subsidiaries has, received any material complaint, allegation, assertion or claim, in writing (or, to the Company’s Knowledge, orally) that the Company or any of the Company Subsidiaries has engaged in improper, illegal or fraudulent accounting or auditing practices, and (ii) no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported evidence of a material violation of Securities Laws or breach of fiduciary duty by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(e) The aggregate outstanding Indebtedness of the Company and the Company Subsidiaries as of the date hereof does not exceed $79.9 million in the aggregate (the components of which are set out on Section 3.7(e) of the Company Disclosure Schedules and which amount includes $26.6 million of Indebtedness for contingent lease guarantees). Section 3.7(e) of the Company Disclosure Schedule lists the outstanding Indebtedness (and the principal amount thereof) of the Company and the Company Subsidiaries in excess of $500,000 as of the date hereof.

3.8 Litigation.  Section 3.8 of the Company Disclosure Schedule lists all suits, claims, actions, proceedings, investigations, demands, charges, complaints, examinations, indictments, litigation and other civil, criminal, administrative or investigative proceedings (collectively, ‘‘Legal Actions”) pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries. Except as otherwise provided in Section 3.8 of the Company Disclosure Schedule, there are no Legal Actions pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries, and neither the Company nor any Company Subsidiary is subject to any judgment, order, settlement or arbitration award, which have had or would, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay the consummation of the Transaction, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (iii) result in a Company Material Adverse Effect.

3.9 Absence of Certain Changes.  From October 31, 2010 through the date hereof, except for the process leading to the execution of this Agreement, the Company and the Company Subsidiaries have conducted their businesses in the usual, regular and ordinary course of business, consistent with past practice, and there has not occurred or been discovered: (a) a Company Material Adverse Effect, (b) any material change in the Company’s accounting principles, practices or methods except insofar as may have been required by a change in GAAP, or (c) any action taken by the Company or any of the Company Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s prior written consent, would constitute a breach of Section 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(f), 5.1(g), 5.1(h), 5.1(k), 5.1(l) or 5.1(p).

3.10 Taxes.

(a) Except as noted on Section 3.10(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has (i) properly prepared and timely filed (or had filed on their behalf) all Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity) and all such Tax Returns (including information provided therewith or with respect thereto) are correct and complete in all material respects, and (ii) has fully and timely paid (or had paid on their behalf) all Taxes (whether or not shown on such Tax Returns) as required to be paid by it.

(b) Except as noted on Section 3.10(b) of the Company Disclosure Schedule, no audit or other proceeding by any governmental authority is pending or, to the Company’s Knowledge, threatened with respect to any Taxes due from or with respect to the Company or any of the Company Subsidiaries. There are no deficiencies for any Taxes that have been asserted or assessed against the Company or any of the Company Subsidiaries as of the date of this Agreement, and except as noted on Section 3.10(b) of the Company Disclosure Schedule, there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of the Company Subsidiaries for any taxable period, and no requests for any such waivers are pending.

(c) There are no Encumbrances for Taxes upon the assets or properties of the Company or any of the Company Subsidiaries, except for statutory Encumbrances for current Taxes not yet due.

(d) Except as noted on Section 3.10(d) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any Contract relating to the sharing, allocation or indemnification of Taxes (collectively, “Tax Sharing Agreements”) or has any liability for Taxes of any Person (other than members of the “affiliated group”, within the meaning of Section 1504(a) of the Code, filing consolidated federal income Tax Returns of which the Company is the common parent) under Treasury Regulation § 1.1502-6, Treasury Regulation § 1.1502-78 or any similar state, local or foreign Tax Law, as a transferee or successor, or otherwise.

(e) The Company and the Company Subsidiaries have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties, and timely paid to the appropriate taxing authority, proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable Laws. The Company and the Company Subsidiaries have each complied in all material respects with all Tax information reporting provisions under applicable Laws.

(f) Neither the Company nor any of the Company Subsidiaries will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code or comparable provisions of state, local or foreign Tax Law, Section 108(i) of the Code or for any other reason.

(g) Neither the Company nor any of the Company Subsidiaries has entered into any transaction that constitutes (i) a “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4(b) or (ii) a “confidential corporate tax shelter” within the meaning of Treasury Regulation § 301.6111-2(a)(2).

(h) The Company has made available to the Parent, in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, all information within its possession relevant to an accurate determination of (i) the current net operating loss carryforwards of the Company and the Company Subsidiaries (the “NOLs”), and (ii) any potential limitations of the use of the NOLs imposed by Sections 382 or 384 of the Code. To the Company’s Knowledge, the information the Company made available to KPMG in connection with KPMG’s ‘‘§382 Ownership Change Analysis” dated May 19, 2010, was, at the time provided, and remains, true, correct and complete in all respects material to such “§382 Ownership Change Analysis” (with respect to facts in existence as of May 19, 2010). There are no Legal Actions pending or, to the Company’s Knowledge, threatened against, with respect to or in limitation of the NOLs, including any limitations under Sections 382 or 384 of the Code (other than limitations incurred in connection with transactions contemplated by this Agreement).

(i) Section 3.10(i) of the Company Disclosure Schedule accurately reflects in all material respects the Tax basis of the Company and the Company Subsidiaries in their respective assets.

(j) With respect to the Company Subsidiaries resident in the UK (the “UK Subs”), prior to Closing, since at least July 31, 2007, there has been no change of ownership of the UK Subs (within the meaning of sections 719 to 725 Corporation Tax Act 2010), nor since that date has there been any major change in the nature or conduct of a trade or business carried on by the UK Subs (within the meaning of section 673 or section 677 Corporation Tax Act 2010), nor since that date has the scale of the activities in a trade carried on by the UK Subs become small or negligible.

3.11 Real Properties, Personal Property and Assets.

(a) Neither the Company nor any Company Subsidiary owns any real estate. Section 3.11 of the Company Disclosure Schedule sets forth a correct and complete list of each real property lease and sublease pursuant to which the Company or any Company Subsidiary is, or has any obligations or liabilities of, a lessee or sublessee (collectively, the “Leases”). All those parcels of real property or portions thereof (together with those improvements (and all components thereof) and fixtures thereon) which the Company or any Company Subsidiary uses or occupies or has the right to use or occupy, now or in the future, pursuant to a Lease (“Leased Real Property”) constitute all of the real property utilized by the Company and the Company Subsidiaries in the operation of its business. The Company has made available to Parent correct and complete copies of all Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. With respect to each Lease listed in Section 3.11 of the Company Disclosure Schedule:

(i) neither the Company nor any of the Company Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(ii) all improvements (and all components thereof) and all fixtures located on the Leased Real Property, are, in all material respects, in good working order and repair, ordinary wear and tear excepted. All telecommunication lines and systems serving the Leased Real Property are installed and operating in a manner sufficient to enable the Leased Real Property to continue to be used and operated in a manner sufficient to carry on the respective businesses as presently conducted by the Company or a Company Subsidiary in all material respects. All electrical systems and facilities included therein, are installed, have sufficient electrical power and are operating in a manner sufficient to carry on the respective businesses as presently conducted by the Company and the Company Subsidiaries in all material respects.

(b) The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company and the Company Subsidiaries (the “Assets”) are, in the aggregate, sufficient, in all material respects, to carry on their respective businesses as presently conducted and are, in all material respects, in adequate operating condition and capable of being used for their intended purposes, ordinary wear and tear excepted. The Company and the Company Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use in the usual, regular and ordinary course of business, consistent with past practice, such Assets that are material to the Company and the Company Subsidiaries, taken as a whole, free and clear of all material Encumbrances.

3.12 Environmental Matters.

(a) Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any notice (i) of any administrative or judicial enforcement proceeding pending, or to the Company’s Knowledge threatened, against the Company or any Company Subsidiary under any Environmental Law or (ii) that it is potentially responsible under any Environmental Law for costs of response or for damages to natural resources, as those terms are defined under the Environmental Laws, at any location; and there has not been any release on the real property leased, owned, formerly owned, used or formerly used by the Company or any Company Subsidiary of Hazardous Materials that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries possess all licenses required under Environmental Laws to operate their respective businesses as presently operated (the “Environmental Licenses”), and the Company and the Company Subsidiaries are, and have been since January 1, 2008, in compliance with Environmental Laws and the Environmental Licenses.

(c) Section 3.12(c) of the Company Disclosure Schedule sets forth a true and complete list of all material environmental reports, surveys and assessments in the possession or control of the Company relating to environmental matters.

3.13 Employee Benefit Plans.

(a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of every (a) employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) including any retirement, supplemental retirement, welfare benefit, retiree health, and life insurance plans and (b) employment, bonus, stock option, stock purchase, restricted stock, phantom stock or other equity based arrangement, incentive, deferred compensation, termination, severance, retention, change of control, vacation, pension, profit-sharing, savings, collective bargaining, consulting, executive compensation, Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, practice, agreement or arrangement, or other employee benefit plan, program, practice or arrangement, whether written or unwritten, formal or informal (i) under which any current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary has any present or future right to benefits by reason of their service as a current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary, or that is maintained, sponsored or contributed to by any of the Company or any Company Subsidiary, or which any of the Company or any Company Subsidiary has any obligation to maintain, sponsor or contribute, (ii) with respect to which any of the Company or any Company Subsidiary has any direct or indirect liability, whether contingent or otherwise, or (iii) that is maintained or contributed to by the Company or any Company Subsidiary or ERISA Affiliates for the benefit of current or former employees of the Company or any Company Subsidiary (“Employee Programs”). Each Employee Program that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS that it is so qualified taking into account the Economic Growth Tax Relief Reconciliation Act of 2001 and that has not been revoked, or the remedial amendment period under Section 401(b) of the Code and IRS Revenue Procedure 2005-66 has not expired, and to the Company’s Knowledge, no fact or event has occurred that would reasonably be expected to adversely affect such qualification.

(b) With respect to each Employee Program, the Company has made available to Parent (if applicable to such Employee Program): (i) all material documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements); (ii) the most recent IRS determination letter or IRS opinion letter with respect to such Employee Program qualified under Code Section 401(a), if any; (iii) for the three most recent years (A) Forms 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports; (iv) the most recent summary plan description, summary of material modifications and all other written communications (or a description of all material oral communications); (v) any insurance policy related to such Employee Program; and (vi) for the last three years, all correspondence with the IRS, the United States Department of Labor, the Pension Benefit

Guaranty Corporation, the UK Pensions Regulator or the SEC and any other Governmental Entity regarding the operation or administration of any Employee Program.

(c) Each Employee Program has in all material respects been operated and administered in accordance with its terms and the requirements of applicable Law, including, without limitation, ERISA and the Code.

(d) No Controlled Group Liability has been incurred by the Company or any Company Subsidiary nor do any circumstances exist that could reasonably be expected to result in Controlled Group Liability for any of the Company or any Company Subsidiary following the Closing, neither the Company nor any of its ERISA Affiliates has at any time during the last six (6) years, contributed to or been obligated to contribute to or had any actual or contingent liability to any Multiemployer Plan (which shall for this paragraph include a UK pension arrangement providing benefits other than on a money purchase basis) or incurred any actual or contingent liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan that has not been satisfied in full.

(e) Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA. No Employee Program is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code or is a Multiemployer Plan. Full payment has been made, or otherwise properly accrued on the books and records of the Company and any ERISA Affiliate, of all amounts that the Company and any ERISA Affiliate are required under the terms of the Employee Programs to have paid as contributions to such Employee Programs on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of the Company through the Closing Date. All liabilities or expenses of the Company and the Company Subsidiaries in respect of any Employee Program (including workers compensation) or any Employee Program that is a Multiemployer Plan that have not been paid as of the date of this Agreement, have been properly accrued on the Company’s most recent financial statements in compliance with GAAP. There are no reserves, assets, surpluses or prepaid premiums with respect to any Employee Program that is an employee welfare benefit plan as defined in Section 3(1) of ERISA.

(f) None of the Company, an ERISA Affiliate or, to the Company’s Knowledge, any Person appointed or otherwise designated to act on behalf of the Company, or an ERISA Affiliate, has engaged in any transactions in connection with any Employee Program that is reasonably expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material Tax pursuant to Section 4975(a) of the Code.

(g) Other than routine claims for benefits, there are no Legal Actions pending or Governmental Entity audits or investigations or, to the Company’s Knowledge, threatened (i) with respect to any Employee Program or (ii) by or on behalf of any current or former employee of the Company or any Company Subsidiary relating to his or her employment, termination of employment, compensation or benefits which could reasonably be expected to give rise to a material liability of the Company after the Closing Date.

(h) No Employee Program provides for medical benefits (other than under Section 4980B of the Code or pursuant to state health continuation laws) retiree life insurance or other retiree welfare benefits to any current or future retiree or former employee.

(i) No individual who has performed services for the Company or any Company Subsidiary has been improperly excluded from participation in any Employee Program, (i) none of the Company nor any Company Subsidiary has any direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, (ii) none of the Company or any ERISA Affiliate or, the Company’s Knowledge, any Person has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving any Employee Program, and (iii) none of the Company, any ERISA Affiliate or, to the Company’s Knowledge, any fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Employee Program. Each Employee Program subject to Section 409A of the Code has been operated and administered in compliance with and is in written form in compliance with Section 409A of the Code and any applicable regulatory guidance promulgated thereunder.

(j) No Employee Program that is an employee welfare benefit plan as defined in Section 3(1) of ERISA is a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(k) Except as set forth in Section 3.13(k) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, or cause (i) any current or former employee of the Company or one of the Company Subsidiaries to be entitled to severance pay or any other payment (except pursuant to an Employee Program or severance arrangement disclosed in the Company Disclosure Schedule), (ii) the accelerated vesting, funding or delivery of, any payment or benefit or increase the amount payable to any employee of the Company or one of the Company Subsidiaries or any other material obligation under an Employee Program or (iii) result in any forgiveness of indebtedness. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in or cause any payment or benefit to any current or former employee or independent contractor of the Company or any one of the Company Subsidiaries that would not be deductible under Section 280G of the Code or that would be subject to excise tax under Section 4999 of the Code. For purposes of the foregoing sentence, the term “payment” shall include any payment, substitution of new stock options for stock options issued by the Company, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits. No current or former employee or independent contractor of the Company or any of the Company Subsidiaries is entitled to receive any additional payment (including any tax gross-up, indemnity, or other payment) from the Company or any of the Company Subsidiaries as a result of the imposition of the excise taxes required by section 4999 of the Code.

(l) No Employee Program is a split dollar life insurance program.

(m) No assets of the Company are allocated to or held in a “rabbi trust” or other funding vehicle in respect to any Employee Program other than one qualified under Section 401(a) of the Code. Each Employee Program that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is not intended to be qualified under Section 401(a) of the Code is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(n) Each Employee Program which is a “group health plan” within the meaning of Section 5000(b)(1) of the Code and Section 607(1) of ERISA has been administered in material compliance with, and the Company has otherwise complied with, (i) the requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, (ii) the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder, and (iii) the Medicare Secondary Payor Provisions of Section 1862 of the Social Security Act of 1935, as amended, and the regulations promulgated thereunder.

3.14 Labor and Employment Matters.

(a) Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union, labor union organization, trade union, works council or staff association nor are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining Contract or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries relating to their respective businesses. To the Company’s Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

(b) There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of the Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment Contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company of any of the Company Subsidiaries in connection with the employment relationship.

(c) Except as would not reasonably be expected to result in a material liability to the Company or any Company Subsidiary following the Closing, each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment, fair employment practices, terms and conditions of employment, workers compensation, employee leave issues, wages and hours, occupational safety and health and fair labor standards, including any obligations under the Worker Adjustment and Retraining Notification Act of 1988, as amended and any similar Laws (including any state or local laws) requiring notice to employees in the event of a plant closing, facility shutdown or layoff (“WARN”). None of the Company or any Company Subsidiary has within the six (6) months preceding the date hereof caused with respect to employees (i) a plant closing as defined in WARN affecting any site of employment or one or more operating units within any site of employment, (ii) a mass layoff as defined in WARN or (iii) layoffs or employment terminations sufficient in number to trigger any applicable state, local or foreign law similar to WARN (including the UK’s Trade Union and Labour Relations (Consolidation) Act 1992, or (iv) been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006). Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, no employee of the Company or Company Subsidiaries has suffered or is anticipated to suffer an employment loss as defined in WARN within the ninety (90) day period ending on the Closing Date.

3.15 No Brokers.  Other than with Raymond James & Associates, Inc., which the Special Committee has retained as its financial advisor in connection with the Merger, neither the Company nor any of the Company Subsidiaries has entered into any Contract with any Person or firm which may result in the obligation of such entity or Parent or Merger Sub to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transaction.

3.16 Opinion of Financial Advisor.  The Special Committee has received an opinion of Raymond James & Associates, Inc. to the effect that, as of the date of this Agreement, the Common Stock Merger Consideration to be received by the holders of shares of Company Common Stock is fair, from a financial point of view, to such holders. A copy of such opinion has been made available to Parent, for informational purposes only, on or prior to the date hereof.

3.17 Vote Required.  The affirmative vote of the holders of a majority in voting power of the shares of Company Common Stock and Series A Preferred Stock outstanding and entitled to vote on the adoption of this Agreement, voting together as a class, is the only vote of the holders of any class or series of capital stock of the Company or any Company Subsidiary necessary to adopt this Agreement (the “Company Stockholder Approval”).

3.18 Material Contracts.

(a) Section 3.18(a) of the Company Disclosure Schedule lists all Material Contracts in effect as of the date hereof.

(b) Each Material Contract is a valid and binding Contract of the Company or the applicable Company Subsidiary, subject to the Bankruptcy and Equity Exception. None of the Company, the applicable Company Subsidiary and, to the Company’s Knowledge, any other party thereto, is in material breach or default under any Material Contract, other than as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. To the Company’s Knowledge, none of the Company or any Company Subsidiary has received notice of any material violation or default under (or any condition which with the passage of time or the giving of notice would cause a material violation or default under) any Material Contract.

3.19 Insurance.  Section 3.19 of the Company Disclosure Schedule contains a true and complete list of all insurance policies carried by or for the benefit of the Company or any of the Company Subsidiaries, specifying the insurer, the amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage shall continue by virtue of premiums already paid. The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices (as described in Section 3.19 of the Company Disclosure Schedule), in such amounts and covering such risks, and in the case of self-insurance, with such levels of reserves, in each case, as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance), except to the extent the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no claim by the Company or any Company Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer or (b) if not paid would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by the Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation and neither the Company nor any of the Company Subsidiaries has ever reached or exceeded its policy limits for any insurance policy. Section 3.19 of the Company Disclosure Schedule also sets forth the claims history for the Company and the Company Subsidiaries during the past three (3) years (including with respect to insurance obtained but not currently maintained).

3.20 Proxy Statement; Company Information.  The information relating to the Company and the Company Subsidiaries to be contained in the Proxy Statement and any other documents filed with the SEC in connection herewith, will not, on the date the Proxy Statement is first mailed to holders of the Company Common Stock and Series A Preferred Stock or at the time of the Company Stockholders Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied by Parent for inclusion therein.

3.21 No Payments to Employees, Officers, Directors or Consultants.  Except as set forth in Section 3.21 of the Company Disclosure Schedule, there is no employment or severance payment payable or other benefit due on a change of control or otherwise as a result of the consummation of the Transaction, with respect to any employee, officer, director or consultant of the Company or any Company Subsidiary.

3.22 Intellectual Property.

(a) All United States and foreign patents, patent applications (including provisional applications) and other patent rights; registered copyrights, applications to register copyrights, designs and mask works; registered trademarks and service marks, applications to register trademarks and service marks, registered and applications to register trade dress, intent-to-use trademark or service mark applications or other registrations or applications for trademarks and service marks, logos, corporate names and all goodwill related thereto; trade secrets, know-how, processes, procedures, databases, rights in databases, unregistered copyright and other proprietary information, computer software (including all source code, object code and documentation related thereto); and domain name registrations and other web identifiers and all rights or forms of protection of a similar nature subsisting anywhere in the world (collectively, ‘‘Intellectual Property”) used in and material to the operation of the respective businesses of the Company and the Company Subsidiaries (the “Company Intellectual Property”) are either owned by the Company or one or more Company Subsidiaries (the “Owned Intellectual Property”) or are used by the Company or one or more of Company Subsidiaries pursuant to a valid license contract (the “Licensed Intellectual Property”). The Company and the Company Subsidiaries have taken reasonable and customary actions to maintain and protect each item of Company Intellectual Property.

(b) Section 3.22(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of (i) all Owned Intellectual Property that is registered, issued or the subject of a pending application, and (ii) all material unregistered Owned Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all of the registrations, issuances and applications set forth on Section 3.22(b) of the Company Disclosure Schedule are valid, in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related thereto, have been duly made. Except as set forth on Section 3.22(b) of the Company Disclosure Schedule, the Company and the Company Subsidiaries own and possess all right, title and interest in and to the Owned Intellectual Property free and clear of material Encumbrances.

(c) To the Company’s Knowledge, no item of Owned Intellectual Property or any rights of the Company or any Company Subsidiary in any Licensed Intellectual Property is being misappropriated, violated, or infringed in any manner adverse to the Company or any of the Company Subsidiaries by any third party. There is no Legal Action pending or, to the Company’s Knowledge, threatened alleging infringement or violation or challenging the Company’s or any Company Subsidiaries’ rights in or to any Company Intellectual Property and, to the Company’s Knowledge, there is no existing fact or circumstance that would be reasonably expected to give rise to any such Legal Action.

(d) No Legal Action is pending or, to the Company’s Knowledge, threatened, alleging that the Company or any of the Company Subsidiaries is violating, misappropriating or infringing the rights of any Person in or to any Intellectual Property and, to the Company’s Knowledge, neither the Company nor any Company Subsidiary has received notice of any such Legal Action. The operation of the respective businesses of the Company and the Company Subsidiaries does not violate, misappropriate or infringe, in any material respect, any Intellectual Property or other proprietary rights of any other Person.

(e) Section 3.22(e) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Material Contracts (i) pursuant to which the Company or the Company Subsidiaries use any Licensed Intellectual Property, or (ii) pursuant to which the Company or any Company Subsidiary has granted to a third party any right in or to any Owned Intellectual Property (collectively, the ‘‘IP Licenses”). Prior to the date hereof, Parent either has been supplied with, or has been given access to, a true, correct and complete (x) copy of each written IP License, and (y) summary of all of the material terms and conditions of each oral IP License, in each case together with all amendments, supplements, waivers or other changes thereto. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, each IP License is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, is in full force and effect and is enforceable against the Company or such Company Subsidiaries, as applicable, and, to the Company’s Knowledge, the other parties thereto. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any of the Company Subsidiaries is in breach, violation or default under any IP License and no event has occurred that, with notice or lapse of time or both, would constitute such a material breach, violation or default by the Company or any of the Company Subsidiaries, or, to the Company’s Knowledge, the other parties thereto.

(f) The Company and the Company Subsidiaries have all necessary rights to use all computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, date communications lines and all other information technology equipment, and all associated documentation used in connection with the respective businesses of the Company and the Company Subsidiaries (the “IT Assets”), other than rights that would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, and, all of such rights shall survive unchanged upon the consummation of the Transaction. To the Company’s Knowledge, since January 1, 2008, no Person has gained unauthorized access to any IT Assets. The Company and the Company Subsidiaries have a disaster recovery plan designed to safeguard their data and data processing capabilities and their ongoing ability to conduct the business of the Company and the Company Subsidiaries and satisfy their respective contractual data retention obligations in the event of a disaster, which disaster recovery plan is reasonable and customary for the industries in which the Company and the Company Subsidiaries operate. None of the IT Assets is the subject of a pending or, to the Company’s Knowledge, threatened, audit, demand letter, “request to license”, or other claim relating to use thereof by the Company or the Company Subsidiaries.

3.23 Customers; Vendors.

(a) Section 3.23(a) of the Company Disclosure Schedule sets forth a true and complete list, by dollar volume (as measured by revenue in accordance with GAAP) for the twelve (12) months ended October 31, 2010, of the twenty-five (25) largest customers of the Company and the Company Subsidiaries taken as a whole (the “Significant Customers”). Since October 31, 2010, (i) no Significant Customer has threatened in writing to cancel or otherwise terminate the relationship of such Person with the Company or the Company Subsidiaries (ii) to the Company’s Knowledge, none of the ten (10) largest Significant Customers has threatened or intends to cancel or otherwise terminate the relationship of such Person with the Company or the Company Subsidiaries and (iii) no Significant Customer has decreased materially or threatened in writing to decrease or limit materially its relationship with the Company or the Company Subsidiaries or its usage or purchase of the services or products of the Company or the Company Subsidiaries. To the Company’s Knowledge, as of the date hereof, the consummation of the Merger will not adversely affect, in any material respect, the relationship of the Company or the Company Subsidiaries with any Significant Customers.

(b) Section 3.23(b) of the Company Disclosure Schedule sets forth a true and complete list, by dollar volume (as measured by expense in accordance with GAAP) for the twelve (12) months ended October 31, 2010, of the fifteen (15) largest vendors (including vendors providing bandwidth, operating systems, electricity or hardware) to the Company and the Company Subsidiaries, taken as a whole (the “Significant Vendors”). Since October 31, 2010, (i) no Significant Vendor has threatened in writing to cancel or otherwise terminate the relationship of such Person with the Company or the Company Subsidiaries, (ii) to the Company’s Knowledge, none of the ten (10) largest Significant Vendors has threatened or intends to cancel or otherwise terminate the relationship of such Person with the Company or the Company Subsidiaries and (iii) no Significant Vendor has decreased materially or threatened in writing to decrease or limit materially its provision of services or products to the Company or the Company Subsidiaries. To the Company’s Knowledge, as of the date hereof, the consummation of the Merger will not adversely affect, in any material respect, the relationship of the Company or the Company Subsidiaries with any Significant Vendors.

3.24 Reliance.  The Company acknowledges and agrees that it has not relied upon or otherwise been induced by any express or implied representation or warranty with respect to Parent or Merger Sub, except for the representations and warranties contained in Article IV or in any certificate delivered to the Company pursuant to the express terms of this Agreement. Parent and Merger Sub have not made any representations and warranties as of the date of this Agreement, except as set forth in Article IV or in any certificate delivered to the Company pursuant to the express terms of this Agreement.

3.25 No Other Representations or Warranties.  Except for the representations and warranties made by the Company in this Article III or in any certificate delivered to Parent or Merger Sub pursuant to the express terms of this Agreement, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, the Company Subsidiaries, or its or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company, notwithstanding the delivery or disclosure to Parent or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

4.1 Corporate Organization.

(a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The certificate of incorporation of each of Parent and Merger Sub is in effect, and no dissolution, revocation or forfeiture proceedings regarding Parent or Merger Sub have been commenced.

4.2 Authority Relative to this Agreement.

(a) The Boards of Directors of each of Parent and Merger Sub have, by unanimous vote, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Transaction and taken all corporate actions required to be taken by the Boards of Directors of each Parent and Merger Sub for the consummation of the Transaction.

(b) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. Other than the adoption of this Agreement (following its execution) by Parent as the sole stockholder of Merger Sub, no further corporate proceedings on the part of Parent or Merger Sub, or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the Transaction. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with and subject to its terms and conditions, subject to the Bankruptcy and Equity Exception, whether considered in a proceeding at law or in equity. No vote of the holders of capital stock of Parent is necessary to approve this Agreement and the Transaction.

4.3 Consents and Approvals; No Violations.  Except for (a) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (i) the Exchange Act, the Securities Act and state securities or state “blue sky” laws, (ii) the HSR Act or any other antitrust Laws and (iii) any applicable rules and regulations of the New York Stock Exchange, Inc. and (b) the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transaction or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent or Merger Sub, (ii) require any filing by Parent or Merger Sub with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach by Parent or Merger Sub of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan note, bond, mortgage, credit agreement, reciprocal easement agreement, permit, concession, franchise, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of their respective subsidiaries is a party or by which the respective properties or assets of any of the foregoing may be bound, or (iv) violate any Laws, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.4 Ownership and Operations of Merger Sub.  Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transaction, and has engaged in no other business activities and has conducted its operations only as contemplated hereby or incidental to the purposes hereof.

4.5 Litigation.  There is no Legal Action pending against (or, to Parent’s Knowledge, threatened against or naming as a party thereto) Parent or any of its Subsidiaries, and none of Parent or any of its Subsidiaries is subject to any judgment, order, settlement or arbitration award, in each case, which have had or would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

4.6 Sufficient Funds.  Parent has, and will have at the Effective Time, the funds necessary to pay the Merger Consideration and the aggregate Closing Option Merger Consideration and to consummate the Merger and the Transaction and to perform its obligations in connection with this Agreement and the Transaction.

4.7 Information in the Proxy Statement.  None of the information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

4.8 Brokers.  Other than with Deutsche Bank Securities Inc., which Parent has retained as its financial advisor in connection with the Merger, neither Parent nor Merger Sub has entered into any Contract with any Person or firm which may result in the obligation of such entity or the Company or the Company Subsidiaries to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transaction.

4.9 Reliance.  Parent and Merger Sub each acknowledges and agrees that (a) it has had an opportunity to discuss the business of the Company and the Company Subsidiaries with the Company, (b) it has had access to an electronic data room maintained by the Company for purposes of the Transaction, including the books and records of the Company and the Company Subsidiaries contained therein, (c) it has been afforded the opportunity to ask questions of and receive answers from the Company and (d) neither Parent nor Merger Sub have relied upon or otherwise been induced by any express or implied representation or warranty with respect to the Company or with respect to any information made available to Parent or Merger Sub in connection with the Transaction, except for the representations and warranties contained in Article III or any certificate delivered to Parent or Merger Sub pursuant to the express terms of this Agreement. The Company makes no representations and warranties, except as set forth in Article III or any certificate delivered to Parent or Merger Sub pursuant to the express terms of this Agreement. In connection with the Transaction, neither the Company nor any other Person will have or be subject to any liability or obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in the data rooms or management presentations, unless any such information is expressly included in a representation or warranty contained in Article III or any certificate delivered to Parent or, after the date hereof, is provided in connection with this Agreement.

4.10 No Other Representations or Warranties.  Except for the representations and warranties made by Parent and Merger Sub in this Article IV or any certificate delivered to the Company pursuant to the express terms of this Agreement, Parent makes no representations or warranties, and Parent and Merger Sub hereby disclaim any other representations or warranties by Parent or Merger Sub, notwithstanding the delivery or disclosure to the Company or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE V

Conduct of Business Pending the Merger

5.1 Conduct of Business by the Company.  During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall, and shall cause each of the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course of business, consistent with past practice, or its current expense budgets set forth in Section 5.1 of the Company Disclosure Schedule; and, to the extent substantially consistent therewith, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, comply in all material respects with all applicable Laws and preserve their relationships with significant clients, customers, suppliers and other Persons with whom the Company or any Company Subsidiary has material business relationships. Without limiting the generality of the foregoing, the Company shall not and shall cause the Company Subsidiaries not to (except as expressly permitted or contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule or to the

extent that Parent shall otherwise consent in writing (such consent not be unreasonably withheld, conditioned or delayed)) directly or indirectly:

(a) (i) split, combine or reclassify any shares of capital stock of the Company or any Company Subsidiary (other than any Company Subsidiary that is, directly or indirectly, wholly owned by the Company) or (ii) make, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any shares of capital stock of the Company, except for (A) quarterly in-kind dividends payable on the outstanding shares of the Series A Preferred Stock pursuant to the Company’s certificate of incorporation, as in effect on the date of this Agreement, and (B) dividends or distributions made, declared, set aside or paid by any Company Subsidiary to the Company or to any Company Subsidiary that is, directly or indirectly, wholly owned by the Company;

(b) except for stock option grants, in type and amount, under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended, for (x) the purchase, at fair market value on the applicable date of grant, of up to 15,000 shares of Company Common Stock in the aggregate to employees of the Company hired after the date of this Agreement and (y) the purchase, at fair market value on the applicable date of grant, of up to 58,000 shares of Company Common Stock in the aggregate to existing and newly hired employees of the Company in connection with the agreements or offers of the Company existing as of the date hereof, in each case, such grants to be in an amount that is consistent with past practice, taking into account the position of the employees, their level within the Company and other relevant factors, authorize for issuance, issue, deliver or sell or agree or commit to issue, deliver or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents of the Company or any Company Subsidiary (including stock appreciation rights and any securities convertible or exchangeable into or exercisable for any stock of any class of the Company or any Company Subsidiary), other than the issuance of shares of Company Common Stock (i) upon the exercise of Company Warrants and Company Stock Options outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement, (ii) in accordance with commitments to issue such shares under any long-term incentive plan awards in accordance with their terms as of the date of this Agreement and the provisions hereof, (iii) in accordance with the Company’s Employee Stock Purchase Plan in accordance with its terms as of the date of this Agreement, or enter into any Contract with respect to the sale, voting, registration or repurchase of any stock of any class or any other securities or equity equivalents of the Company or any Company Subsidiary (including stock appreciation rights and any securities convertible or exchangeable into or exercisable for any stock of any class of the Company or any Company Subsidiary), and (iv) pursuant to any conversion of shares of Series A Preferred Stock pursuant to the Company’s certificate of incorporation, as amended, or the payment of quarterly in-kind dividends payable on the outstanding shares of the Series A Preferred Stock pursuant to the Company’s certificate of incorporation, as amended;

(c) redeem, purchase or otherwise acquire from any Person any stock of any class or any other securities or equity of the Company or any Company Subsidiary (including stock appreciation rights and any securities convertible or exchangeable into or exercisable for any stock of any class of the Company or any Company Subsidiary);

(d) (x) sell, lease, license, pledge, grant, encumber, transfer or dispose of any assets (including any equity securities) of the Company or any Company Subsidiary (whether by asset acquisition, stock acquisition or otherwise), other than the disposition of used or excess equipment in the usual, regular and ordinary course of business, consistent with past practice, or (y) purchase or acquire any assets or equity securities of any Person or business or division thereof (excluding the acquisition of equipment purchased in the usual, regular and ordinary course of business, consistent with past practice) other than arms-length acquisitions of assets (not equity securities) involving consideration not in excess of $1,500,000 in the aggregate;

(e) incur any amount of Indebtedness, guarantee any Indebtedness of a third party, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, create or suffer any material Encumbrance thereupon, or take any action to amend or modify any material term of any existing Indebtedness of the Company or any of the Company Subsidiaries, except pursuant to credit facilities or other arrangements (including intercompany arrangements) in existence as of the date hereof and incurred in the usual, regular and ordinary course of business, consistent with past practice, in an amount not to exceed $4,000,000 in the aggregate;

(f) except (i) as set forth in Section 5.1(f) of the Company Disclosure Schedule, provided, that such settlement does not exceed the amounts accrued therefor in the most recent balance sheet of the Company set forth in the Company SEC Reports prior to the date of this Agreement, or (ii) pursuant to any mandatory payments (including cash sweep arrangements) under any credit facilities in effect as of the date of this Agreement, pay, settle, discharge or satisfy outside the usual, regular and ordinary course of business, consistent with past practice, any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) that exceed $1,000,000 in the aggregate, or that (A) involve any non-monetary remedy or relief that imposes a material burden or restriction on the operation of the business of the Company or any Company Subsidiary or, after the Effective Time, Parent, the Surviving Corporation or any of their Subsidiaries or (B) involve (x) any admission of fault, liability or guilt by the Company or any Company Subsidiary (including any fine or penalty) or (y) any injunctive relief;

(g) change any of the accounting principles or practices used by it except as required by GAAP;

(h) except as set forth in Section 5.1(h) of the Company Disclosure Schedule, enter into any Contract or engage in any transaction with (i) any Person who (A) is or was, during the past three (3) years, a current or former director or officer of the Company or any Company Subsidiary, or (B) to the Company’s Knowledge, or as disclosed in any Schedule 13D or Schedule 13G filing made with the SEC, is a stockholder beneficially owning greater than 5% of the outstanding shares of Company Common Stock (on a fully diluted and as-converted basis), or (ii) any Affiliate of any such Persons described in subclauses (A) and (B);

(i) increase the compensation or benefits of any director, officer or employee, except as required by Law or any contractual commitment or Employee Program in effect as of the date of this Agreement, and except for increases in the usual, regular and ordinary course of business, consistent with past practice, for employees who are not directors or officers of the Company or any Company Subsidiary;

(j) (i) grant to any director, officer or employee the right to receive any new severance, change of control or termination pay or termination benefits, or grant any increase in any existing severance, change of control or termination pay or termination benefits to any director, officer or employee, (ii) enter into, modify, amend, terminate or grant any waivers with respect to any employment or severance Contract with any director, officer or employee, or (iii) establish, adopt, enter into, amend or terminate any Employee Program or any employee benefit plan (except as required by the express terms of this Agreement), Contract, policy, program or commitment that, if in effect on the date of this Agreement, would be an Employee Program, to increase the compensation or benefits payable thereunder;

(k) except to the extent required to comply with its obligations hereunder or with applicable Law, amend its certificate of incorporation or bylaws, or the certificate of incorporation or bylaws, certificate of formation, limited partnership or limited liability company agreements, or similar charter, organizational or governance documents of any Company Subsidiary;

(l) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger, consolidation or other reorganization or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger, consolidation or reorganization of the Company or any Company Subsidiary (other than the Transaction);

(m) (i) enter into, modify, amend, extend, renew, terminate or grant any waivers with respect to any labor or collective bargaining agreement of the Company or any Company Subsidiary or, through negotiations or otherwise, make any commitment or incur any liability or obligation of any kind to any labor unions or (ii) announce, implement or effect any material reduction in labor force, lay-off, early retirement program, new severance program or policy or other program or effort concerning the termination of employment of employees of the Company or any Company Subsidiary;

(n) except as set forth on Section 5.1(n) of the Company Disclosure Schedule, enter into, modify, amend, extend, renew, terminate or grant any waivers with respect to (i) any Contract that, if in effect as of the date of this Agreement, would be a Material Contract (other than with respect to Material Contracts involving the sale of services or products to customers of the Company (x) if such customer is an existing customer of the Company as of the date hereof, to the extent related to a change in service levels pursuant to such existing Contract or (y) if such contract is entered into with any Person that is not (and none of whose Affiliates is) a customer as of the date hereof, to the extent payments to the Company or any Company Subsidiary in the first twelve (12) months of such Contract would not exceed $1,000,000), (ii) any Contract that is a Lease for any data center or network operations center, (iii) any Contract that would limit or otherwise restrict the Company or any Company Subsidiary or any successors thereof, or that would, after the Effective Time, limit or otherwise restrict Parent or any of its Subsidiaries or any successors thereof, from engaging or competing in any material line of business or in any geographic area or (iv) any bandwidth or other similar Contract for telecommunications transport services;

(o) (i) enter into any new line of business or exit or otherwise dispose of any existing business or cease to offer or otherwise provide any material product or service, (ii) except as set forth on Section 5.1(o) of the Company Disclosure Schedule, open or close, sell or otherwise dispose of any existing facility, plant, data center or office, (iii) change the branding or market identity of any product or service of the Company or any Company Subsidiary or of the Company or any Company Subsidiary in any material respect or (iv) materially change any of the architecture or infrastructure of the NaviCloud Platform or any material component thereof or any other key technology currently used in the businesses of the Company and the Company Subsidiaries other than upgrades, in the usual, regular and ordinary course of business, consistent with past practice, to any product provided by any existing vendor of the Company or such Company Subsidiary;

(p) fail to maintain insurance policies providing substantially the same coverage as in effect as of the date hereof;

(q) abandon, fail to maintain or allow to expire (other than at the natural expiration of its term or in the usual, regular and ordinary course of business, consistent with past practice), or sell or exclusively license to any Person, any material Intellectual Property; or

(r) commit, authorize (by the Company Board) or enter into any Contract to take any of the foregoing actions.

ARTICLE VI

Covenants

6.1 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form relating to the Transaction and the Company Stockholders’ Meeting (the “Proxy Statement”) and the Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect thereto. The Company shall provide Parent with a reasonable opportunity to review and comment on (i) the Proxy Statement prior to filing and (ii) any responses to comments from the SEC on the Proxy Statement or any amendments or supplements to the Proxy Statement prior to the filing of such responses, amendments or supplements. Parent and Merger Sub shall cooperate reasonably with the Company in connection with the preparation of the Proxy Statement, including by furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required to be disclosed in the Proxy Statement as promptly as reasonably practicable after receipt of any request therefor from the Company. The Company, Parent and Merger Sub each shall notify the others as promptly as reasonably practicable of the receipt of any comments from the SEC or its staff in respect of the Proxy Statement and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information in connection with the Proxy Statement or the Transaction. The Company, Parent and Merger Sub each shall supply the others with copies of all correspondence between itself or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transaction.

(b) If, at any time prior to receipt of the Company Stockholder Approval, any event occurs with respect to the Company, any Company Subsidiary, Parent or Merger Sub, or any change occurs with respect to other information included in the Proxy Statement, which event or change is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall as promptly as reasonably practicable notify the other party in writing of such event or change, and subject to Section 6.1(a), the Company shall as promptly as reasonably practicable file, with Parent’s reasonable cooperation, any necessary amendment or supplement to the Proxy Statement with the SEC, and to the extent required by applicable Law or otherwise reasonably determined to be advisable by the Company, disseminate such amendment or supplement to the Company’s stockholders.

(c) The Company shall, as promptly as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock and Series A Preferred Stock (the “Company Stockholders’ Meeting”) for the purpose of seeking the Company Stockholder Approval, and the Company shall not, in any event, postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Parent (which prior written consent shall not be unreasonably withheld or delayed); provided, however, that the Company may adjourn or postpone the Company Stockholders’ Meeting (i) to allow additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined, after consultation with outside counsel, is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders’ Meeting, or (ii) if the Company has provided a written notice to Parent pursuant to Section 6.4(d) hereof and the deadline contemplated by Section 6.4(d) with respect to such notice has not been reached; provided, further, however, that the Company shall only postpone or adjourn the Company Stockholders’ Meeting pursuant to clause (i) or (ii) of the immediately preceding proviso for the minimum amount of time necessary, as determined in good faith by the Company Board, after consultation with outside counsel. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to such holders as promptly as reasonably practicable after the date of this Agreement (following (x) confirmation from the SEC that it has no further comments on the Proxy Statement or (y) confirmation from the SEC that the Proxy Statement is otherwise not to be reviewed). The record date for the Company Stockholders’ Meeting shall be determined by the Company and set as promptly as reasonably practicable. Subject to Section 6.4 (including in the event of a Company Adverse Recommendation Change), the Company shall use reasonable best efforts to obtain from the Company’s stockholders the vote required for the Company Stockholder Approval, including by including in the Proxy Statement the recommendation of the Company Board that the Company’s stockholders adopt this Agreement.

6.2 Other Filings.

(a) Subject to the terms and conditions of this Agreement, as promptly as reasonably practicable following the date of this Agreement, the Company, Parent and Merger Sub each shall, following reasonable consultation with the others, (i) prepare and file any other filings required under the Exchange Act or any other federal, state or foreign Law relating to the Transaction (collectively, the “Other Filings”) and (ii) use reasonable best efforts to seek to obtain any consents, approvals, orders, exemptions and authorizations reasonably required in connection with the Transaction. Each of the Company, Parent and Merger Sub shall reasonably cooperate with the others in connection with the foregoing and shall as promptly as reasonably practicable notify the others in writing of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity, and each of the Company, Parent and Merger Sub shall supply the others with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company, Parent and Merger Sub each shall as promptly as reasonably practicable obtain and furnish the others with (x) any information which may be reasonably required in order to make the Other Filings and (y) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate. Neither the Company, Parent nor Merger Sub shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Transaction at the behest of any Governmental Entity without the prior written consent of each other party to this Agreement, which consent shall not be unreasonably withheld, delayed or conditioned.

(b) Without limitation to the generality of Section 6.2(a), Parent and the Company each shall, (i) not later than ten (10) Business Days after the date hereof, make the filings required of such party under the HSR Act with respect to the Transaction, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Transaction, (iii) file comparable pre-merger or post-merger notification filings, forms and submissions with any foreign Governmental Entity that are required by any foreign antitrust Law within such time as may be required by law or at times mutually reasonably agreed to by Parent and the Company, and (iv) cooperate with the other in connection with making any filing under the HSR Act or other antitrust Law and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Entity under the HSR Act or other Law with respect to the Transaction. Each of Parent and the Company shall, and Parent shall cause Merger Sub and the Company shall cause each Company Subsidiary to, use reasonable best efforts to obtain the expiration or early termination of all waiting periods under the HSR Act or other antitrust Law. No party shall voluntarily extend any waiting period under the HSR Act or any other antitrust Law or enter into any agreement with any Governmental Entity to delay or not to consummate the Transaction except with the prior written consent of the other parties. Prior to the termination of this Agreement, each party hereto shall use reasonable best efforts to prosecute, cooperate in and defend against any litigation instituted by the Federal Trade Commission or the Department of Justice or any other Governmental Entity that seeks to restrain or prohibit the consummation of the Transaction. The Company and Parent shall each request early termination of the waiting period with respect to the Transaction under the HSR Act.

(c) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.2 or Section 6.3, including the term “reasonable best efforts,” shall require, or be construed to require, (i) Parent to proffer to, or agree to, with respect to assets or businesses of Parent or its Subsidiaries (other than the Company and the Company Subsidiaries following the Effective Time), sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate or agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber (collectively, ‘‘Dispose”) before or after the Effective Time, any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent or any of its Affiliates (other than the Company and the Company Subsidiaries following the Effective Time) (collectively, “Parent Assets”) or (ii) Parent to proffer to, or agree to, or to permit the Company to proffer to or agree to, Dispose before or after the Effective Time, any assets, licenses, operations, rights, product lines, businesses or interest therein of the Company or any of the Company Subsidiaries (other than the Company and the Company Subsidiaries following the Effective Time)(collectively, “Company Assets”)(or to consent to any Disposition by the Company of any Company Assets or to any agreement by the Company to take any of the foregoing actions), unless the value of the Company Assets Disposed (together with the value of any Company Assets that are Impaired pursuant to clause (B) of the immediately succeeding sentence), in the aggregate, does not exceed $15,000,000, as reasonably agreed by Parent and the Company. In addition, Parent shall not be required to agree to (A) any changes (including through a licensing arrangement) or restriction on, or other impairment (collectively, “Impairment”) of Parent’s ability to own or operate any Parent Assets or (B) any Impairment of Parent’s ability to own or operate any Company Assets or Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation, unless the value of such Impairment(s) (together with the value of any Company Assets required to be Disposed pursuant to clause (ii) of the immediately preceding sentence), in the aggregate, does not exceed $15,000,000, as reasonably agreed by Parent and the Company.

6.3 Additional Agreements.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transaction and to cooperate with each other in connection with the foregoing, including cooperating reasonably with respect to Parent’s efforts to obtain errors and omissions insurance in connection with the Transaction (provided that the Company shall not be required to make any payment or agree to any other obligation that is not contingent upon the closing of the Transaction) and taking such reasonable actions (x) to (i) obtain any necessary consents, approvals, orders, exemptions and authorizations required in connection with the Transaction by or from any Governmental Entities and (ii) seek to obtain any consents required pursuant to agreements listed in Section 6.3 of the Company Disclosure Schedule, including effecting all necessary registrations and Other Filings and submissions of information requested by a Governmental Entity; provided, that, notwithstanding anything in this Agreement to the contrary, no party shall be required, and the Company and the Company Subsidiaries are not permitted, without Parent’s prior written consent (which prior written consent shall not be unreasonably delayed or withheld), to pay any fees or other consideration to any Person that is not a Governmental Entity in order to obtain any consents, approvals, orders, exemptions or authorizations therefrom, (y) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transaction and (z) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transaction.

6.4 Solicitation; Change in Recommendation.

(a) Except as expressly permitted by this Section 6.4, the Company shall, and shall cause the Company Subsidiaries to, and shall use best efforts to cause the directors, officers and employees, consultants, agents, advisors, Affiliates and other representatives (collectively, ‘‘Representatives”) of it and the Company Subsidiaries to, cease any discussions or negotiations with any Person that may be ongoing as of the date of this Agreement with respect to any Takeover Proposal. Except as permitted by this Section 6.4, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall cause the Company Subsidiaries not to, and shall use best efforts to cause the Representatives of it and the Company Subsidiaries not to, directly or indirectly, (A) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of encouraging or facilitating, a Takeover Proposal, (C) enter into any letter of intent, Contract or agreement in principle with respect to a Takeover Proposal, (D) approve or recommend any Takeover Proposal or any letter of intent, Contract or agreement in principle with respect to a Takeover Proposal, or (E) modify, waive, amend or release any standstill or similar provisions in any letter of intent, Contract or agreement in principle with respect to it or any Company Subsidiary, except in the case of this clause (E) if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, that the Company shall in all instances provide Parent with reasonable prior written notice of any decision to modify, waive, amend or release any standstill or similar provisions in any letter of intent, Contract or agreement in principle with respect to it or any Company Subsidiary (including the identity of the Person in respect of which such decision has been made).

(b) Notwithstanding anything to the contrary contained herein, if at any time on or after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a Takeover Proposal from any Person, which Takeover Proposal did not result from any breach of this Section 6.4 or Section 4.4 of the Voting Agreement, dated as of the date hereof, by and among Parent, Arthur Becker and Atlantic Investors, LLC (the “Atlantic Voting Agreement”) if the Company Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and that such Takeover Proposal constitutes or is reasonably likely to lead to a Superior Proposal, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and the Company Subsidiaries to the Person or group of Persons who has made such Takeover Proposal; provided, that the Company shall substantially concurrently (and in any event no later than twenty-four (24) hours) provide to Parent any information concerning the Company or the Company Subsidiaries that is provided to any Person given such access, which information was not previously provided or made available to Parent or its Representatives; and (y) engage in or otherwise participate in discussions or negotiations concerning such Takeover Proposal with the Person or group of Persons who has made such Takeover Proposal.

(c) Following the date of this Agreement, the Company shall keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Takeover Proposal on a reasonably prompt basis. Without limitation to the generality of the foregoing, the Company shall, as promptly as reasonably practicable following, but in any event within thirty-six (36) hours of, its receipt of any Takeover Proposal or any inquiry with respect to, or that would reasonably be expected to lead to, any Takeover Proposal, notify Parent in writing of the receipt of such Takeover Proposal or such inquiry, specifying the material terms and conditions thereof and the identity of the Person or group of Persons making such Takeover Proposal or such inquiry, and the Company shall, as promptly as reasonably practicable following, but in any event within thirty-six (36) hours of, its receipt of such Takeover Proposal or such inquiry, provide to Parent a copy of all written proposals provided to the Company or any Company Subsidiary in connection with any such Takeover Proposal or such inquiry. In addition, the Company shall, as promptly as reasonably practicable following, but in any event within thirty-six (36) hours of, its receipt of any material modifications to the financial or other material terms of such Takeover Proposal or such inquiry, notify Parent in writing of such material modifications and shall, as promptly as reasonably practicable following, but in any event within thirty-six (36) hours of, its receipt of any written proposal subsequently provided to the Company or any of the Company Subsidiaries in connection with any such Takeover Proposal or such inquiry, provide to Parent a copy of such written proposal.

(d) Except as permitted by this Section 6.4(d), the Company Board shall not (i) (A) change, qualify, withhold, withdraw or modify, publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (B) if a tender offer or exchange offer for shares of Company Common Stock that constitutes a Takeover Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the Company stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof, (C) fail to reaffirm the Company Recommendation publicly within ten (10) Business Days after Parent has made a request in writing therefor or (D) adopt, approve or recommend, publicly propose to adopt, approve or recommend any Takeover Proposal, or fail to reject promptly (and in any event within ten (10) Business Days) any Takeover Proposal publicly after such Takeover Proposal has been publicly made (actions described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any Company Subsidiary to enter into any letter of intent, Contract or agreement in principle with respect to any Takeover Proposal (other than an Acceptable Confidentiality Agreement) or (iii) take any action pursuant to Section 8.1(e). Notwithstanding anything to the contrary herein, prior to the time the Company Stockholder Approval is obtained, but not after, the Company Board may (I) effect a Company Adverse Recommendation Change, or (II) in response to a Takeover Proposal which constitutes a Superior Proposal and did not result from a breach of this Section 6.4 or Section 4.4 of the Atlantic Voting Agreement, cause the Company to terminate this Agreement and enter into a definitive agreement with respect to such Superior Proposal. The Company shall not be entitled to exercise its rights set forth under Section 6.4(d)(I) unless (A) the Company Board has determined in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, and (B) the Company has given Parent at least three (3) Business Days’ prior written notice of its intention to take such action and Parent does not make, within three (3) Business Days after receipt of such prior written notice provided for in clause (B) of this sentence, a proposal that would, in the good faith determination of the Company Board (after consultation with its outside counsel and financial advisor), permit the Company Board not to effect a Company Adverse Recommendation Change. The Company shall not be entitled to exercise its rights set forth under Section 6.4(d)(II) unless (w) the Company Board has determined in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, (x) the Company has given Parent at least three (3) Business Days’ prior written notice of its intention to take such action (which prior written notice shall specify the basis therefor and attach the most current version of any proposed agreement, letter of intent, Contract or agreement in principle relating to the transaction that constitutes such Superior Proposal, the identity of the Person or group of Persons making such Superior Proposal and any other material terms and conditions of such Superior Proposal), (y) Parent does not make, within three (3) Business Days after receipt of the prior written notice provided for in clause (x) of this sentence (it being understood and agreed that any change to the financial or other material terms of such Superior Proposal shall require an additional prior written notice to Parent and a new two (2) Business Day period), a proposal that would, in the good faith determination of the Company Board (after consultation with its outside counsel and financial advisor), cause the Takeover Proposal to no longer constitute a Superior Proposal, and (z) before or concurrently with any termination in accordance with this Section 6.4(d), the Company shall pay the Termination Fee pursuant to Section 8.3(a).

(e) Nothing in this Section 6.4 shall prohibit the Company Board from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if the Company Board determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties or would violate applicable Law; provided, that, in no event shall the Company Board take any action prohibited by Section 6.4(d) without complying with the terms of such provision. In addition, it is understood and agreed that, for purposes of this Agreement, (i) a factually accurate public statement by the Company that describes the Company’s receipt of a Takeover Proposal and the operation of this Agreement with respect thereto, shall not be deemed a withdrawal or modification of, or a proposal by the Company Board to withdraw or modify the Company Recommendation, or an approval or recommendation with respect to such Takeover Proposal, so long as such public statement includes a statement that the Company Board continues to support the Company Recommendation, and (ii) any “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) under the Exchange Act, or any similar communication to the stockholders of the Company or otherwise, shall not constitute a Company Adverse Recommendation Change or a withdrawal or modification, or a proposal by the Company Board to withdraw or modify the Company Recommendation, or an approval or recommendation with respect to any Takeover Proposal, so long as such communication includes a statement that the Company Board continues to support the Company Recommendation.

(f) As used in this Agreement, “Takeover Proposal” means any bona fide written inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, after the date of this Agreement relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and the Company Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) acquisition of “beneficial ownership,” within the meaning of Section 13(d) of the Exchange Act, of shares of capital stock or other securities representing 20% or more of the voting power of the Company or any Company Subsidiary, including by way of a merger, consolidation, stock exchange, tender offer or exchange offer or otherwise, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the voting power of the Company or any Company Subsidiary, (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings, securities of the Company or any Company Subsidiary (including Company Common Stock and Series A Preferred Stock) or voting power of the Company or any Company Subsidiary involved is 20% or more.

(g) As used in this Agreement, “Superior Proposal” means any Takeover Proposal that the Company Board has determined in its good faith judgment, after consultation with outside counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Transaction (including any changes to the terms of this Agreement proposed by Parent in response to such proposal or otherwise); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “51%.”

6.5 Officers’ and Directors’ Indemnification.

(a) It is understood and agreed that the Company shall indemnify and hold harmless and, from and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, as and to the fullest extent permitted by applicable Law, each director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation relating to (i) the fact that such Indemnified Party is or was a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising at or before or after the Effective Time. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising at or before or after the Effective Time), (A) the Company and, after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) promptly pay expenses in advance of the final disposition of any such threatened or actual claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law, subject to the receipt of an undertaking by such Indemnified Party to repay such expenses if it is ultimately determined that such Indemnified Party is not entitled to be indemnified and (B) the Indemnified Parties may retain counsel satisfactory to them, and the Company and, after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all reasonable and documented fees and expenses of such counsel for the Indemnified Parties within twenty (20) Business Days after statements therefor are received; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which prior written consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that the Company and the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by them of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Company and, after the Effective Time, the Surviving Corporation thereof in writing; provided, that the failure promptly to so notify in writing shall not affect the obligations of the Company and the Surviving Corporation except to the extent, if any, such failure materially prejudices them.

(b) Parent and Merger Sub each agrees that all rights to indemnification and advancement of expenses existing in favor of, and all limitations on the personal liability of, each Indemnified Party provided for in Section 6.5(a) above or in the respective certificates of incorporation or bylaws (or other applicable organizational documents) of the Company and the Company Subsidiaries or otherwise in effect as of the date hereof (including through any agreement or arrangement between the Company or any Company Subsidiary, on the one hand, and any director, officer, employee or agent of the Company or any Company Subsidiary, on the other hand, previously made available to Parent) shall survive the Merger and continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, advancement of expenses and limitations on personal liability in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the “Base Premium”); provided, further, if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Base Premium, Parent shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Base Premium; provided, further, that if Parent in its sole discretion elects, by giving written notice at least 10 days prior to the Effective Time, then, in lieu of the foregoing insurance, effective as of the Effective Time, Parent shall purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an annual aggregate coverage limit over the term of such policy in an amount equal to the annual aggregate coverage limit under the Company’s existing directors and officers liability policy, and in all other material respects shall be comparable to such existing coverage) and the Company shall, upon Parent’s request therefor, reasonably cooperate with Parent in connection therewith; provided, that the premium for such “tail” or “runoff” coverage shall not exceed an amount equal to the Base Premium; provided, further, that if the current policies of directors’ and officers’ liability insurance maintained by the Company cannot be maintained for the Base Premium and such “tail” or “runoff” coverage can only be obtained at an annual premium in excess of the Base Premium, Parent shall maintain the most advantageous “tail” or “runoff” coverage obtainable for an annual premium equal to the Base Premium.

(d) This Section 6.5 is intended for the irrevocable benefit of, and to grant third party beneficiary rights to, the Indemnified Parties and their respective heirs and shall be binding on all successors of Parent and the Surviving Corporation. Each of the Indemnified Parties and their respective heirs shall be entitled to enforce the provisions of this Section 6.5.

(e) In the event that, following the Effective Time, Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) commences a dissolution, liquidation, assignment for the benefit of creditors or similar action, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the applicable obligations set forth in this Section 6.5.

6.6 Access to Information; Confidentiality.

(a) Between the date hereof and the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, (i) furnish Parent with such financial and operating data and other non-privileged information with respect to the business, properties and personnel of the Company and the Company Subsidiaries as Parent may from time to time reasonably request, (ii) provide reasonable access for Parent and its authorized Representatives (including counsel, financial advisors and auditors) during normal business hours, and upon reasonable advance notice, to the officers, employees, books and records, offices and properties of the Company and the Company Subsidiaries; provided, that all such access shall be coordinated through the Company or its designated Representatives, in accordance with such reasonable procedures as the Company may establish.

(b) Prior to the Effective Time, Parent and Merger Sub shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Parent and the Company dated September 21, 2010 (the “Confidentiality Agreement”).

(c) The Company shall, as promptly as reasonably practicable, give written notice to Parent of (i) any change, fact or condition having a Company Material Adverse Effect or (ii) any breach of any representation and warranty contained in this Agreement that would cause any of the conditions to the Closing to fail to be satisfied, and Parent shall, as promptly as reasonably practicable, give written notice to the Company of (x) any change, fact or condition having a Parent Material Adverse Effect or (y) any breach of any representation and warranty contained in this Agreement that would cause any of the conditions to the Closing to fail to be satisfied; provided, however, that, in respect of each of the Company and Parent, no such notification shall affect or be deemed to modify any representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; and provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 6.6(c).

(d) Promptly following the execution of this Agreement, the Company shall (i) request the return or destruction of any nonpublic information or other materials or documents provided to any Person (other than Parent and its Representatives) from July 19, 2010 to the date of this Agreement in connection with the consideration of any proposal which would constitute a Takeover Proposal if made following the date of this Agreement, and (ii) terminate access to the electronic data room maintained by the Company for purposes of the Transaction provided to any Person (other than Parent and its Representatives).

6.7 Public Announcements.  The Company and Parent shall (unless and until a Company Adverse Recommendation Change has occurred) consult with each other before issuing any press release or otherwise making any public statements (including any such statements to customers, vendors or employees) with respect to this Agreement or the Transaction and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which prior written consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its reasonable best efforts to consult with the other party and to obtain such party’s prior written consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of this Agreement and the Transaction no later than the opening of trading on the Nasdaq on the Business Day following the date on which this Agreement is signed.

6.8 Employee Benefit Arrangements.

(a) Unless otherwise agreed to by the applicable parties to the underlying agreement, on and after the Closing, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employment agreements, severance agreements, retention bonus agreements and performance cash bonus agreements, and all bonus, retention and severance obligations, of the Company or any Company Subsidiary, all of which are listed in Section 6.8(a) of the Company Disclosure Schedule, except as may otherwise be agreed to by the parties thereto.

(b) For one year following the Effective Time, Parent shall cause the Surviving Corporation to provide the employees of the Company and the Company Subsidiaries as of the Effective Time who are employed outside the United States and who remain employed by Parent or any of its Subsidiaries outside the United States after the Effective Time (the “Non-US Company Employees”) with compensation which is substantially comparable in the aggregate to the compensation (other than equity compensation and defined benefit pension plans) provided to them by the Company and the Company Subsidiaries immediately prior to the Effective Time, and employee welfare benefit plans substantially comparable in the aggregate to those provided to them by the Company and the Company Subsidiaries immediately prior to the Effective Time. For one year following the Effective Time, Parent will cause the Surviving Corporation to provide the employees of the Company and the Company Subsidiaries as of the Effective Time who are employed inside the United States and who remain employed by Parent or any of the Parent Subsidiaries inside the United States after the Effective Time (the “US Company Employees” with compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits (other than equity compensation, defined benefits pension plans and matching contributions to 401(k) elective deferrals) provided to the US Company Employees by the Company and the Company Subsidiaries immediately prior to the Effective Time. Parent shall, and shall cause the Surviving Corporation to, treat, and cause the applicable benefit plans (other than any equity compensation plan, defined benefit pension plan (to the extent permitted by applicable Law) or 401(m) matching contribution arrangement maintained by Parent or any of the Parent Subsidiaries) to treat, the service of Non-U.S. Company Employees and U.S. Company Employees (collectively, the ‘‘Company Employees”) with the Company or the Company Subsidiaries (or their predecessor entities) attributable to any period before the Effective Time as service rendered to Parent or the Surviving Corporation for purposes of eligibility to participate, vesting and for other appropriate benefits, including, but not limited to, applicability of minimum waiting periods for participation. Without limiting the foregoing, Parent shall not, and shall cause the Surviving Corporation to not, treat any Company Employee as a “new” employee for purposes of any exclusions under any health or similar plan of Parent or the Surviving Corporation for a pre-existing medical condition, and any deductibles and co-pays paid under any of the Company’s or any of the Company Subsidiaries’ health plans shall be credited towards deductibles and co-pays under the health plans of Parent or the Surviving Corporation. Parent shall, and shall cause the Surviving Corporation to, use reasonable best efforts to make appropriate arrangements with its insurance carrier(s) to ensure such results.

(c) After the Effective Time, Parent shall cause the Surviving Corporation to honor all obligations which accrued prior to the Effective Time under the Company’s deferred compensation plans, management compensation plans, cash bonus plans and other incentive plans, that in any such case, are listed in Section 6.8(a) of the Company Disclosure Schedule.

(d) For the avoidance of doubt, nothing in this Section 6.8 shall give any Company Employee any right to participate in any equity compensation plan maintained by Parent or any of the Parent Subsidiaries.

(e) At the option of Parent, all paid time off (to include vacation, sick and personal hours) that is accrued but unused and unpaid immediately prior to the Effective Time in respect of the US Company Employees shall be cancelled, and the affected US Company Employees shall receive payment in cash in an amount equal to the economic value (determined based on such US Company Employees’ rates of compensation in effect as of the day prior to the Closing Date) of paid time off time hours accrued in respect of the affected US Company Employees during their employment with the Surviving Corporation prior to the Closing Date.

6.9 Adoption by Parent.  As promptly as reasonably practicable following the date of this Agreement (and in no event later than two (2) Business Days following the date of this Agreement), Parent shall take all requisite action to adopt this Agreement in its capacity as the sole stockholder of Merger Sub.

6.10 No Ownership/Acquisition of Capital Stock.  As of the date of this Agreement, neither Parent nor any of its Subsidiaries, including Merger Sub, is the beneficial owner of any shares of Company Common Stock or Series A Preferred Stock. Except as otherwise expressly permitted in this Agreement or the Voting Agreements, neither Parent nor any of its Subsidiaries, including Merger Sub, from and after the date hereof and prior to the earlier of the Effective Time and the termination of this Agreement shall acquire, directly or indirectly, any shares of Company Common Stock or Series A Preferred Stock.

6.11 Takeover Statutes.  If any takeover statute is or becomes applicable to this Agreement, the Voting Agreements, the Transaction or the transactions contemplated by the Voting Agreements, each of Parent, the Company and their respective boards of directors shall use reasonable best efforts (a) to ensure that such transactions (including the Transaction) may be consummated as promptly as reasonably practicable upon the terms and subject to the conditions set forth in this Agreement or the Voting Agreements, as the case may be, and (b) to otherwise act to eliminate or minimize the effects of such takeover statute.

6.12 Tax Matters.  During the period from the date of this Agreement to the Effective Time, the Company shall and shall cause the Company Subsidiaries to:

(a) prepare and timely file, considering any permitted extension, all Tax Returns required to be filed by them on or before the Closing Date (“Post-Signing Returns”) in a manner reasonably consistent with past practice, except as otherwise required by a change in applicable Law;

(b) consult with Parent with respect to all material, non-payroll Post-Signing Returns no later than five (5) Business Days prior to the date on which such Post-Signing Returns are required to be filed, and with respect to all other Post-Signing Returns, provide evidence of the timely filing of such Post-Signing Returns no later than five (5) Business Days after the date of such filing;

(c) fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed;

(d) properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-Signing Return is due prior to the Effective Time in a manner reasonably consistent with past practice;

(e) promptly notify Parent in writing of any federal, state, local or foreign income or franchise tax proceeding and Legal Actions pending or threatened against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax matter, including Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Legal Action without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed;

(f) not make or revoke any election with regard to Taxes or file any amended Tax Returns without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; and

(g) not make any change in any Tax or accounting methods or systems of internal accounting controls (including procedures with respect to the payment of accounts payable and collection of accounts receivable), except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP.

6.13 FIRPTA Certificate.  The Company shall deliver to Parent at the Closing a certificate or certificates, in compliance with Treasury Regulations Section 1.1445-2, certifying that the Transaction is exempt from withholding under Section 1445 of the Code.

6.14 Resignations.  To the extent requested by Parent in writing at least two (2) Business Days prior to the Closing Date, on the Closing Date, the Company shall cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Company Subsidiaries designated by Parent and shall take such other action as is necessary to accomplish the foregoing.

6.15 De-listing and Deregistration.  Prior to the Closing Date, the Company shall cooperate with Parent and, upon the reasonable request of Parent, use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation from Nasdaq and the deregistration of shares of the Company’s securities under the Exchange Act as promptly as reasonably practicable after the Effective Time.

6.16 Third Party Rights/Amendments to Employee Plans.  Nothing in this Agreement, express or implied, shall affect the right of the Company (or, following the Closing Date, Parent and its Subsidiaries) to terminate the employment of any employee of the Company or Company Subsidiaries. Nothing in this Agreement shall be construed to grant any current or former employee of the Company or any Company Subsidiary a right to continued employment by, or to receive any payment or benefits from, the Company or any Subsidiary or through any Employee Program, or other benefit plan that increases or expands such Person’s rights beyond what is provided by the terms of such plan. This Agreement shall not limit the ability or right of the Company and Company Subsidiaries (or Parent or its Affiliates after the Closing) to amend or terminate any Employee Program or other benefit or compensation plan or program (including any policy plan program or arrangement maintained by Parent or any of its Subsidiaries) and nothing contained herein shall be construed as an amendment to or modification of any such plan. Nothing contained in this Agreement, express or implied, shall (i) constitute an amendment to any Employee Program or other benefit plan, (ii) create any third party beneficiary rights or (iii) inure to the benefit of or be enforceable by any employee, director or consultant of the Company, Parent, any of their respective Subsidiaries and Affiliates, of any entity or any Person representing the interest of any employees, directors or consultants or of any Person whose rights are derivative of any such employee (including a family member or estate of the employee), including for the purposes of the UK Contracts (Rights of Third Parties) Act 1999.

6.17 Obligations of Merger Sub.  Parent shall take all action necessary to cause Merger Sub and, after the Effective Time, the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Transaction upon the terms and subject to the conditions set forth in this Agreement.

6.18 Debt Cooperation.  Prior to the Effective Time, the Company shall, upon Parent’s request therefor, reasonably cooperate with Parent in connection with the repayment, prepayment or other extinguishment of the Indebtedness of the Company and the Company Subsidiaries (including any Indebtedness under the Amended and Restated Credit Agreement, dated as of September 12, 2007 and as amended from time to time thereafter (the “Credit Agreement”), by and among the Company, certain Company Subsidiaries, Canadian Imperial Bank of Commerce, through its New York agency, CIBC World Markets Corp., CIT Lending Services Corporation and certain affiliated entities) in connection with the Transaction at the Effective Time. Immediately following the Effective Time on the Closing Date, the Surviving Corporation shall repay all of the Indebtedness of the Surviving Corporation and terminate all of the Surviving Corporation’s commitments under the Credit Agreement.

6.19 Approval of Treatment of Company Stock Options and other Equity-Based Awards.  Prior to the Closing Date and the Effective Time, the Company Board and each committee of the Company Board or other body responsible for the administration of any Company Equity Incentive Plan or the ESPP under which Company Stock Options or other rights to purchase Company Stock or restricted shares of Company Stock (collectively, “Company Stock Rights”) are or may be outstanding immediately prior to the Effective Time shall adopt resolutions (1) concluding that the disposition of Company Stock Rights described in Section 2.1 hereof is permitted under the terms of each Company Equity Incentive Plan and under the ESPP and (2) directing that the disposition of Company Stock Rights as described in Section 2.1 hereof shall be effected in accordance with the terms of Section 2.1(e) and Section 2.1(g).

6.20 Termination of Plans.  Prior to the Closing Date and the Effective Time, the Company shall adopt resolutions to provide prior to the Effective Time, each Employee Program that is a plan intended to be qualified under Section 401(a) of the Code (each, a “Tax-Qualified Plan”) shall be terminated, and from and after the Effective Time no Tax-Qualified Plan shall hold or distribute Company Common Stock or any other employer securities.

ARTICLE VII

Conditions to the Merger

7.1 Conditions to the Obligations of Each Party to Effect the Merger.  The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver in writing (to the extent permitted by Law), at or prior to the Effective Time, of each of the following conditions:

(a) Stockholder Approval.  The Company shall have obtained the Company Stockholder Approval.

(b) Other Regulatory Approvals.  All material approvals, authorizations and consents of any Governmental Entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents (including the waiting period applicable to the consummation of the Merger under the HSR Act) shall have expired or been terminated.

(c) No Injunctions, Orders or Restraints; Illegality.  No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger; provided, however, that prior to a party asserting this condition such party shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as reasonably practicable any such injunction or other order that may be entered.

7.2 Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent in writing at or prior to the Effective Time:

(a) Representations and Warranties.  Each of the representations and warranties of the Company set forth in the first sentence of Section 3.1(a) (Existence), Section 3.1(e) (Organizational Documents),

Section 3.2 (Authorization, Takeover Laws, Validity and Effect of Agreements), Section 3.4 (Subsidiaries), Section 3.6(I) (Non Contravention), Section 3.15 (No Brokers), Section 3.16 (Opinion of Financial Advisor) and Section 3.17 (Vote Required) shall be true and correct in all material respects, in each case, at and as of the Effective Time, as if made at and as of the Effective Time (except to the extent a representation or warranty is made as of a time other than the Effective Time, in which case such representation or warranty shall be true and correct in all material respects at and as of such time). Each of the representations and warranties of the Company set forth in Section 3.3 (Capitalization) and 3.7(e) (Indebtedness) shall be true and correct, in each case, at and as of the Effective Time, as if made at and as of the Effective Time (except to the extent a representation or warranty is made as of a time other than the Effective Time, in which case such representation or warranty shall be true and correct at and as of such time), other than any de minimis failure to be true and correct. Each of the representations and warranties of the Company contained in this Agreement other than those listed in the preceding sentence shall be true and correct (determined without regard to any materiality or Company Material Adverse Effect qualification contained in any representation or warranty) when made and at and as of the Effective Time, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Effective Time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

(b) Performance and Obligations of the Company.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

(c) No Company Material Adverse Effect.  Since the date of this Agreement and prior to the Effective Time, there shall not have occurred a Company Material Adverse Effect.

7.3 Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company in writing at or prior to the Effective Time:

(a) Representations and Warranties.  Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (determined without regard to any materiality or Parent Material Adverse Effect qualification contained in any representation or warranty) at and as of the Effective Time, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Effective Time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub, dated the Closing Date, to the foregoing effect.

(b) Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub, dated as of the Closing Date, to the foregoing effect.

ARTICLE VIII

Termination, Amendment and Waiver

8.1 Termination.  This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the receipt of Company Stockholder Approval:

(a) by the mutual written consent of Parent and the Company;

(b) by either of the Company, on the one hand, or Parent, on the other hand, by delivery of written notice to the other:

(i) if, upon a vote taken thereon at a duly held Company Stockholders’ Meeting (or at any adjournment or postponement thereof), held to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained;

(ii) if any Governmental Entity of competent jurisdiction shall have issued an order, decree, judgment, injunction or taken any other action (which order, decree, judgment, injunction or other action the parties hereto shall have used their reasonable best efforts to lift), which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Transaction, and such order, decree, judgment, injunction or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such order or action was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

(iii) if the consummation of the Merger shall not have occurred on or before August 1, 2011 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party whose failure to comply with any provision of this Agreement in any material respect has been the primary reason for the failure of the Merger to occur on or before the End Date; provided, further, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to the Company until three (3) Business Days following the date of the Company Stockholders Meeting (following the End Date) if the failure of the Merger to occur on or before the End Date is due to a postponement or adjournment of the Company Stockholder’s Meeting by the Company pursuant to Section 6.1(c) to a date which is past the End Date.

(c) by delivery of written notice from Parent or Merger Sub to the Company, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement (other than those set forth in Section 6.4), which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.2 and such breach or failure to perform is incurable or, if curable, is not cured within twenty-five (25) Business Days after the Company’s receipt of written notice of such breach or failure to perform from Parent or Merger;

(d) by delivery of written notice from the Company to Parent if Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.3 and such breach or failure to perform is incurable or, if curable, is not cured within twenty-five (25) Business Days after Parent’s receipt of written notice of such breach or failure to perform from the Company;

(e) by the Company, prior to the receipt of the Company Stockholder Approval, by delivery of written notice from the Company to Parent, pursuant to and in accordance with Section 6.4(d)(II) (and subject to the other requirements of Section 6.4(d)); provided, that the Company is not in breach of Section 6.4 and there has not been any breach of Section 4.4 of the Atlantic Voting Agreement;

(f) by delivery of written notice from Parent or Merger Sub to the Company, if the Company Board shall have made a Company Adverse Recommendation Change;

(g) by the Company, by delivery of written notice from the Company to Parent, if (i) the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) within two (2) Business Days after the Company has delivered written notice to Parent that the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), the Merger shall not have been consummated and (iii) the Company has agreed in writing to waive the failure of any condition set forth in Section 7.3 that has not been satisfied as of the date of such notice other than with respect to Parent’s obligations under Article II that are required to be performed as of the Closing, including the obligation to fund and pay the Merger Consideration and Closing Option Merger Consideration in accordance therewith; provided, however, that the right to terminate this Agreement under this Section 8.1(g) shall not be available to the Company if the Company’s failure to comply with any provision of this Agreement in a material respect is the primary reason for the failure of the Merger to be consummated within such two (2) Business Day period;

(h) by Parent, by delivery of written notice from Parent to the Company, if (i) the conditions set forth in Section 7.1 and Section 7.3 have been satisfied at the Closing (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) within two (2) Business Days after Parent has delivered written notice to the Company that the conditions set forth in Section 7.1 and Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), the Merger shall not have been consummated and (iii) Parent has agreed in writing to waive the failure of any condition set forth in Section 7.2 that has not been satisfied as of the date of such notice; provided, however, that the right to terminate this Agreement under this Section 8.1(h) shall not be available to Parent if Parent’s failure to comply with any provision of this Agreement in a material respect is the primary reason for the failure of the Merger to be consummated within such two (2) Business Day period; or

(i) by delivery of written notice from Parent or Merger Sub to the Company if the Company breaches its obligations under Section 6.4 in any material respect.

8.2 Effect of Termination.  Subject to Section 8.3, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, Merger Sub or the Company and their respective directors, officers, employees, partners, members or stockholders and all rights and obligations of any party hereto shall cease; provided, that (i) the agreements contained in Sections 6.6(b) (Confidentiality), 6.7 (Public Announcements), 8.2 (Effect of Termination), 8.3 (Fees and Expenses) and Article IX (General Provisions) shall survive the termination of this Agreement and (ii) that nothing contained herein shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

8.3 Fees and Expenses.

(a) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 8.1(e);

(ii) this Agreement is terminated by Parent or Merger Sub pursuant to Section 8.1(f); or

(iii) this Agreement is terminated by Parent or Merger Sub pursuant to Section 8.1(i);

then, in any such event under clause (i) of this Section 8.3(a) the Company shall pay as directed by the Parent the Termination Fee by wire transfer of same day funds before or concurrently with such termination, and in any such event under clause (ii) or (iii) of this Section 8.3(a), the Company shall pay as directed by Parent the Termination Fee by wire transfer of same day funds within three (3) Business Days after such termination; it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” means a cash amount equal to $7,500,000, plus the documented out-of-pocket costs and expenses of Parent and Merger Sub relating to the Transaction (including fees and expenses of Representatives of Parent and Merger Sub), which shall not exceed $1,500,000 (the “Parent Expenses”).

(b) In the event that this Agreement is terminated by the Company, Parent or Merger Sub pursuant to Section 8.1(b)(i) and a Takeover Proposal shall have been publicly announced following the date of this Agreement and such Takeover Proposal shall not have been unconditionally publicly withdrawn prior to the date of the Company Stockholders’ Meeting (the “No Vote Termination”), then the Company shall pay as directed by Parent the Parent Expenses by wire transfer of same day funds within three (3) Business Days after such termination. In addition, if within nine (9) months following the date of such No Vote Termination, the Company consummates, or enters into a Contract providing for the implementation of, a Takeover Proposal, and a Takeover Proposal is subsequently consummated, then the Company shall pay as directed by Parent an amount equal to the Termination Fee less the Parent Expenses by wire transfer of same day funds within three (3) Business Days following the consummation of such Takeover Proposal. For purposes of the foregoing, references in the definition of the term “Takeover Proposal” to the figure “20%” shall be deemed to be replaced by the figure “51%.”

8.4 Amendment.  This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such approval.

8.5 Extension; Waiver.  At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

General Provisions

9.1 Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (x) as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or (y) as of the date received if sent by prepaid overnight carrier (providing proof of delivery), in each case of (x) and (y), to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

(a) if to Parent or Merger Sub:

Time Warner Cable Inc.
60 Columbus Circle
New York, NY 10023
Attention: Satish Adige
Facsimile: (212) 364-8259

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Ariel J. Deckelbaum
Facsimile: (212) 757-3990

(b) if to the Company:

NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts 01810
Attention: Jim Pluntze
Facsimile: (978) 946-7803

with a copy to:

BRL Law Group LLC
425 Boylston Street
3rd Floor
Boston, MA 02116
Attention: Thomas B. Rosedale
Facsimile: (617) 399-6930

(c) if to the Special Committee:

400 Minuteman Road
Andover, Massachusetts 01810
Attention: Chairman of the Special Committee
Facsimile: (978) 910-0264

with a copy to:

Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
P.O. Box 551
Wilmington, Delaware 19899
Attention: Michael D. Allen
Facsimile: (302) 498-7760

9.2 Certain Definitions.  For purposes of this Agreement, the term:

‘‘Acceptable Confidentiality Agreement” means any confidentiality and standstill agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement, it being understood that such confidentiality and standstill agreement need not prohibit the submission of Takeover Proposals or amendments thereto to the Company.

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions located in New York, New York are authorized or required by Law to be closed.

“Company Material Adverse Effect” means, with respect to the Company, an effect, event or change which has a material adverse effect on (x) the assets, results of operations, or financial condition of the Company and the Company Subsidiaries, taken as a whole, other than effects, events or changes arising out of or resulting from (a) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) general changes or developments in regulatory, political, economic or business conditions or conditions within the industry of the Company or any Company Subsidiary, (c) changes in Law or generally accepted accounting principles or the interpretation thereof, (d) the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, lenders, partners or employees; provided, that this subsection (d) shall not apply for purposes of Section 3.6 (including such section for purposes of Section 7.2), (e) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (f) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying causes of such decline, change or failure may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be taken into account in determining whether a Company Material Adverse Effect has occurred) or (g) litigation arising from any alleged breach of fiduciary duty or other violation of Law relating to this Agreement, other than, in the case of any of the foregoing clauses (a) through (e), any effect, event or change that disproportionately affects the Company and the Company Subsidiaries, taken as a whole, relative to other Persons in the industries in which they operate, or (y) the ability of the Company to consummate the Transaction.

“Company’s Knowledge” means the actual (and not the constructive or imputed) knowledge of R. Brooks Borcherding, Jim Pluntze, Denis Martin, Roger Schwanhausser, Mark Clayman, Sumeet Sabharwal and Amyn Kassim-Lakha.

“Contract” means any legally binding contract, agreement, indenture, note, bond, loan, lease, sublease, mortgage, license, sublicense, obligation or other binding arrangement, whether written or oral.

“Controlled Group Liability” means all liabilities (a) under Section 302 of ERISA, (b) under Title IV of ERISA, (c) under Sections 412 or 4971 of the Code, in the case of clauses (a), (b) and (c), that are imposed on a the Company or any Company Subsidiary under or in respect of an Employee Program solely by reason of the treatment of the Company or any Company Subsidiary as a single employer with another Person as a result of the application of Section 414(b), (c), (m) or (o) of the Code or by reason of the treatment of the Company or Subsidiary as under common control with another Person as a result of the application of Section 4001(b) of ERISA and (d) in respect of a Multiemployer Plan that are imposed on the Company or any Company Subsidiary on a so-called “controlled group” basis, including under Section 414 of the Code.

“Environment” means soil, sediment, surface or subsurface strata, surface water, ground water, ambient air and any biota living in or on such media.

“Environmental Laws” means any federal, state or local Law relating to the pollution, protection, or restoration of the Environment, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of or exposure to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means an Affiliate of the Company if it is considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C).

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Government Contract” means any Contract to which the Company or any Company Subsidiary is a party, or by which any of them is bound, and to which an ultimate contracting party is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such Contract).

“Hazardous Materials” means any “hazardous waste” as defined in either the Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any “hazardous substances” or “pollutant” or “contaminant” as defined in the Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any petroleum or fractions thereof, mold or radioactive substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person (i) under conditional sale or other title retention agreements relating to property purchased by such Person or (ii) for any deferred purchase price of property or services, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (E) all obligations, contingent or otherwise, of such Person under acceptances, letters of credit or similar facilities to the extent drawn, (F) all notes, bonds, letters of credit, debentures, mortgages or similar debt instruments, (G) all obligations secured by Encumbrances, (G) any other amounts required to be considered as indebtedness of such Person for purposes of GAAP and (H) all guarantees of such Person of any such Indebtedness of any other Person; provided, however, that Indebtedness shall exclude any Indebtedness between the Company and any wholly owned Company Subsidiary or any two wholly owned Company Subsidiaries.

“IRS” means the United States Internal Revenue Service.

“Material Contracts” means the following Contracts to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets is bound:

(a) Contracts that are material within the meaning set forth in Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations;

(b) Contracts with any stockholder, current or former director or officer or Affiliate of the Company or any Subsidiary of the Company;

(c) Contracts for the transfer, sale, license or other disposition of any of the assets of the Company or any Company Subsidiary for consideration in excess of $500,000;

(d) Contracts relating to the incurrence of any Indebtedness, the making of any loans or the guarantee of any Indebtedness of any other Person, in each case, involving amounts in excess of $500,000;

(e) Contracts involving (i) payments to the Company or any Company Subsidiary with respect to which the payments or expenditures are expected to exceed $1,000,000 on an annual basis or (ii) expenditures by the Company or any Company Subsidiary with respect to which the payments or expenditures are expected to exceed $500,000 on an annual basis;

(f) Contracts restricting the Company or any Company Subsidiary from engaging in any material line of business or competing with any Person or in any geographical area;

(g) Contracts containing exclusivity obligations or restrictions or otherwise prohibiting or limiting the freedom or right of the Company or any Company Subsidiary to sell, distribute, manufacture, purchase, obtain or otherwise transaction in respect of any products or services;

(h) Contracts relating to any Company Intellectual Property set forth in Section 3.22(a) of the Company Disclosure Schedule;

(i) Leases; or

(j) Government Contracts.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“Nasdaq” means The NASDAQ Stock Market.

“Parent’s Knowledge” means the actual (and not the constructive or imputed) knowledge of Satish Adige, Christian Lee and Shanti Grandhi.

“Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, an effect, event, development, condition, circumstance, occurrence or change which materially adversely affects the ability of Parent or Merger Sub to perform their respective obligations hereunder or to consummate the Transaction.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, labor union, other entity or group (as defined in Section 13(d) of the Exchange Act).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of whose outstanding voting or equity securities, or any partnership, limited liability company, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by such Person.

“Tax Returns” means all reports, returns, declarations, statements, information reports or returns or other information required to be supplied to a Taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means (i) any and all federal, state, local, foreign and other taxes, levies, imposts, duties and similar charges of any kind (together with any and all interest, penalties, fines, assessments, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, real or personal property, sales, goods and services, use, license, branch, capital stock, capital gains, payroll, employment, social security, unemployment, compensation, utility, severance, production, occupation, premium, net worth, excise, estimated, withholding, ad valorem, stamp, customs duties, transfer, value added or gains taxes and similar charges, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included or being required to be included) in any Tax Return related to such group and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

9.3 Terms Defined Elsewhere.  The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section

Agreement	Preamble
Appraisal Rights	2.3(a)
Assets	3.11(b)
Atlantic Voting Agreement	6.4(b)
Bankruptcy and Equity Exception	3.2(a)
Base Premium	6.5(c)
Book-Entry Shares	2.1(c)
Certificate	2.1(c)
Certificate of Merger	1.2
Closing	1.3
Closing Date	1.3
Closing Option Merger Consideration	2.1(e)
Code	2.2
Common Stock Merger Consideration	Recitals
Company	Preamble

Term	Section

Company Adverse Recommendation Change	6.4(d)
Company Assets	6.2(c)
Company Board	Recitals
Company Common Stock	Recitals
Company Disclosure Schedule	Article III
Company Employee	6.8(b)
Company Equity Incentive Plans	2.1(e)
Company Intellectual Property	3.22(a)
Company Preferred Stock	3.3(a)
Company Recommendation	3.2(b)
Company SEC Reports	3.7(a)
Company Stock Options	2.1(e)
Company Stock Rights	6.19
Company Stockholder Approval	3.17
Company Stockholders’ Meeting	6.1(c)
Company Subsidiaries	3.1(b)
Company Warrants	Recitals
Confidentiality Agreement	6.6(b)
Credit Agreement	6.18
DGCL	Recitals
Dispose	6.2(c)
Dissenting Shares	2.3(a)
Effective Time	1.2
Employee Programs	3.13(a)
Encumbrances	3.4
End Date	8.1(b)(iii)
Environmental Licenses	3.12(b)
ESPP	2.1(g)
Excluded Shares	2.1(b)
Forfeited Stock	2.1(c)
Governmental Entity	3.6
Impairment	6.2(c)
Indemnified Parties	6.5(a)
Indemnified Party	6.5(a)
Intellectual Property	3.22(a)
IP Licenses	3.22(e)
IT Assets	3.22(f)
Law	3.6
Laws	3.6
Leased Real Property	3.11(a)
Leases	3.11(a)
Legal Actions	3.8
Licensed Intellectual Property	3.22(a)
Merger	Recitals

Term	Section

Merger Consideration	2.1(h)
Merger Sub	Preamble
NOLs	3.10(h)
Non-US Company Employees	6.8(b)
No Vote Termination	8.3(b)
Other Filings	6.2(a)
Owned Intellectual Property	3.22(a)
Parent	Preamble
Parent Assets	6.2(c)
Parent Expenses	8.3(a)
Paying Agent	2.1(h)
Paying Agent Agreement	2.1(h)
Payment Fund	2.1(h)
Post-Signing Returns	6.12(a)
Preferred Stock Merger Consideration	Recitals
Principal Stockholders	Recitals
Proxy Statement	6.1(a)
Representatives	6.4(a)
Restricted Stock Consideration	2.1(j)(ii)
Sarbanes-Oxley Act	3.7(a)
Securities Laws	3.7(a)
Series A Preferred Stock	Recitals
Significant Customers	3.23(a)
Significant Vendors	3.23(b)
Special Committee	Recitals
Superior Proposal	6.4(g)
Stock Merger Consideration	Recitals
Surviving Corporation	1.1(a)
Takeover Proposal	6.4(f)
Tax-Qualified Plan	6.20
Tax Sharing Agreements	3.10(d)
Termination Fee	8.3(a)
Transaction	Recitals
UK Subs	3.10(j)
US Company Employees	6.8(b)
Vested Restricted Stock	2.1(c)
Voting Agreements	Recitals
WARN	3.14(c)
Warrant Consideration	2.1(f)
Warrant Holders Agreement	Recitals

9.4 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa, and wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” The term “made available”, when referring to information, documents, projections, forecasts or other material made available to Parent or Merger Sub, means that such information, documents, projections, forecasts or other material has been placed in the data room in connection with the Transaction or otherwise provided to Parent or its Representatives. References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder, except where the reference to Law speaks as of a date certain or references the effect of a change in Law. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Company Subsidiary to take such action. The term “or” is used in the inclusive sense of “and/or”.

9.5 Non-Survival of Representations, Warranties, Covenants and Agreements.  Except for Articles I and II, Section 6.5 and any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, (a) none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and (b) thereafter there shall be no liability on the part of any of Parent, Merger Sub or the Company or any of their respective directors, officers, employees or stockholders in respect thereof. Except as expressly set forth in this Agreement or in any certificate delivered to the Company, Parent or Merger Sub pursuant to the express terms of this Agreement, there are no representations or warranties of any party hereto, express or implied.

9.6 Remedies; Specific Enforcement.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

9.7 Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the Transaction. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certificates in this Section 9.7.

9.8 Assignment.  Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent may assign this Agreement or any of its rights, interests or obligations hereunder to any of its wholly-owned Subsidiaries; provided, however, any such assignment shall not release Parent from any of its obligations hereunder if such assignment is made prior to the Closing. Any purported assignment without such prior written consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

9.9 Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes, together with the Confidentiality Agreement and the Company Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except for the provisions of Section 6.5, which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.10 Severability.  If any provision of this Agreement, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

9.11 Choice of Law/Consent to Jurisdiction.

(a) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(b) Each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transaction, (ii) agrees not to commence any litigation relating thereto except in such courts, (iii) waives any objection to the laying of venue of any such litigation in such courts and (iv) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (A) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (B) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

9.12 Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Time Warner Cable Inc., Avatar Merger Sub Inc. and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Satish Adige
Name:     Satish Adige

Title:	Senior Vice President, Investments

AVATAR MERGER SUB INC.

By:	/s/ Satish Adige
Name: Satish Adige

Title:	Senior Vice President, Investments

NAVISITE, INC.

By:	/s/ James W. Pluntze
Name: James W. Pluntze

Title:	Chief Financial Officer

Annex B

February 1, 2011

Special Committee of the Board of Directors
NaviSite Inc.
400 Minuteman Road
Andover, MA 01810

Members of the Special Committee of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the Shareholders (as defined below) of the outstanding common stock, par value $.01 per share (the “Company Common Stock”) of NaviSite Inc. (the “Company”) of the consideration to be received by such holders in connection with the proposed merger (the “Merger”) of Merger Sub (“Merger Sub”), a wholly owned subsidiary of Time Warner Cable, Inc. (“Parent”), with and into the Company pursuant to the Agreement and Plan of Merger by and among Time Warner Cable, Inc., Merger Sub, and Nitro, Inc. dated as of February 1, 2011 (the “Agreement”). For purposes of this letter, “Shareholders” means the holders of the Company Common Stock other than the Company, Parent or Merger Sub, or any of their wholly owned direct or indirect subsidiaries. Under and subject to the terms of the Agreement, the consideration to be received by the Shareholders is the right to receive $5.50 per share of Company Common Stock in cash (the “Consideration”).

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have, among other things:

1. reviewed the financial terms and conditions as stated in the draft Agreement;

2. reviewed the Company’s annual reports filed on Form 10-K for the fiscal years ended July 31, 2009 and July 31, 2010 and the 10-Q for the fiscal quarter ended October 31, 2010;

3. reviewed certain other publicly available information on the Company;

4. reviewed other Company financial and operating information provided by Company management, including financial forecasts and estimates;

5. reviewed the historical stock price and trading activity for the shares of Company Common Stock;

6. discussed the Company’s operations, historical financial results, and future prospects with members of the senior management team of the Company;

7. discussed with senior management of the Company certain information related to the aforementioned;

8. compared financial and stock market information for the Company with similar information for certain other companies with publicly-traded equity securities;

9. reviewed the financial terms and conditions of certain recent business combinations involving companies in businesses we deemed to be sufficiently similar to those of the Company; and

10. considered such other quantitative and qualitative factors that we deemed to be relevant to our evaluation.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to

Special Committee of the Board of Directors
NaviSite Inc.
February 1, 2011

financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Agreement without waiver of any conditions thereof.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of February 1, 2011 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received in the Merger by the Shareholders. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger. In formulating our opinion, we have considered only what we understand to be the consideration to be paid to the Shareholders as is described above, and we have not considered, and this opinion does not address, any other payments that may be made to Company employees or other Shareholders in connection with the Merger.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Company Common Stock; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets. The delivery of this opinion was approved by our fairness opinion committee.

In arriving at this opinion, Raymond James & Associates, Inc. (“Raymond James”) did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Special Committee in connection with the proposed Merger and will receive a fee for such services, a portion of which fee is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company and Time Warner Cable, Inc. for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Special Committee of the Board of Directors
NaviSite Inc.
February 1, 2011

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Merger and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Merger. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion that, as of February 1, 2011, the Consideration to be received by the Shareholders of the Company pursuant to the Agreement is fair, from a financial point of view, to such holders of the Company’s outstanding Common Stock.

Very truly yours,

RAYMOND JAMES & ASSOCIATES, INC.

Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D-1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 1, 2011 (this “Agreement”), by and among Time Warner Cable Inc., a Delaware corporation (“Parent”), and certain stockholders of NaviSite, Inc., a Delaware corporation (the “Company”), whose names are set forth on the signature pages to this Agreement (each a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

(a) Concurrently with the execution and delivery of this Agreement, Parent, Avatar Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as the same may be amended or modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent.

(b) As a condition and inducement to entering into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, on the terms and conditions contained herein, to enter into this Agreement which sets forth the agreements of Parent and, for so long as the Merger Agreement has not been terminated in accordance with its terms, the Stockholders with respect to, among other things, the voting of shares of common stock, par value $0.01 per share, of the Company (“Common Shares”) and shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (“Preferred Shares” and, collectively with Common Shares, “Company Shares”) owned by the Stockholders in connection with the Merger.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1 General.  Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

1.2 Certain Defined Terms.  For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Covered Shares” means, with respect to any Stockholder, any Company Shares that such Stockholder beneficially owns, holds of record or otherwise has the right to vote, directly or indirectly, together with any Company Shares or other voting securities of the Company acquired by such Stockholder after the date of this Agreement, including by way of (a) a stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or similar transaction, (b) the exercise of any Company Stock Options or (c) the conversion of any Preferred Shares into Common Shares.

‘‘Meeting” means any meeting of the stockholders of the Company, whether annual or special, and including any adjourned or postponed meeting.

‘‘Vote” means (a) voting in person or by proxy in favor of or against any action, approval or agreement, (b) consenting to or withholding consent from any action, approval or agreement (whether or not such consent is in writing) and (c) taking any similar action in favor of or against any action, approval or agreement; and “Voting” shall have the correlative meaning.

1.3 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms defined in the singular shall

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have a comparable meaning when used in the plural and vice versa, and wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder.

ARTICLE II

VOTING

2.1 Agreement to Vote.  Each Stockholder agrees that it shall appear at any Meeting (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of establishing a quorum and, if requested by Parent to cause its Covered Shares to be included in any written consent of stockholders of the Company being sought by the Company. In connection with any such Meeting or written consent, as applicable, each Stockholder further agrees that it shall, and shall cause the record holder of any of its Covered Shares to, Vote all of its Covered Shares:

(a) in favor of adoption of the Merger Agreement and any other action or approval required in furtherance of the Merger;

(b) against any action, approval or agreement that would compete with, impede, interfere with, adversely affect, tend to discourage or inhibit the adoption of the Merger Agreement or the timely consummation of the transactions contemplated by the Merger Agreement;

(c) against any action, approval or agreement that would result in any breach of a representation, warranty, covenant or agreement of the Company under the Merger Agreement;

(d) against any amendment of the Company’s certificate of incorporation or by-laws that is not requested or expressly approved by Parent; and

(e) against any dissolution, liquidation or winding up of the Company;

provided, that if, in response to a Superior Proposal received by the Company Board after the date of this Agreement, the Company Board validly makes a Company Adverse Recommendation Change in accordance with Section 6.4(d)(I) of the Merger Agreement, the number of each Stockholder’s Covered Shares that are subject to this Section 2.1 shall be reduced (on a pro rata basis with each other stockholder of the Company who executed a similar voting agreement in connection with the Merger and the transactions contemplated by the Merger Agreement (the “Other Voting Agreements”)) to the extent necessary in order that the aggregate number of Covered Shares subject to (and required to be Voted in accordance with) this Section 2.1, together with all other Company Shares subject to (and required to be Voted in accordance with) the Other Voting Agreements, represents no more than 32% of the Company Shares (and any other voting securities of the Company) outstanding at the time of such Vote and entitled to so Vote.

2.2 Opposing Proposals.  Each Stockholder shall not, and shall not permit any Person under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14a-l under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) except by virtue of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (e) of Section 2.1 of this Agreement, along with any proposal or action which would, or could reasonably be expected to, compete with, impede, interfere with, adversely affect, tend to discourage or inhibit the adoption of the Merger Agreement or the timely consummation of the transactions contemplated by the Merger Agreement.

2.3 No Ownership Interest.  Except as expressly provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Covered Shares. All rights, ownership and economic benefits of and relating to the

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Covered Shares shall remain vested in and belong to the Stockholders. Except as otherwise provided in this Agreement, Parent shall not have any power or authority to direct any Stockholder in (a) the Voting of any of such Stockholder’s Covered Shares or (b) the performance of such Stockholder’s duties or responsibilities as a stockholder of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

3.1 Power and Authorization.  Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within such Stockholder’s power and authority and have been duly and validly authorized by all necessary action on the part of such Stockholder.

3.2 Enforceability.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

3.3 Governmental Authorizations.  The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than compliance with the applicable requirements, if any, of the Exchange Act.

3.4 Non-Contravention.  The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not:

(a) contravene or conflict with, or result in any violation or breach of, any provisions of the organizational documents of such Stockholder (to the extent that such Stockholder is a business entity);

(b) contravene or conflict with, or result in any violation or breach of, any Laws applicable to such Stockholder or any of its Covered Shares;

(c) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Contract to which such Stockholder is a party or by which it or any of its Covered Shares may be bound;

(d) give rise to aright of termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Contract to which such Stockholder is a party or by which it or any of its Covered Shares may be bound; or

(e) cause the creation or imposition of any Encumbrances on any of its Covered Shares, other than as contemplated by this Agreement.

3.5 Ownership.  As of the date of this Agreement, such Stockholder is the sole Beneficial Owner and record holder of the number of Company Shares and Company Stock Options set forth opposite such Stockholder’s name on Schedule A, which constitute all of the Company Shares and Company Stock Options beneficially owned and/or held of record by such Stockholder. Such Stockholder owns no other rights or interests convertible or exchangeable into or exercisable for any securities of the Company. As used in this Agreement, “Beneficial Owner” means, with respect to any security, any Person who owns, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security, and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and such term shall

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otherwise be interpreted consistently with the correlative term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.

3.6 Voting.  Such Stockholder has the sole power to Vote or direct the Vote of, dispose of and issue instructions with respect to its Covered Shares, and the sole power to agree to all of the matters set forth in this Agreement, with no limitations, qualifications or restrictions on such powers, subject to applicable United States federal securities Laws and this Agreement. Such Stockholder: (a) is not a party to any Contract (including any voting agreement) with respect to any of its Covered Shares; (b) has not deposited any of its Covered Shares into any voting trust; and (c) has not granted any proxy or power of attorney with respect to any of its Covered Shares, in each case inconsistent with such Stockholder’s obligations under this Agreement.

3.7 Title.  Such Stockholder has, and on the Closing Date will have, good and marketable title to all of its Covered Shares, in each case free and clear of any Encumbrances other than as contemplated by this Agreement.

3.8 Brokers and Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder.

ARTICLE IV

OTHER COVENANTS

4.1 No Inconsistent Agreements.  Each Stockholder covenants and agrees that such Stockholder shall not: (a) enter into any Contract (including any voting agreement) with respect to any of its Covered Shares; (b) deposit any of its Covered Shares into any voting trust; or (c) grant any proxy or power of attorney with respect to any of its Covered Shares, in each case inconsistent with such Stockholder’s obligations under this Agreement.

4.2 No Transfers.  Each Stockholder agrees that it shall not directly or indirectly: (a) sell, assign, give, tender, offer, exchange or otherwise transfer any of its Covered Shares; (b) encumber, pledge, hypothecate or otherwise permit (including by omission) the creation or imposition of any Encumbrance on any of its Covered Shares; or (c) enter into any Contract with respect to any of the foregoing, in each case without the prior written consent of Parent.

4.3 No Registrations of Transfers.  Each Stockholder (a) agrees that it shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Covered Shares and (b) consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s Covered Shares, unless such transfer is made in compliance with Section 4.2.

4.4 No Solicitation.  Each Stockholder agrees that it shall not, and shall cause each of its Affiliates and Representatives not to, directly or indirectly, (a) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of encouraging or facilitating, a Takeover Proposal, (c) enter into any letter of intent, Contract or agreement in principle with respect to a Takeover Proposal or (d) approve or recommend any Takeover Proposal or any letter of intent, Contract or agreement in principle with respect to a Takeover Proposal. Each Stockholder agrees that it shall, and shall cause each of its Affiliates and Representatives to, immediately cease any discussions or negotiations with any Person that may be ongoing as of the date of this Agreement with respect to any Takeover Proposal.

4.5 No Groups.  Except for any “group” that has been publicly disclosed prior to the date of this Agreement in a Schedule 13D filed with the SEC, each Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as that term is used in Section 13(d) of the

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Exchange Act) with respect to any Company Shares or other voting securities of the Company for the purpose of opposing or competing with the transactions contemplated by the Merger Agreement.

4.6 No Public Statements.  Each Stockholder agrees that it shall not, and shall cause each of its Affiliates and Representatives not to, issue any press releases or make any public statements with respect to this Agreement, the Merger Agreement or any of the transactions contemplated by the Merger Agreement without the prior written consent of Parent.

4.7 Further Assurances.  From time to time, at Parent’s request and without further consideration, each Stockholder agrees that it shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent to publish and disclose in the Proxy Statement and in any other announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Termination.  This Agreement shall terminate upon the earlier of (a) the Effective Time and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Any such termination shall be without prejudice to any liabilities arising under this Agreement prior to such termination.

5.2 Amendments; Waivers.  This Agreement may not be amended or waived except by an instrument in writing signed (a) by each of the parties to this Agreement in the case of an amendment or (b) by the party against whom the waiver is to be effective in the case of a waiver. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right, power or privilege.

5.3 Notices.  9.1 Notices. All notices and other communications given or made pursuant this Agreement shall be in writing and shall be deemed to have been duly given or made (x) as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or (y) as of the date received if sent by prepaid overnight carrier (providing proof of delivery), in each case of (x) and (y), to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

If to Parent, to:

Time Warner Cable Inc.
60 Columbus Circle
Facsimile: (212)364-8259
Attention: Satish Adige

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York,New York 10019-6064
Facsimile: (212) 757-3990
Attention: Ariel J. Deckelbaum

If to a Stockholder, to such Stockholder’s address or facsimile number set forth on the signature pages to this Agreement

5.4 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder

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shall be assigned by any Stockholder without the prior written consent of Parent. Any purported assignment without such prior written consent shall be void.

5.5 Governing Law.  All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

5.6 Submission to Jurisdiction.  Each of the parties to this Agreement irrevocably and unconditionally (a) consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware (and, in the case of appeals, appropriate appellate courts therefrom) or, in the event that such court does not have subject matter jurisdiction or if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware (and, in the case of appeals, appropriate appellate courts therefrom) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transaction, (b) agrees not to commence any litigation relating thereto except in such courts, (c) waives any objection to the laying of venue of any such litigation in such courts and (d) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (ii) that, to the fullest extent permitted by law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. To the fullest extent permitted by law, service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

5.7 Waiver of Jury Trial.  Each party to this Agreement acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the Transaction. Each party to this Agreement certifies and acknowledges that (a) no representative of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certificates in this Section 5.7.

5.8 Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

5.9 No Third-Party Beneficiaries.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.10 Severability.  If any provision of this Agreement, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

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5.11 Rules of Construction.  The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

5.12 Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

5.13 Specific Performance.  The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

5.14 Shareholder Capacity.  Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Stockholder are made solely with respect to such Stockholder and its Covered Shares. Each Stockholder is entering into this Agreement solely in its capacity as the Beneficial Owner and record owner of its Covered Shares and nothing in this Agreement shall limit or affect any actions taken by any officer or director of the Company (or any Company Subsidiary) solely in his or her capacity as a director or officer of the Company (or any Company Subsidiary), including, without limitation, participating in his or her capacity as a director of the Company in any discussions or negotiations in accordance with Section 6.4 of the Merger Agreement. For the avoidance of doubt, the obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of any obligations, or the actions or omissions, of any other Stockholder. Nothing contained in this Agreement, and no action taken by any Stockholder pursuant to this Agreement, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

5.15 Counterparts; Effectiveness.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission or .pdf copies of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties shall confirm facsimile transmission by signing a duplicate original document.

[Signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement or other authorized person as of the date first written above.

TIME WARNER CABLE INC.

By:	/s/ Satish Adige
Name:     Satish Adige

Title:	Senior Vice President, Investments

[Signature page to Voting Agreement — Atlantic/Becker)

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ATLANTIC INVESTORS, LLC

By:	/s/ Simon J McNally
Simon J McNally
Director for and of
Unicorn Worldwide Holding Limited
Managing Member

Notice

Address:	Bridge House Bridge Street
Isle of Man, Im9 1AX
00 44 1624 829570
SJ McNally
Facsimile:
Attention:

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SCHEDULE A

Name	Company Shares	Company Stock Options

Atlantic Investors LLC	13,841,028

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By:	/s/ Arthur P. Becker
Arthur P. Becker

Notices

Address:	654 Madison Avenue
Suite 1609
New York, NY 10021

Facsimile:
Attention:

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SCHEDULE A

Name	Company Shares	Company Stock Options

Arthur P. Becker	424,390	1,203,125
Madison Technology LLC (indirect)	248,021

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Annex D-2

VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 1, 2011 (this “Agreement”), by and among Time Warner Cable Inc., a Delaware corporation (“Parent”), and certain stockholders of NaviSite, Inc., a Delaware corporation (the “Company”), whose names are set forth on the signature pages to this Agreement (each a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

(a) Concurrently with the execution and delivery of this Agreement, Parent, Avatar Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as the same may be amended or modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent.

(b) As a condition and inducement to entering into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, on the terms and conditions contained herein, to enter into this Agreement which sets forth the agreements of Parent and, for so long as the Merger Agreement has not been terminated in accordance with its terms, the Stockholders with respect to, among other things, the voting of shares of common stock, par value $0.01 per share, of the Company (“Common Shares”) and shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (“Preferred Shares” and, collectively with Common Shares, “Company Shares”) owned by the Stockholders in connection with the Merger.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1 General.  Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

1.2 Certain Defined Terms.  For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Covered Shares” means, with respect to any Stockholder, any Company Shares that such Stockholder beneficially owns, holds of record or otherwise has the right to vote, directly or indirectly, together with any Company Shares or other voting securities of the Company acquired by such Stockholder after the date of this Agreement, including by way of (a) a stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or similar transaction, (b) the exercise of any Company Stock Options or (c) the conversion of any Preferred Shares into Common Shares.

“Meeting” means any meeting of the stockholders of the Company, whether annual or special, and including any adjourned or postponed meeting.

“Permitted Transfer” means a transfer of Covered Shares by a Stockholder to an Affiliate of such Stockholder, provided that, (i) such Affiliate shall remain an Affiliate of such Stockholder at all times following such transfer, and (ii) prior to the effectiveness of such transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the securities subject to such transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such transfer, to the

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same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder.

‘‘Vote” means (a) voting in person or by proxy in favor of or against any action, approval or agreement, (b) consenting to or withholding consent from any action, approval or agreement (whether or not such consent is in writing) and (c) taking any similar action in favor of or against any action, approval or agreement; and “Voting” shall have the correlative meaning.

1.3 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa, and wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder.

ARTICLE II

VOTING

2.1 Agreement to Vote.  Each Stockholder agrees that it shall appear at any Meeting (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of establishing a quorum. In connection with any such Meeting or upon request by Parent to deliver a written consent in respect of the transactions contemplated by the Merger Agreement, as applicable, each Stockholder further agrees that it shall, and shall cause the record holder of any of its Covered Shares to, Vote all of its Covered Shares:

(a) in favor of adoption of the Merger Agreement and any other action or approval required in furtherance of the Merger;

(b) against any action, approval or agreement that would compete with, impede, interfere with, or prevent the adoption of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

(c) against any action, approval or agreement that would result in any of the conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement not being fulfilled or satisfied;

(d) to the extent any such amendment would materially interfere with the consummation of the transactions contemplated by the Merger Agreement, against any amendment of the Company’s certificate of incorporation or by-laws that is not requested or expressly approved by Parent; and

(e) against any dissolution, liquidation or winding up of the Company; provided, that if, in response to a Superior Proposal received by the Company Board after the date of this Agreement, the Company Board validly makes a Company Adverse Recommendation Change in accordance with Section 6.4(d)(1) of the Merger Agreement, the number of each Stockholder’s Covered Shares that are subject to this Section 2.1 shall be reduced (on a pro rata basis with each other stockholder of the Company who executed a similar voting agreement in connection with the Merger and the transactions contemplated by the Merger Agreement (the “Other Voting Agreements’’)) to the extent necessary in order that the aggregate number of Covered Shares subject to (and required to be Voted in accordance with) this Section 2.1, together with all other Company Shares subject to (and required to be Voted in accordance with) the Other Voting Agreements, represents no more than 32% of the Company Shares (and any other voting securities of the Company) outstanding at the time of such Vote and entitled to so Vote.

2.2 Opposing Proposals.  Each Stockholder shall not, and shall not permit any Person under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14a-l under the Exchange Act) with respect to a Takeover Proposal, (b) initiate a stockholders’ vote with respect to a Takeover Proposal or (c) except by virtue of this Agreement, become a member of a “group”

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(as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Takeover Proposal. For purposes of this Agreement, the Company shall be deemed not to be under any Stockholder’s control, and no officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed to be under any Stockholder’s control.

2.3 No Ownership Interest.  Except as expressly provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(l) of the Exchange Act or any other similar provision of applicable law. Except as otherwise provided in this Agreement, Parent shall not have any power or authority to direct any Stockholder in (a) the Voting of any of such Stockholder’s Covered Shares or (b) the performance of such Stockholder’s duties or responsibilities as a stockholder of the Company.

ARTICLE III

STOCKHOLDER REPRESENTATIONS AND WARRANTIES

Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

3.1 Power and Authorization.  Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within such Stockholder’s power and authority and have been duly and validly authorized by all necessary action on the part of such Stockholder.

3.2 Enforceability.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

3.3 Governmental Authorizations.  The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than compliance with the applicable requirements, if any, of the Exchange Act.

3.4 Non-Contravention.  The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not (except as would not impair in any material respect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis):

(a) contravene or conflict with, or result in any violation or breach of, any provisions of the organizational documents of such Stockholder (to the extent that such Stockholder is a business entity);

(b) contravene or conflict with, or result in any violation or breach of, any Laws applicable to such Stockholder or any of its Covered Shares;

(c) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Contract to which such Stockholder is a party or by which it or any of its Covered Shares may be bound;

(d) give rise to a right of termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Contract to which such Stockholder is a party or by which it or any of its Covered Shares may be bound; or

(e) cause the creation or imposition of any Encumbrances on any of its Covered Shares, other than as contemplated by this Agreement.

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3.5 Ownership.  As of the date of this Agreement, such Stockholder is the sole Beneficial Owner and record holder of the number of Company Shares and Company Stock Options set forth opposite such Stockholder’s name on Schedule A, which constitute all of the Company Shares and Company Stock Options beneficially owned and/or held of record by such Stockholder. Such Stockholder owns no other rights or interests convertible or exchangeable into or exercisable for any securities of the Company. As used in this Agreement, “Beneficial Owner” means, with respect to any security, any Person who owns, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security, and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and such term shall otherwise be interpreted consistently with the correlative term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.

3.6 Voting.  Such Stockholder has the sole power to Vote or direct the Vote of, dispose of and issue instructions with respect to its Covered Shares, and the sole power to agree to all of the matters set forth in this Agreement, with no limitations, qualifications or restrictions on such powers, subject to applicable United States federal securities Laws and this Agreement. Such Stockholder: (a) is not a party to any Contract with respect to the voting of the Covered Shares; (b) has not deposited any of its Covered Shares into any voting trust; and (c) has not granted any proxy or power of attorney with respect to any of its Covered Shares, in each case inconsistent with such Stockholder’s obligations under this Agreement.

3.7 Title.  Such Stockholder has, and on the Closing Date will have (except to the extent of any transfer to a Permitted Transfer), good and marketable title to all of its Covered Shares, in each case free and clear of any Encumbrances other than as contemplated by this Agreement,

3.8 Brokers and Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder.

ARTICLE IV

PARENT REPRESENTATIONS AND WARRANTIES

Parent represents and warrants each Stockholder as follows:

4.1 Power and Authorization.  Parent has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within Parent’s power and authority and have been duly and validly authorized by all necessary action on the part of Parent.

4.2 Enforceability.  This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

4.3 Governmental Authorizations.  Except as set forth in Section 4.3 of the Merger Agreement, the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity.

4.4 Non-Contravention.  Except as set forth in Section 4.3 of the Merger Agreement, the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement do not and will not (except as would not impair in any material respect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis):

(a) contravene or conflict with, or result in any violation or breach of, any provisions of the organizational documents of Parent;

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(b) contravene or conflict with, or result in any violation or breach of, any Laws applicable to Parent;

(c) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Contract to which Parent is a party or by which it may be bound; or

(d) give rise to a right of termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Contract to which Parent is a party or by which it may be bound.

ARTICLE V

OTHER COVENANTS

5.1 No Inconsistent Agreements.  Each Stockholder covenants and agrees that such Stockholder shall not: (a) enter into any Contract with respect to the voting of its Covered Shares; (b) deposit any of its Covered Shares into any voting trust; or (c) grant any proxy or power of attorney with respect to any of its Covered Shares, in each case inconsistent with such Stockholder’s obligations under this Agreement.

5.2 No Transfers.  Each Stockholder agrees that it shall not directly or indirectly: (a) sell, assign, give, tender, offer, exchange or otherwise transfer any of its Covered Shares; (b) encumber, pledge, hypothecate or otherwise permit (including by omission) the creation or imposition of any Encumbrance on any of its Covered Shares; or (c) enter into any Contract with respect to any of the foregoing, in each case without the prior written consent of Parent, except in each case pursuant to a Permitted Transfer; provided, however, that no such Permitted Transfer shall relieve any Stockholder of any liability under this Agreement resulting from a breach of this Agreement by such Permitted Transferee.

5.3 No Solicitation.  Each Stockholder agrees that it shall not, and shall cause each of its Affiliates and Representatives not to, directly or indirectly, (a) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of encouraging or facilitating, a Takeover Proposal, (c) enter into any letter of intent, Contract or agreement in principle with respect to a Takeover Proposal or (d) approve or recommend any Takeover Proposal or any letter of intent, Contract or agreement in principle with respect to a Takeover Proposal. Each Stockholder agrees that it shall, and shall cause each of its Affiliates and Representatives to, immediately cease any discussions or negotiations with any Person that may be ongoing as of the date of this Agreement with respect to any Takeover Proposal. For the purposes of this Section 5.3, the Company shall be deemed not to be an Affiliate or Subsidiary of any Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of any Stockholder or any Affiliate thereof.

5.4 No Groups.  Except for any “group” that has been publicly disclosed prior to the date of this Agreement in a Schedule 13D filed with the SEC, each Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) with respect to any Company Shares or other voting securities of the Company for the purpose of opposing or competing with the transactions contemplated by the Merger Agreement.

5.5 No Public Statements.  Each Stockholder agrees that it shall not, and shall cause each of its Affiliates and Representatives not to, issue any press releases or make any public statements with respect to this Agreement, the Merger Agreement or any of the transactions contemplated by the Merger Agreement without the prior written consent of Parent; provided, that nothing in this Section 5.5 shall restrict such Stockholder from communicating with its partners and Affiliates regarding the transactions contemplated by the Merger Agreement after the public announcement thereof.

5.6 Further Assurances.  From time to time, at Parent’s request and without further consideration, each Stockholder agrees that it shall execute and deliver such additional documents and take all such further action as may be necessary to consummate the transactions contemplated by this Agreement. Without limiting the

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foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent to publish and disclose in the Proxy Statement and in any other announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Termination.  This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the date on which the Merger Agreement is terminated in accordance with its terms, (c) the making of any waiver, amendment or other modification of the Merger Agreement that reduces the amount of, or changes the form or type of, consideration to be received by any of the Stockholders in the Merger, (d) 11:59 p.m. eastern time on the first anniversary of the date hereof (unless each Stockholder delivers written notice of its waiver of this provision prior to such time), or (e) the mutual written agreement of the Stockholders and Parent. Notwithstanding the foregoing, the provisions of this ARTICLE VI shall survive any termination of this Agreement without regard to any temporal limitation. Neither the provisions of this Section 6.1 nor the termination of this Agreement shall relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration with respect to a willful breach of this Agreement.

6.2 Amendments; Waivers.  This Agreement may not be amended or waived except by an instrument in writing signed (a) by each of the parties to this Agreement in the case of an amendment or (b) by the party against whom the waiver is to be effective in the case of a waiver. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right, power or privilege.

6.3 Notices.  All notices and other communications given or made pursuant this Agreement shall be in writing and shall be deemed to have been duly given or made (x) as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or (y) as of the date received if sent by prepaid overnight carrier (providing proof of delivery), in each case of (x) and (y), to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

If to Parent, to;

Time Warner Cable Inc.
60 Columbus Circle
New York, NY 10019
Facsimile: (212) 364-8259
Attention: Satish R. Adige

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 757-3990
Attention: Ariel J. Deckelbaum

If to a Stockholder, to such Stockholder’s address or facsimile number set forth on the signature pages to this Agreement

6.4 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of Parent (in the case of an assignment

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by any Stockholder) or each Stockholder (in the case of any assignment by Parent). Any purported assignment without such prior written consent shall be void.

6.5 Governing Law.  All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

6.6 Submission to Jurisdiction.  Each of the parties to this Agreement irrevocably and unconditionally (a) consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware (and, in the case of appeals, appropriate appellate courts therefrom) or, in the event that such court does not have subject matter jurisdiction or if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware (and, in the case of appeals, appropriate appellate courts therefrom) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transaction, (b) agrees not to commence any litigation relating thereto except in such courts, (c) waives any objection to the laying of venue of any such litigation in such courts and (d) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (ii) that, to the fullest extent permitted by law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. To the fullest extent permitted by law, service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

6.7 Waiver of Jury Trial.  Each party to this Agreement acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the Transaction. Each party to this Agreement certifies and acknowledges that (a) no representative of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certificates in this Section 6.7.

6.8 Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

6.9 No Third-Party Beneficiaries.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.10 Severability.  If any provision of this Agreement, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

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6.11 Rules of Construction.  The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

6.12 Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

6.13 Specific Performance.  The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

6.14 Shareholder Capacity.  Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Stockholder are made solely with respect to such Stockholder and its Covered Shares. For the avoidance of doubt, the obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of any obligations, or the actions or omissions, of any other Stockholder. Nothing contained in this Agreement, and no action taken by any Stockholder pursuant to this Agreement, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, members, managers, agents, affiliates, general or limited partners or assignees of the Parent or any Stockholder, or of any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, general or limited partner, affiliate, agent or assignee of any of the foregoing, shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Parent or the Stockholders under this Agreement or of or for any action, suit, arbitration, claim, litigation, investigation, or proceeding based on, in respect of, or by reason of, the transactions contemplated hereby (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise.

6.15 Counterparts; Effectiveness.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission or .pdf copies of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties shall confirm facsimile transmission by signing a duplicate original document.

[Signature pages follow]

D-2-8

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement or other authorized person as of the date first written above.

TIME WARNER CABLE INC.

By:	/s/ Satish Adige
Name:     Satish Adige

Title:	Senior Vice President, Investments

[Signature page to Voting Agreement — GTCR]

D-2-9

netASPx Holdings, Inc.

Notices
c/o GTCR Golder Rauner, L.L.C.
300 N. LaSalle St.
Chicago, IL 60654
Facsimile No.: (312) 382-2201
Attention: General Counsel

By:	/s/ Philip A. Canfield

Name:	Philip A. Canfield

Its:

[Signature Page to Voting Agreement — netASPx Holdings, Inc.]

D-2-10

SCHEDULE A

Name	Company Shares	Company Stock Options

netASPx Holdings, Inc.	3,913,021 shares of Series A Convertible Preferred Stock

D-2-11

Annex E

Warrant Holders Agreement

WARRANT HOLDERS AGREEMENT, dated as of February 1, 2011 (this “Agreement”), by and among NaviSite, Inc., a Delaware corporation (the “Company”) and the warrant holders of the Company whose names are set forth on the signature pages to this Agreement (each a “Warrant Holder” and collectively, the “Warrant Holders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Time Warner Cable Inc., a Delaware corporation (“Parent”), Avatar Merger Sub, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as the same may be amended or modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent.

WHEREAS, each of the Warrant Holders entered into the Warrant Purchase Agreement by and between the Company and the Warrant Holders, dated April 11, 2006 (the “2006 Warrant Purchase Agreement”), pursuant to which the Company issued Warrant No. 1 and Warrant No. 2 to the Warrant Holders which provided that the Warrant Holders may exercise such warrants for an aggregate of 3,514,933 shares of common stock, par value $.01 per shares, of the Company (the “Common Stock”).

WHEREAS, since April 11, 2006, the Warrant Holders have partially exercised Warrant No. 1 and Warrant No. 2 and, upon such partial exercises, the Company cancelled Warrant No. 1 and Warrant No. 2 and issued new warrants of like tenor and date for the balance of the shares of Common Stock issuable thereunder to the Warrant Holders; therefore, as of the date hereof, the Company has issued Warrant No. ID and Warrant No. 2D, each dated as of April 11, 2006 (the “2006 Warrants”), to the Warrant Holders which provide that the Warrant Holders may exercise such 2006 Warrants for an aggregate of 784,928 shares of Common Stock.

WHEREAS, each of the Warrant Holders entered into the Warrant Purchase Agreement between the Company and the Warrant Holders, dated February 13, 2007 (the “2007 Warrant Purchase Agreement” and together with the 2006 Warrant Purchase Agreement, the “Warrant Purchase Agreements”), pursuant to which the Company issued Warrant B-l and Warrant B-2, each dated February 13, 2007 (the “2007 Warrants” and collectively with the 2006 Warrants, the “Company Warrants”) to the Warrant Holders which provide that the Warrant Holders may exercise such Company Warrants for an aggregate of 415,203 shares of Common Stock.

WHEREAS, no portion of the 2007 Warrants has been exercised as of the date hereof and, therefore, as of the date hereof, they remain exercisable for 415,203 shares of Common Stock.

WHEREAS, as a condition and inducement to entering into the Merger Agreement, each of the Company and Parent has requested that the Warrant Holders agree, and the Warrant Holders have agreed, to enter into this Agreement which sets forth the agreements of the Company and the Warrant Holders with respect to the treatment of Company Warrants in connection with the Merger.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1 General.  Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

1.2 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa, and wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder.

ARTICLE II

COMPANY WARRANTS

2.1 No Transfers.  Each Warrant Holder agrees that it shall not directly or indirectly: (a) sell, assign, give, offer, exchange or otherwise transfer any of its Company Warrants; (b) encumber, pledge, hypothecate or otherwise permit (including by omission) the creation or imposition of any Encumbrance on any of its Company Warrants; or (c) enter into any Contract with respect to any of the foregoing, in each case without the prior written consent of the Company.

2.2 Conversion of Company Warrants.  Subject to the limitation set forth in Section 2.4, each of the Company and each Warrant Holder hereby acknowledges, agrees and consents that, to the extent any of such Warrant Holder’s Company Warrants are not exercised prior to the Effective Time, such Warrant Holder’s Company Warrants shall be cancelled and converted at the Effective Time into the right to receive, for each Company Warrant, the excess, if any, of the Common Stock Merger Consideration over the exercise price of such Company Warrant. Each of the Company and each Warrant Holder agrees to execute such documents as are reasonably necessary in connection with such conversion. Notwithstanding the foregoing or anything else contained in this Agreement, nothing in this Agreement shall require such Warrant Holder or any of its Affiliates to exercise any Company Warrants owned by such Warrant Holder or its Affiliates prior to the Effective Time.

2.3 Waiver of Warrant Purchase Agreements and Company Warrants.  Each Warrant Holder hereby agrees and acknowledges that the provisions of Section 4.6 of each Warrant Holder’s Company Warrants shall not apply to the Merger Agreement or the Merger. Each Warrant Holder further agrees and acknowledges that neither the Merger Agreement nor the Merger shall be deemed a violation of Section 5.1 (No Impairment) of such Warrant Holder’s Company Warrants. Each Warrant Holder hereby waives any notice that may otherwise be required in connection with the Merger Agreement or the Merger pursuant to Section 7.1 of such Warrant Holder’s Company Warrants. Each Warrant Holder hereby waives any other provision of the Warrant Purchase Agreements or such Warrant Holder’s Company Warrants to the extent the Warrant Purchase Agreements or the Company Warrants are inconsistent with the provisions hereof.

2.4 Common Stock Merger Consideration Amount.  Notwithstanding anything to the contrary set forth herein, this Agreement, including without limitation Section 2.2 hereof, shall be binding upon the Warrant Holders only to the extent that the Common Stock Merger Consideration is equal to or greater than $4.50.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Warrant Holders.  Each Warrant Holder, severally and not jointly, represents and warrants to the Company as follows:

(a) Power and Authorization.  Such Warrant Holder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Warrant Holder of this Agreement and the consummation by such Warrant Holder of the transactions contemplated hereby are within such Warrant Holder’s power and authority and have been duly and validly authorized by all necessary action on the part of such Warrant Holder.

(b) Enforceability.  This Agreement has been duly executed and delivered by such Warrant Holder and constitutes a legal, valid and binding agreement of such Warrant Holder, enforceable against such Warrant Holder in accordance with its terms.

(c) Governmental Authorizations.  The execution, delivery and performance of this Agreement by such Warrant Holder and the consummation by such Warrant Holder of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than compliance with the applicable requirements, if any, of the Exchange Act.

(d) Non-Contravention.  The execution, delivery and performance of this Agreement by such Warrant Holder and the consummation by such Warrant Holder of the transactions contemplated by this Agreement do not and will not:

(i) contravene or conflict with, or result in any violation or breach of, any provisions of the organizational documents of such Warrant Holder (to the extent that such Warrant Holder is a business entity);

(ii) contravene or conflict with, or result in any violation or breach of, any Laws applicable to such Warrant Holder or its Company Warrants;

(iii) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Contract to which such Warrant Holder is a party or by which it or any of its Company Warrants may be bound;

(iv) give rise to a right of termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Contract to which such Warrant Holder is a party or by which it or any of its Company Warrants may be bound; or

(v) cause the creation or imposition of any Encumbrances on any of its Company Warrants, other than as contemplated by this Agreement.

(e) Ownership.  As of the date of this Agreement, such Warrant Holder is the sole Beneficial Owner and record holder of the number of Company Warrants set forth opposite such Warrant Holder’s name on Schedule A, which constitute all of the Company Warrants owned by such Warrant Holder. Such Warrant Holder owns no other rights or interests convertible or exchangeable into or exercisable for any securities of the Company. As used in this Agreement, “Beneficial Owner” means, with respect to any security, any Person who owns, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security, and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and such term shall otherwise be interpreted consistently with the correlative term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.

(f) Title.  Such Warrant Holder has, and on the Closing Date will have, good and marketable title to all of its Company Warrants, in each case free and clear of any Encumbrances other than as contemplated by this Agreement.

(g) Brokers and Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Warrant Holder.

3.2 Representations and Warranties of the Company.  The Company represents and warrants to each Warrant Holder as follows:

(a) Power and Authorization.  The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s power and authority and have been duly and validly authorized by all necessary action on the part of the Company.

(b) Enforceability.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(c) Governmental Authorizations.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than compliance with the applicable requirements, if any, of the Exchange Act.

(d) Non-Contravention.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not:

(i) contravene or conflict with, or result in any violation or breach of, any provisions of the organizational documents of the Company;

(ii) contravene or conflict with, or result in any violation or breach of, any Laws applicable to the Company or the Company Warrants;

(iii) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Contract to which such the Company is a party or by which it or any of the Company Warrants may be bound;

(iv) give rise to a right of termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Contract to which the Company is a party or by which it or any of the Company Warrants may be bound; or

(v) cause the creation or imposition of any Encumbrances on any of the Company Warrants, other than as contemplated by this Agreement.

ARTICLE IV

OTHER COVENANTS

4.1 No Inconsistent Agreements.  Each Warrant Holder covenants and agrees that such Warrant Holder shall not enter into any Contract with respect to any of its Company Warrants which is inconsistent with such Warrant Holder’s obligations under this Agreement.

4.2 Further Assurances.  From time to time, at the Company’s request and without further consideration, each Warrant Holder agrees that it shall execute and deliver such additional documents and take all such further action as are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Termination.  This Agreement shall terminate upon the earliest of (a) immediately after the Effective Time, (b) the date on which the Merger Agreement is terminated in accordance with its terms, (c) eight months from the date hereof. Any such termination shall be without prejudice to any liabilities arising under this Agreement prior to such termination.

5.2 Amendments; Waivers.  This Agreement may not be amended or waived except by an instrument in writing signed (a) by each of the parties to this Agreement in the case of an amendment or (b) by the party against whom the waiver is to be effective in the case of a waiver. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right, power or privilege.

5.3 Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or (b) as of the date received if sent by prepaid overnight carrier (providing proof of delivery), in each case of (a) and (b), to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

If to the Company, to:

NaviSite, Inc.
400 Minuteman Road
Andover, MA 01810
Facsimile: (978)-946-7803
Attention: Chief Financial Officer

with copies to:

BRL Law Group LLC
425 Boylston Street, Third Floor
Boston, MA 02116
Facsimile: (617) 399-6930
Attention: Thomas B. Rosedale

Time Warner Cable Inc.
60 Columbus Circle
New York, NY 10023
Facsimile: (212) 364-8259
Attention: Satish Adige

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile: (212) 757-3990
Attention: Ariel J. Deckelbaum

If to a Warrant Holder, to such Warrant Holder’s address or
facsimile number set forth on the signature pages to this Agreement

5.4 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Warrant Holder without the prior written consent of the Company. Any purported assignment without such prior written consent shall be void.

5.5 Governing Law.  All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

5.6 Submission to Jurisdiction.  Each of the parties to this Agreement irrevocably and unconditionally (a) consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware (and, in the case of appeals, appropriate appellate courts therefrom) or, in the event that such court does not have subject matter jurisdiction or if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware (and, in the case of appeals, appropriate appellate courts therefrom) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, (b) agrees not to commence any litigation relating thereto except in such courts, (c) waives any objection to the laying of venue of any such litigation in such courts and (d) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (ii) that, to the fullest extent permitted by law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. To the fullest extent permitted by law, service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

5.7 Waiver of Jury Trial.  Each party to this Agreement acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement. Each party to this Agreement certifies and acknowledges that (a) no representative of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers, acknowledgements and certifications in this Section 5.7.

5.8 Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. To the extent there are any inconsistencies between this Agreement and any other agreement relating to the Company Warrants between the Company and any Warrant Holder, the terms of this Agreement shall control.

5.9 No Third-Party Beneficiaries.  Other than Parent, whom each of the parties agrees shall be an express third party beneficiary to this Agreement, with all rights to seek enforcement of this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.10 Severability.  If any provision of this Agreement, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

5.11 Rules of Construction.  The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

5.12 Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

5.13 Specific Performance.  The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

5.14 Expenses.  The Company agrees to pay the reasonable fees and expenses of counsel to the Warrant Holders for the preparation and negotiation of this Agreement. For the avoidance of doubt, this Section 5.14 shall apply irrespective of the termination of this Agreement.

5.15 Warrant Holder Capacity.  Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Warrant Holder are made solely with respect to such Warrant Holder and its Company Warrants. Nothing contained in this Agreement, and no action taken by any Warrant Holder pursuant to this Agreement, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

5.16 Counterparts; Effectiveness.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission or .pdf copies of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties shall confirm facsimile transmission by signing a duplicate original document.

[Signature pages follow]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement or other authorized person as of the date first written above.

NAVISITE, INC.

By:	/s/ James W. Pluntze
Name:     James W. Pluntze

Title:	Chief Financial Officer

Signature page to Warrant Holders Agreement

Name of Warrant Holder:	SPCP GROUP, LLC

By:	/s/ Frederick H. Fogel
Name:     Frederick H. Fogel

Title:	Authorized Signatory

Notices

Address:	Two Greenwich Plaza Greenwich, CT 06830

Facsimile:	creditadmin@silverpointcapital.com
Attention:

Name of Warrant Holder:	SPCP GROUP III, LLC

By:	/s/ Frederick H. Fogel
Name:     Frederick H. Fogel

Title:	Authorized Signatory

Notices

Address:	Two Greenwich Plaza Greenwich, CT 06830

Facsimile:  creditadmin@silverpointcapital.com
Attention:

Signature page to Warrant Holders Agreement

Name	Company Warrants

SPCP GROUP III LLC	300,033
SPCP GROUP LLC	900,098

. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MMMMMMMMM 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) You can submit your proxy by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 ADD 3 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to submit your proxy. ADD 4 ADD 5 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 6 Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on April 19, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com/NAVI • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 + A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of 2. To adjourn the special meeting, if necessary or appropriate, to February 1, 2011, by and among NaviSite, Inc., Time Warner solicit additional proxies if there are insufficient votes at the Cable Inc. and Avatar Merger Sub Inc., as such agreement time of the special meeting to adopt the Merger Agreement. may be amended from time to time (the “Merger Agreement”). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM0 2 B V 1 1 3 0 0 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Dear Stockholder: Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of NaviSite that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of these matters. 3 IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — NAVISITE, INC. 400 MINUTEMAN ROAD ANDOVER, MA 01810 SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS The stockholder signing this proxy card, having received notice of the Special Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) R. Brooks Borcherding and James W. Pluntze, as proxies and attorneys in fact, and each of them singly, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote all shares of common stock or preferred stock, as applicable, of NaviSite, Inc. (“NaviSite”) that such stockholder has the power to vote, with all powers that such stockholder would possess if personally present at the Special Meeting of Stockholders to be held on April 20, 2011 and any adjournments thereof as designated on the reverse side and, in the discretion of such proxies, upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof. None of the following proposals are conditioned upon the approval of any other proposal. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.